Exhibit 99.5

RISK FACTORS

Investing in the securities of Kineta, Inc. (“Kineta”) involves significant risks and uncertainties. Before making an investment decision, you should carefully consider the risks and uncertainties described below, together with any subsequent updates described in Kineta’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Kineta could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to Kineta or that Kineta currently deems immaterial that may adversely affect Kineta.

Summary of the Material Risks Associated with Kineta’s Business

Kineta is subject to various risks associated with its businesses and its industries. These risks include, but are not limited to, the following:

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Kineta has a limited operating history, has incurred net losses since its inception, and anticipates that it will continue to incur significant losses for the foreseeable future. Kineta may never generate any revenue or become profitable or, if Kineta achieves profitability, may not be able to sustain it.

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Kineta will need to obtain substantial additional funding to complete the development and commercialization of its product candidates. If Kineta is unable to raise this capital when needed, Kineta may be forced to delay, reduce or eliminate its product development programs or other operations.

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Kineta has identified a material weakness in its internal control over financial reporting. If Kineta is unable to remedy its material weakness, or if Kineta fails to establish and maintain effective internal controls, Kineta may be unable to produce timely and accurate financial statements, and Kineta may conclude that its internal control over financial reporting is not effective, which could adversely impact Kineta’s investors’ confidence and Kineta’s stock price.

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Kineta’s development efforts are in the early stages. All of Kineta’s product candidates are in clinical development or in preclinical development. If Kineta is unable to advance its product candidates through clinical development, obtain regulatory approval and ultimately commercialize its product candidates, or experience significant delays in doing so, Kineta’s business will be materially harmed.

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Kineta’s immuno-oncology product candidates are based on novel technologies that target the tumor microenvironment, which makes it difficult to predict the results, timing and cost of product candidate development and likelihood of obtaining regulatory approval.

•	Kineta may experience delays or difficulties in the enrollment and/or retention of patients in clinical trials, which could delay or prevent Kineta’s receipt of necessary regulatory approvals.

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The regulatory approval processes of the U.S. Food and Drug Administration (the “FDA”), European Commission (based on recommendation from the European Medicines Agency (the “EMA”)), and comparable foreign authorities are lengthy, time consuming and inherently unpredictable. If Kineta is not able to obtain required regulatory approval for its product candidates, Kineta’s business will be substantially harmed.

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Kineta’s preclinical studies and clinical trials may fail to demonstrate the safety and efficacy of its product candidates, or serious adverse or unacceptable side effects may be identified during the development of Kineta’s product candidates, which could prevent, delay or limit the scope of regulatory approval of its product candidates, limit their commercialization, increase Kineta’s costs or necessitate the abandonment or limitation of the development of some of Kineta’s product candidates.

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Some data for product candidates comes from clinical trials conducted outside the United States, the European Union (the “EU”) and the United Kingdom (the “UK”), and the FDA, EMA or comparable foreign regulatory authorities may not accept data from such trials.

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Kineta anticipates that some of its current product candidates and any future product candidates may be used in combination with third-party drugs or biologics, some of which are still in development, and Kineta has limited or no control over the supply, regulatory status or regulatory approval of such drugs or biologics.

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If Kineta decides to seek Orphan Drug Designation for any of its current or future product candidates, Kineta may be unsuccessful or may be unable to maintain the benefits associated with Orphan Drug Designation, including the potential for supplemental market exclusivity.

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The manufacture of Kineta’s product candidates is complex and Kineta may encounter difficulties in production, particularly with respect to process development or scaling-out of Kineta’s manufacturing capabilities. If Kineta encounters such difficulties, Kineta’s ability to provide supply of its product candidates for clinical trials or its products for patients, if approved, could be delayed or stopped.

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Even if any of Kineta’s product candidates receives marketing approval, it may fail to achieve the degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success.

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Regulatory approval by the FDA, European Commission (based on recommendation from the EMA) or comparable foreign regulatory authorities is limited to those specific indications and conditions for which approval has been granted, and Kineta may be subject to substantial fines, criminal penalties, injunctions or other enforcement actions if Kineta is determined to be promoting the use of its products for unapproved or “off-label” uses or in a manner inconsistent with the approved labeling, resulting in damage to Kineta’s reputation and business.

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Kineta relies on third parties to conduct, supervise and monitor its clinical trials and perform some of its research and preclinical studies. If these third parties do not satisfactorily carry out their contractual duties or fail to meet expected deadlines, Kineta’s development programs may be delayed or subject to increased costs, each of which may have an adverse effect on Kineta’s business and prospects.

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Kineta has already entered into collaborations with third parties for the research, development and commercialization of certain of the product candidates Kineta may develop. Kineta may form or seek additional collaborations or strategic alliances or enter into additional licensing arrangements in the future. If any of these collaborations, strategic alliances or additional licensing arrangements are not successful, Kineta may not be able to capitalize on the market potential of those product candidates.

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Disruptions at the FDA, EMA, the U.S. Securities and Exchange Commission (the “SEC”) and other government agencies and regulatory authorities caused by funding shortages or global health concerns could hinder their ability to hire and retain key leadership and other personnel, prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal governmental functions on which the operation of Kineta’s business may rely, which could negatively impact Kineta’s business.

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Kineta has net operating losses (“NOL”) to be carried forward, which may become devalued if Kineta does not generate sufficient future taxable income, applicable corporate tax rates are reduced or if Kineta experiences an ownership change.

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If Kineta is unable to obtain and maintain sufficient intellectual property protection for its platform technologies and product candidates, or if the scope of the intellectual property protection is not sufficiently broad, Kineta’s competitors could develop and commercialize products similar or identical to Kineta’s, and Kineta’s ability to successfully commercialize its products may be adversely affected.

•	If Kineta’s trademarks and trade names are not adequately protected, then Kineta may not be able to build name recognition in Kineta’s markets of interest and its business may be adversely affected.

•	Kineta will incur significantly increased costs as a result of operating as a public company, and its management will be required to devote substantial time to new compliance initiatives.

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Failure to build Kineta’s finance infrastructure and improve its accounting systems and controls could impair Kineta’s ability to comply with the financial reporting and internal controls requirements for publicly traded companies.

•	The price of Kineta’s common stock may be volatile or may decline regardless of its operating performance.

Risks Related to Kineta’s Limited Operating History, Financial Position and Capital Requirements

Kineta has a limited operating history, has incurred net losses since its inception, and anticipates that it will continue to incur significant losses for the foreseeable future. Kineta may never generate any revenue or become profitable or, if Kineta achieves profitability, may not be able to sustain it.

Kineta is a clinical-stage biotechnology company with a limited operating history that may make it difficult to evaluate the success of Kineta’s business to date and to assess its future viability. Kineta’s operations to date have been limited to organizing and staffing its company, business planning, raising capital, developing and optimizing its technology platform, identifying potential product candidates, undertaking research, preclinical studies and clinical trials for its product candidates, establishing and enhancing its intellectual property portfolio, and providing general and administrative support for these operations. Kineta’s KVA12123, KCP506 and LHF535 programs are in early clinical development, and Kineta’s CD27 program is in preclinical development. None of Kineta’s product candidates have been approved for commercial sale. Kineta has never generated any revenue from product sales and has incurred net losses each year since Kineta commenced operations. For the nine months ended September 30, 2022 and for the years ended December 31, 2021 and 2020, Kineta’s net losses were $16.5 million, $11.8 million and $8.1 million, respectively. Kineta expects that it will be several years, if ever, before it has a product candidate ready for regulatory approval and commercialization. Kineta expects to incur increasing levels of operating losses over the next several years and for the foreseeable future as Kineta advances its product candidates through clinical development. Kineta’s prior losses, combined with expected future losses, have had and will continue to have an adverse effect on Kineta’s stockholders’ deficit and working capital.

To become and remain profitable, Kineta must develop and eventually commercialize a product or products with significant market potential. This will require Kineta to be successful in a range of challenging activities, including completing preclinical studies and clinical trials of its product candidates, obtaining marketing approval for these product candidates, manufacturing, marketing and selling those products for which Kineta may obtain marketing approval and satisfying any post-marketing requirements. Kineta may never succeed in these activities and, even if Kineta succeeds in commercializing one or more of its product candidates, Kineta may never generate revenue that is significant or large enough to achieve profitability. In addition, as a young business, Kineta may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown challenges. If Kineta does achieve profitability, it may not be able to sustain or increase profitability on a quarterly or annual basis and Kineta will continue to incur substantial research and development and other expenditures to develop and market additional product candidates. Kineta’s failure to become and remain profitable would decrease the value of its company and could impair its ability to raise capital, maintain its research and development efforts, expand its business or continue its operations. A decline in the value of the company could also cause Kineta’s stockholders to lose all or part of their investment.

Kineta has incurred recurring net losses and negative cash flows from operations since inception and, as of September 30, 2022, had an accumulated deficit of $104.7 million. The net loss attributable to Kineta was $5.6 million and $16.4 million during the three and nine months ended September 30, 2022. As of September 30, 2022, Kineta had unrestricted cash of $2.8 million. Kineta’s cash as of September 30, 2022, together with cash acquired as a result of the closing of the Merger and the first closing of the Private Placement and the committed proceeds pursuant to the second closing of the Private Placement, will be sufficient to fund operating expenses and capital expenditure requirements for a period of at least one year from the date these condensed consolidated financial statements are filed with the Securities and Exchange Commission. Kineta will need to raise additional capital to support its long-term plans and to complete clinical trials. Kineta intends to raise additional debt and equity financing from its current investors as well as prospective investors and intends to continue to pursue federal grant funding and may receive milestone payments from its license agreements, or other sources. However, there is no guarantee that any of these additional financing or opportunities will be executed or realized on acceptable terms, if at all. Kineta’s ability to raise additional capital through either the issuance of equity or debt is dependent on a number of factors including, but not limited to, Company prospects, which itself is subject to a number of development and business risks and uncertainties, as well as uncertainty about whether Kineta would be able to raise such additional capital at a price or on terms that are acceptable.

If Kineta continues to experience operating losses, and it is not able to generate additional liquidity through a capital raise or other cash infusion, Kineta might need to secure additional sources of funds, which may or may not be available to it. If Kineta is unable to raise additional capital in sufficient amounts or on terms acceptable to it, Kineta may have to significantly delay, scale back or discontinue the development of its product candidates or other research and development initiatives or take initial steps to cease operations.

Kineta’s limited operating history may make it difficult for you to evaluate the success of its business to date and to assess Kineta’s future viability.

Kineta has a limited operating history, and its operations to date have been limited to organizing and staffing the company, business planning, raising capital, conducting discovery and research activities, engaging third parties for initiating manufacturing of drug product and preparing for preclinical toxicology studies, conducting clinical trials, filing patent applications, identifying and obtaining rights to potential product candidates. All of Kineta’s product candidates, except KVA12123, KCP506 and LHF 535, are still in preclinical development. Kineta has not yet demonstrated an ability to successfully obtain marketing licenses, manufacture a commercial scale product directly or through a third party or conduct sales, marketing and distribution activities necessary for successful product commercialization. Consequently, any predictions you make about Kineta’s future success or viability may not be as accurate as they could be if Kineta had a longer operating history or if Kineta had already successfully completed some or all of these types of activities.

In addition, as a clinical-stage biotechnology company, Kineta may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown challenges. Kineta will need to transition at some point from a company with a research and development focus to a company capable of supporting commercial activities and it may not be successful in making that transition.

Kineta expects its financial condition and operating results to continue to fluctuate significantly from quarter to quarter and year to year due to a variety of factors, many of which are beyond Kineta’s control. Accordingly, you should not rely upon the results of any quarterly or annual periods as indications of future operating performance.

Kineta’s ability to generate revenue and achieve profitability depends significantly on its ability to achieve its objectives relating to the discovery, development and commercialization of Kineta’s product candidates.

Kineta relies on its team’s expertise in drug discovery, translational research and patient-driven precision medicine to develop its product candidates. Kineta’s business depends significantly on the success of this engine and the development and commercialization of the product candidates that Kineta discovers with this engine. Kineta has no products approved for commercial sale and does not anticipate generating any revenue from product sales in the near term, if ever. Kineta’s ability to generate revenue and achieve profitability depends significantly on its ability to achieve several objectives, including:

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successful and timely completion of preclinical and clinical development of Kineta’s next generation immunotherapies, other research programs from Kineta’s development platform, and any other future programs;

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establishing and maintaining relationships with contract research organizations (“CROs”) and clinical sites for the clinical development, other research programs from Kineta’s development platform, and any other future programs;

•	timely receipt of marketing approvals from applicable regulatory authorities for any product candidates for which Kineta successfully completes clinical development;

•	transferring Kineta’s manufacturing process to a commercial contract development and manufacturing company, including obtaining finished products that are appropriately packaged for sale;

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establishing and maintaining commercially viable supply and manufacturing relationships with third parties that can provide adequate, in both amount and quality, products and services to support clinical development and meet the market demand for Kineta’s product candidates, if approved;

•	meeting milestones for licensed programs;

•	successful commercial launch following any marketing approval, including the development of a commercial infrastructure, whether in-house or with one or more collaborators;

•	a continued acceptable safety profile following any marketing approval of Kineta’s product candidates;

•	commercial acceptance of Kineta’s product candidates by patients, the medical community and third-party payors;

•	satisfying any required post-marketing approval commitments to applicable regulatory authorities;

•	identifying, assessing and developing new product candidates from Kineta’s development platform;

•	obtaining, maintaining and expanding patent protection, trade secret protection and regulatory exclusivity, both in the United States and internationally;

•	defending against third-party interference or infringement claims, if any;

•	entering into, on favorable terms, any collaboration, licensing or other arrangements that may be necessary or desirable to develop, manufacture or commercialize Kineta’s product candidates;

•	obtaining coverage and adequate reimbursement by third-party payors for Kineta’s product candidates;

•	addressing any competing therapies and technological and market developments; and

•	attracting, hiring and retaining qualified personnel.

Kineta may never be successful in achieving its objectives and, even if it does, may never generate revenue that is significant or large enough to achieve profitability. If Kineta does achieve profitability, it may not be able to sustain or increase profitability on a quarterly or annual basis. Kineta’s failure to become and remain profitable would decrease the value of the company and could impair its ability to maintain or further its research and development efforts, raise additional necessary capital, grow its business and continue its operations.

Kineta will need to obtain substantial additional funding to complete the development and commercialization of its product candidates. If Kineta is unable to raise this capital when needed, Kineta may be forced to delay, reduce or eliminate its product development programs or other operations.

Since its inception, Kineta has used substantial amounts of cash to fund its operations and expects its expenses to increase substantially during the next few years. The development of biopharmaceutical product candidates, especially immuno-oncology product candidates, is capital intensive. As Kineta’s product candidates enter and advance through preclinical studies and clinical trials, Kineta will need substantial additional funds to expand its clinical, regulatory, quality and manufacturing capabilities. In addition, if Kineta obtains marketing approval for any of its product candidates, Kineta expects to incur significant commercialization expenses related to marketing, sales, manufacturing and distribution. Furthermore, Kineta expects to incur additional costs associated with operating as a public company.

As of September 30, 2022, Kineta had $2.8 million in cash. Based upon Kineta’s current operating plan, Kineta estimates that its existing cash of the date of this registration statement, together with the estimated net proceeds from the Merger and the Private Placement, will be sufficient to fund Kineta’s operating expenses and capital expenditure requirements into mid-2024. However, the expected net proceeds from the Merger and the Private Placement may not be sufficient to fund any of Kineta’s product candidates through regulatory approval, and Kineta may need to raise substantial additional capital to complete the development and commercialization of its product candidates.

Kineta has based these estimates on assumptions that may prove to be incorrect or require adjustment as a result of business decisions, and Kineta could utilize its available capital resources sooner than it currently expects. Kineta’s future capital requirements will depend on many factors, some of which are outside of its control, including:

•	the initiation, design, progress, timing, costs and results of drug discovery, preclinical studies and clinical trials of Kineta’s product candidates;

•	the number and characteristics of product candidates that Kineta pursues;

•	the number of clinical trials needed for regulatory approvals from the FDA, the European Commission (based on recommendation from the EMA), and any other regulatory authority;

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the length of Kineta’s clinical trials, including, among other things, as a result of delays in enrollment, difficulties enrolling sufficient subjects or delays or difficulties in clinical trial site initiations;

•	increased costs associated with conducting Kineta’s clinical trials;

•	successfully complete ongoing pre-clinical studies and clinical trials;

•	the outcome, timing and costs of seeking regulatory approvals from the FDA, the European Commission, and any other regulatory authority;

•	the costs of manufacturing Kineta’s product candidates, in particular for clinical trials in preparation for marketing approval and in preparation for commercialization;

•	the costs of any third-party products used in Kineta’s combination clinical trials that are not covered by such third party or other sources;

•	the costs associated with hiring additional personnel and consultants as Kineta’s preclinical, manufacturing and clinical activities increase;

•	the receipt of marketing approval and revenue received from any commercial sales of any of Kineta’s product candidates, if approved;

•	the cost of commercialization activities for any of Kineta’s product candidates, if approved, including marketing, sales and distribution costs;

•	the emergence of competing therapies and other adverse market developments;

•	the ability to establish and maintain strategic collaboration, licensing or other arrangements and the financial terms of such agreements;

•	the extent to which Kineta in-licenses or acquires other products and technologies;

•	the amount and timing of any payments Kineta may be required to make pursuant to its current or future license agreements;

•	the costs involved in preparing, filing, prosecuting, maintaining, expanding, defending and enforcing patent claims, including litigation costs and the outcome of such litigation;

•	Kineta’s need and ability to retain key management and hire scientific, technical, business, and medical personnel;

•	Kineta’s implementation of additional internal systems and infrastructure, including operational, financial and management information systems;

•	Kineta’s costs associated with expanding its facilities or building out its laboratory space;

•	the effects of the disruptions to and volatility in the credit and financial markets in the United States and worldwide from the COVID-19 pandemic and the conflict between Russia and Ukraine; and

•	the costs of operating as a public company.

Kineta will require additional capital to achieve its business objectives. Additional funds may not be available on a timely basis, on favorable terms, or at all, and such funds, if raised, may not be sufficient to enable Kineta to continue to implement its long-term business strategy. Further, Kineta’s ability to raise additional capital may be adversely impacted by potential worsening global economic conditions and the disruptions to and volatility in the credit and financial markets in the United States and worldwide resulting from the ongoing COVID-19 pandemic. If Kineta is unable to raise sufficient additional capital, Kineta could be forced to curtail its planned operations and the pursuit of its growth strategy.

Raising additional capital may cause dilution to Kineta’s stockholders, restrict its operations or require Kineta to relinquish rights to its technologies or product candidates.

Until such time, if ever, as Kineta can generate substantial product revenue, Kineta expects to finance its operations through equity offerings, debt financings or other capital sources, including potentially grants, collaborations, licenses or other similar arrangements. To the extent that Kineta raises additional capital through the sale of equity or convertible debt securities, Kineta’s stockholders’ ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of holders of Kineta’s common stock. Additional debt financing, if available, may involve agreements that include covenants further limiting or restricting Kineta’s ability to take specific actions, such as further limitations on Kineta’s ability to incur additional debt, make capital expenditures or declare dividends.

If Kineta raises funds through collaborations or licensing arrangements with third parties, Kineta may have to relinquish valuable rights to its technologies, future revenue streams, research programs or product candidates or grant licenses on terms that may not be favorable to Kineta. If Kineta is unable to raise additional funds when needed, Kineta may be required to delay, limit, reduce or terminate its product development or future commercialization efforts or grant rights to develop and market product candidates that Kineta would otherwise prefer to develop and market itself.

Kineta has identified a material weakness in its internal control over financial reporting. If Kineta is unable to remedy its material weakness, or if Kineta fails to establish and maintain effective internal controls, Kineta may be unable to produce timely and accurate financial statements, and Kineta may conclude that its internal control over financial reporting is not effective, which could adversely impact Kineta’s investors’ confidence and Kineta’s stock price.

Prior to completion of the Merger, Kineta was a private company and had limited accounting and financial reporting personnel and other resources with which to address its internal controls and related procedures. In connection with the audit of Kineta’s financial statements for the years ended December 31, 2021 and 2020, Kineta and its independent registered public accounting firm identified a material weakness in Kineta’s internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and by the Public Company Accounting Oversight Board (United States), such that there is a reasonable possibility that a material misstatement of Kineta’s annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses relate to segregation of duties in finance and internal technical resources for complex transactions.

Kineta is in the process of implementing measures designed to improve its internal control over financial reporting to remediate this material weakness. For example, Kineta began to address the material weaknesses by implementing certain Sarbanes-Oxley controls during the first half of 2022. In October 2022, Kineta hired a Chief Financial Officer to enhance internal controls and address the material weaknesses and other control deficiencies identified during the audit of the financial statements. Kineta also plans to design and implement improved processes and internal controls, including ongoing senior management review and audit committee oversight. Additionally, Kineta plans to further develop and implement formal policies, processes and documentation procedures relating to its financial reporting, including the oversight of third-party service providers. The actions that Kineta is taking are subject to ongoing executive management review and will also be subject to audit committee oversight. Kineta expects to incur additional costs to remediate this material weakness. Kineta cannot assure you that the measures it has taken to date, together with any measures it may take in the future, will be sufficient to remediate the control deficiency that led to the material weakness in Kineta’s internal control over financial reporting or to avoid potential future material weaknesses. In addition, prior to the Merger, neither Kineta’s management nor an independent registered public accounting firm had ever performed an evaluation of Kineta’s internal control over financial reporting in accordance with the provisions of the Sarbanes-Oxley Act because no such evaluation had been required. Had Kineta or its independent registered public accounting firm performed an evaluation of Kineta’s internal control over financial reporting in accordance with the provisions of the Sarbanes-Oxley Act, additional material weaknesses may have been identified. If Kineta is unable to successfully remediate its existing or any future material weakness in Kineta’s internal control over financial reporting, or if Kineta identifies any additional material weakness, the accuracy and timing of Kineta’s financial reporting may be adversely affected, Kineta may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in Kineta’s financial reporting, and Kineta’s stock price may decline as a result. Kineta also could become subject to investigations by The Nasdaq Stock Market, LLC (“Nasdaq”), the SEC, or other regulatory authorities.

Risks Related to the Discovery, Development and Regulatory Approval of Kineta’s Product Candidates

Kineta’s development efforts are in the early stages. All of Kineta’s product candidates are in clinical development or in preclinical development. If Kineta is unable to advance its product candidates through clinical development, obtain regulatory approval and ultimately commercialize its product candidates, or experience significant delays in doing so, Kineta’s business will be materially harmed.

There is no assurance that clinical trials of Kineta’s product candidates, or any other future clinical trials of Kineta’s product candidates, will be successful or will generate positive clinical data and Kineta may not receive marketing approval from the FDA, European Commission, or other regulatory authorities for any of its product candidates. Kineta has limited experience submitting Investigational New Drug Applications (the “INDs”) to the FDA. KVA12123, KCP506 and LHF535 are in clinical development. There can be no assurance that the FDA will permit any of Kineta’s future INDs, including any IND for CD27, to go into effect in a timely manner or at all. Without an IND for a product candidate, Kineta will not be permitted to conduct clinical trials in the United States of such product candidate.

Biopharmaceutical development is a difficult, long, time-consuming, expensive and uncertain process, and delay or failure can occur at any stage of any of Kineta’s clinical trials. Failure to obtain regulatory approval for Kineta’s product candidates will prevent it from commercializing and marketing its product candidates. The success in the development of Kineta’s product candidates will depend on many factors, including:

•	timely and successful completion of preclinical studies;

•	sufficiency of Kineta’s financial and other resources to complete the necessary preclinical studies and clinical trials;

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obtaining and maintaining patent, trademark and trade secret protection and regulator exclusivity for Kineta’s product candidates and otherwise protecting its rights in its intellectual property portfolio;

•	submission of INDs and Clinical Trial Applications for and receipt of allowance to proceed with Kineta’s planned clinical trials or other future clinical trials;

•	initiating, enrolling, and successfully completing clinical trials;

•	obtaining positive results from Kineta’s preclinical studies and clinical trials that support a demonstration of efficacy, safety, and durability of effect for its product candidates;

•	receiving approvals for commercialization of Kineta’s product candidates from applicable regulatory authorities;

•	the outcome, timing and cost of meeting regulatory requirements established by the FDA, European Commission (based on recommendation from the EMA), and other regulatory authorities;

•	establishing sales, marketing and distribution capabilities and successfully launching commercial sales of Kineta’s products, if and when approved, whether alone or in collaboration with others;

•	maintaining a continued acceptable safety, tolerability and efficacy profile of any approved products;

•	setting acceptable prices for Kineta’s product and obtaining coverage and adequate reimbursement from third-party payors;

•	acceptance of Kineta’s products, if and when approved, by patients, the medical community and third-party payors; manufacturing Kineta’s product candidates at an acceptable cost; and

•	maintaining and growing an organization of scientists, medical and clinical professionals and business people who can develop and commercialize Kineta’s products and technology.

Many of these factors are beyond Kineta’s control, including the time needed to adequately complete clinical testing, the regulatory submission process and potential threats to Kineta’s intellectual property rights. It is possible that none of Kineta’s product candidates will ever obtain regulatory approval, even if Kineta expends substantial time and resources seeking such approval. If Kineta does not achieve one or more of these factors in a timely manner or at all, or any other factors impacting the successful development of biopharmaceutical products, Kineta could experience significant delays or an inability to successfully develop its product candidates, which would materially harm Kineta’s business.

The results of preclinical studies and early clinical trials are not always predictive of future results. Any product candidate that Kineta advances in clinical trials may not achieve favorable results in later clinical trials, if any, or receive marketing approval.

The research and development of drugs and biological products is extremely risky. Only a small percentage of product candidates that enter the development process ever receive marketing approval. Before obtaining marketing approval from regulatory authorities for the sale of Kineta’s product candidates, Kineta must conduct extensive clinical trials to demonstrate the safety and efficacy of the product candidates in humans. The outcome of clinical testing is uncertain. Kineta may face unforeseen challenges in its product candidate development strategy, and Kineta can provide no assurances that it will ultimately be successful in its current and future clinical trials or that Kineta’s product candidates will be able to receive regulatory approval. The results of preclinical studies and early clinical trials of Kineta’s product candidates may not be predictive of the results of later-stage clinical trials. For example, it is not uncommon for product candidates to exhibit unforeseen safety or efficacy issues when tested in humans despite promising results in preclinical animal models. Future results of preclinical and clinical testing of Kineta’s product candidates are also less certain due to the novel and relatively untested nature of the approach of Kineta’s development platform. In general, clinical trial failure may result from a multitude of factors including flaws in study design, dose selection, patient enrollment criteria and failure to demonstrate favorable safety or efficacy traits. As such, failure in clinical trials can occur at any stage of testing. A number of companies in the biopharmaceutical industry, including immuno-oncology companies, have suffered setbacks in the advancement of clinical trials due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier trials.

Interim, “topline,” and preliminary data from Kineta’s clinical trials that are announced or published from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

From time to time, Kineta may publicly disclose preliminary or topline data from its clinical trials, which are based on a preliminary analysis of then-available data, and the results and related findings and conclusions are subject to change following a more comprehensive review of the data related to the particular trial. Kineta also makes assumptions, estimations, calculations and conclusions as part of its analyses of data, and Kineta may not have received or had the opportunity to fully evaluate all data. As a result, the topline or preliminary results that Kineta reports may differ from future results of the same studies, or different conclusions or considerations may qualify such results, once additional data has been received and fully evaluated. Topline data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data Kineta previously published. As a result, topline data should be viewed with caution until the final data are available. From time to time, Kineta may also disclose interim data from its clinical trials. Interim data from clinical trials that Kineta may complete is subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available or as patients from Kineta’s clinical trials continue other treatments for their disease. Adverse differences between preliminary or interim data and final data could significantly harm Kineta’s business prospects.

In addition, the information Kineta chooses to publicly disclose regarding a particular clinical trial is based on what is typically extensive information, and you or others may not agree with what Kineta determines is material or otherwise appropriate information to include in its disclosure.

If the interim, topline, or preliminary data that Kineta reports differs from actual or final results, or if others, including regulatory authorities, disagree with the conclusions reached, Kineta’s ability to obtain approval for, and commercialize, its product candidates may be harmed, which could harm Kineta’s business, operating results, prospects or financial condition.

Kineta’s immuno-oncology product candidates are based on novel technologies that target the tumor microenvironment, which makes it difficult to predict the results, timing and cost of product candidate development and likelihood of obtaining regulatory approval.

Kineta has concentrated its research and development efforts on immuno-oncology product candidates using its development platform, and Kineta’s future success depends on the successful development of this approach. Kineta’s product candidates target the tumor microenvironment which is highly immunosuppressive. Kineta has not yet succeeded and may not succeed in demonstrating efficacy and safety for any product candidates based on its platform technologies in clinical trials or in obtaining marketing approval thereafter, and use of Kineta’s platform technologies may not ever result in marketable products. Kineta may also experience delays in developing a sustainable, reproducible and scalable manufacturing process or transferring that process to commercial partners or establishing its own commercial manufacturing capabilities, which may prevent Kineta from completing its clinical trials or commercializing any products on a timely or profitable basis, if at all.

In addition, the clinical trial requirements of the FDA and other regulatory authorities and the criteria these regulators use to determine the safety and efficacy of a product candidate vary substantially according to the type, complexity, novelty and intended use and market of the potential products. The regulatory approval process for novel product candidates such as Kineta’s can be less predictable, more expensive and longer than for other, better known or extensively studied pharmaceutical or other product candidates.

There is no assurance that the approaches offered by Kineta’s products will gain broad acceptance among doctors or patients or that governmental agencies or third-party medical insurers will be willing to provide reimbursement coverage for proposed product candidates. Since Kineta’s current product candidates and any future product candidates will represent novel approaches to treating various conditions, it may be difficult, in any event, to accurately estimate the potential revenues from these product candidates. Accordingly, Kineta may spend significant capital trying to obtain approval for product candidates that have an uncertain commercial market. The market for any products that Kineta successfully develops will also depend on the cost of the product. Kineta does not yet have sufficient information to reliably estimate what it will cost to commercially manufacture its current product candidates, and the actual cost to manufacture these products could materially and adversely affect the commercial viability of these products. If Kineta does not successfully develop and commercialize products based upon its approach or find suitable and economical sources for materials used in the production of its products, Kineta will not become profitable, which would materially and adversely affect the value of Kineta’s common stock.

The immuno-oncology industry is also rapidly developing, and Kineta’s competitors may introduce new technologies improving the immune response to cancer that render Kineta’s technologies obsolete or less attractive. New technology could emerge at any point in the development cycle of Kineta’s product candidates.

Kineta has initiated or plans to initiate clinical trials with immuno-oncology products, KVA12123 and CD27. If these product candidates do not show any functionality in the tumor microenvironment, Kineta’s development plans, financial position, results of operations and prospects may be materially adversely affected.

While Kineta plans to develop product candidates for use in solid tumors, including KVA12123 and CD27, Kineta’s immuno-oncology product candidates may not show any functionality in the tumor microenvironment. The cellular environment in which solid tumor cells thrive is generally hostile to T cells due to factors such as the presence of immunosuppressive cells, humoral factors and limited access to nutrients. Kineta’s product candidates may not be able to access the solid tumor, and even if they do, they may not be able to exert anti-tumor effects in a hostile tumor microenvironment. In addition, the safety profile of Kineta’s product candidates may differ in a solid tumor setting. As a result, Kineta’s product candidates may not demonstrate efficacy in solid tumors. If Kineta is unable to make its immuno-oncology product candidates function in tumors, Kineta’s development plans, financial position, results of operations and prospects may be materially adversely affected.

Kineta has initiated clinical trials with KVA12123, KCP506 and LHF535. If these product candidates do not show any functionality in cancer, chronic pain or anti-viral applications, Kineta’s development plans, financial position, results of operations and prospects may be materially adversely affected. If Kineta’s drugs fail to demonstrate clinically relevant activity in patients, Kineta’s development plans, financial position, results of operations and prospects may be materially adversely affected.

Kineta has entered into an Exclusive Option and License Agreement with Genentech, Inc. (“Genentech”) for KCP506. Genentech may terminate the agreement or elect not to exercise their option in which case Kineta may not have adequate funding to continue the development of this program. LHF535 is used in the treatment of Arenaviruses, which are very rare in developed markets. Adequate investment may not be available to advance this program, and if the drug does obtain regulatory approval, it may be difficult to find payors willing to pay for this drug.

Kineta may experience delays or difficulties in the enrollment and/or retention of patients in clinical trials, which could delay or prevent Kineta’s receipt of necessary regulatory approvals.

Successful and timely completion of clinical trials will require that Kineta enrolls a sufficient number of patients. Patient enrollment, which is an important factor in the timing of clinical trials, is affected by many factors, including the size and nature of the patient population and competition for patients eligible for Kineta’s clinical trials with competitors which may have ongoing clinical trials for product candidates that are under development to treat the same indications as one or more of Kineta’s product candidates, or approved products for the conditions for which Kineta is developing its product candidates.

Trials may be subject to delays as a result of patient enrollment taking longer than anticipated or patient withdrawal. Kineta may not be able to initiate or continue clinical trials for its product candidates if Kineta is unable to locate and enroll a sufficient number of eligible patients to participate in these trials as required by the FDA, EMA or comparable foreign regulatory authorities. Kineta cannot predict how successful it will be at enrolling subjects in future clinical trials. Subject enrollment is affected by other factors including:

•	the severity and difficulty of diagnosing the disease under investigation;

•	the eligibility and exclusion criteria for the trial in question;

•	the size of the patient population and process for identifying patients;

•	Kineta’s ability to recruit clinical trial investigators with the appropriate competencies and experience;

•	the design of the trial protocol;

•	the perceived risks and benefits of the product candidate in the trial;

•	the availability of competing commercially available therapies and other competing therapeutic candidates’ clinical trials for the disease or condition under investigation;

•	the willingness of patients to be enrolled in Kineta’s clinical trials;

•	the efforts to facilitate timely enrollment in clinical trials;

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potential disruptions caused by the COVID-19 pandemic, including difficulties in initiating clinical sites, enrolling and retaining participants, diversion of healthcare resources away from clinical trials, travel or quarantine policies that may be implemented, and other factors;

•	the patient referral practices of physicians;

•	the ability to monitor patients adequately during and after treatment; and

•	the proximity and availability of clinical trial sites for prospective patients.

Kineta’s inability to enroll a sufficient number of patients for clinical trials would result in significant delays and could require Kineta to abandon one or more clinical trials altogether. Enrollment delays in these clinical trials may result in increased development costs for Kineta’s product candidates, which would cause the value of the company to decline and limit Kineta’s ability to obtain additional financing. Furthermore, Kineta expects to rely on Clinical Research Organizations (CROs) and clinical trial sites to ensure the proper and timely conduct of its clinical trials and Kineta will have limited influence over their performance.

Kineta may not be able to submit INDs to commence additional clinical trials on the timelines Kineta expects and, even if Kineta is able to, the FDA may not permit Kineta to proceed.

Kineta plans to submit an IND for CD27 in the first half of 2024, but Kineta may not be able to submit this planned IND on the timeline it expects. For example, Kineta may experience manufacturing delays or other delays with IND-enabling studies. Moreover, Kineta cannot be sure that submission of an IND will result in the FDA allowing it to commence clinical trials or that, once begun, issues will not arise that lead to the suspension or termination of Kineta’s clinical trials. Additionally, even if the applicable regulatory authorities agree with the design and implementation of the clinical trials set forth in Kineta’s INDs, Kineta cannot guarantee that those regulatory authorities will not change their requirements in the future, or that circumstances will not arise under which FDA or other regulatory authorities may place Kineta’s clinical trials on partial or full clinical hold. These considerations apply to the INDs described above and also to new clinical trials Kineta may submit as amendments to existing INDs or as part of new INDs in the future. Any failure to submit INDs on the timelines Kineta expects or to obtain authorization to proceed with its trials may prevent Kineta from completing its clinical trials or commercializing its products on a timely basis, if at all.

The regulatory approval processes of the FDA, European Commission (based on recommendation from the EMA), and comparable foreign authorities are lengthy, time consuming and inherently unpredictable. If Kineta is not able to obtain required regulatory approval for its product candidates, Kineta’s business will be substantially harmed.

The time required to obtain approval or other marketing authorizations by the FDA, European Commission (based on recommendation from the EMA) and comparable foreign regulatory authorities is unpredictable, and it typically takes many years following the commencement of clinical trials and depends upon numerous factors, including the substantial discretion of the regulatory authorities. In addition, approval policies, regulations and the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions. Kineta has not obtained regulatory approval for any product candidate, and it is possible that Kineta may never obtain regulatory approval for any product candidates it may seek to develop in the future. Neither Kineta nor any current or future collaborator is permitted to market any drug product candidates in the United States until Kineta receives regulatory approval of a biologics license application (“BLA”) or an NDA from the FDA, and Kineta cannot market it in the EU until Kineta receives a marketing authorization approval from the European Commission (based on recommendation from the EMA), or in the UK until Kineta receives regulatory approval from the Medicines and Healthcare products Regulatory Agency or other required regulatory approval in other countries. To date, Kineta has had only limited discussions with the FDA and European Commission (based on recommendation from the EMA) regarding clinical development programs or regulatory approval for any product candidate within the United States and EU, respectively. In addition, Kineta has had no discussions with other comparable foreign authorities regarding clinical development programs or regulatory approval for any product candidate outside of those jurisdictions.

Prior to obtaining approval to commercialize any drug product candidate in the United States or abroad, Kineta must demonstrate with evidence from well-controlled clinical trials, and to the satisfaction of the FDA, European Commission (based on recommendation from the EMA) or other foreign regulatory authorities, that such product candidates are safe and effective for their intended uses. Results from preclinical studies and clinical trials can be interpreted in different ways. Even if Kineta believes the preclinical or clinical data for its product candidates are promising, such data may not be sufficient to support approval by the FDA, the European Commission (based on recommendation of the EMA) and other comparable foreign regulatory authorities. The FDA or European Commission (based on recommendation from the EMA) may also require Kineta to conduct additional preclinical studies or clinical trials for its product candidates either prior to or after approval, or it may object to elements of Kineta’s clinical development programs.

Kineta’s product candidates could fail to receive regulatory approval for many reasons, including the following:

•	the FDA, EMA or comparable foreign regulatory authorities may disagree with the design or implementation of Kineta’s clinical trials, or with Kineta’s interpretation of clinical trial results;

•	Kineta may be unable to demonstrate to the satisfaction of the FDA, EMA, or comparable foreign regulatory authorities that a product candidate is safe and effective for its proposed indication;

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the results of clinical trials may not meet the level of statistical significance required by the FDA, European Commission (based on recommendation from the EMA) or comparable foreign regulatory authorities for approval;

•	Kineta may be unable to demonstrate that a product candidate’s clinical and other benefits outweigh its safety risks;

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the FDA, European Commission (based on recommendation from the EMA) or comparable foreign regulatory authorities may fail to approve the manufacturing processes or facilities of third-party manufacturers with which Kineta contracts for clinical and commercial supplies; and

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the approval policies or regulations of the FDA, European Commission (based on recommendation from the EMA) or comparable foreign authorities may significantly change in a manner rendering Kineta’s clinical data insufficient for approval.

Of the large number of products in development, only a small percentage successfully complete the FDA, European Commission (based on recommendation from the EMA) or comparable foreign regulatory approval processes and are commercialized. The lengthy approval and marketing authorization process as well as the unpredictability of future clinical trial results may result in Kineta’s failure to obtain regulatory approval and marketing authorization to market its product candidates, which would significantly harm Kineta’s business, financial condition, results of operations and prospects.

Kineta has invested a significant portion of its time and financial resources in the development of its clinical and preclinical product candidates. Kineta’s business is dependent on its ability (or its partners’ or licensees’ ability) to successfully complete preclinical and clinical development of, obtain regulatory approval for, and, if approved, successfully commercialize KCP506, LHF535, KVA12123, CD27 and any future product candidates in a timely manner.

Even if Kineta (or its partners or licensees) eventually complete clinical testing and receive approval of an NDA or a BLA or other comparable foreign marketing application for KCP506, LHF535, KVA12123, CD27 or any future product candidates, the FDA, European Commission (based on recommendation from the EMA) or other comparable foreign regulatory authorities may grant approval or other marketing authorization contingent on the performance of costly additional clinical trials, including post-marketing clinical trials. The FDA, European Commission (based on recommendation from the EMA) or other comparable foreign regulatory authorities may also approve or authorize for marketing a product candidate for a more limited indication or patient population than Kineta originally requests, and the FDA, European Commission (based on recommendation from the EMA) or other comparable foreign regulatory authorities may not approve or authorize the labeling that Kineta believes is necessary or desirable for the successful commercialization of a product candidate. Any delay in obtaining, or inability to obtain, applicable regulatory approval or other marketing authorization would delay or prevent commercialization of that product candidate and would materially adversely impact Kineta’s business and prospects.

In addition, the FDA, European Commission (based on recommendation from the EMA) or other comparable foreign regulatory authorities and regulatory review committees described above may change their policies, issue additional regulations or revise existing regulations, or take other actions, which may prevent or delay approval of Kineta’s future products under development on a timely basis. Such policy or regulatory changes could impose additional requirements upon Kineta that could delay its ability to obtain approvals, increase the costs of compliance or restrict Kineta’s ability to maintain any marketing authorizations it may have obtained.

Kineta’s preclinical studies and clinical trials may fail to demonstrate the safety and efficacy of its product candidates, or serious adverse or unacceptable side effects may be identified during the development of Kineta’s product candidates, which could prevent, delay or limit the scope of regulatory approval of its product candidates, limit their commercialization, increase Kineta’s costs or necessitate the abandonment or limitation of the development of some of Kineta’s product candidates.

To obtain the requisite regulatory approvals for the commercial sale of Kineta’s product candidates, Kineta must demonstrate through lengthy, complex and expensive preclinical testing and clinical trials that its product candidates are safe and effective for use in each target indication. These trials are expensive and time consuming, and their outcomes are inherently uncertain. Failures can occur at any time during the development process. Preclinical studies and clinical trials often fail to demonstrate safety or efficacy of the product candidate studied for the target indication, and most product candidates that begin clinical trials are never approved.

Kineta may fail to demonstrate with evidence from adequate and well-controlled trials, and to the satisfaction of the FDA, European Commission (based on recommendation from the EMA) or comparable foreign regulatory authorities, that its product candidates are safe and effective for their intended uses.

Possible adverse reactions and adverse side effects that could occur with immuno-oncology treatments can be severe, for example, cytokine response syndrome (CRS). Depending on an evaluation of the available data, Kineta may decide or be required to perform additional preclinical studies or to halt or delay further clinical development of its product candidates or to limit their development to more narrow uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe, or more acceptable from a risk-benefit perspective, which may limit the commercial expectations for the product candidate, if approved.

Kineta’s clinical trials could also be suspended or terminated and the FDA, EMA, or comparable foreign regulatory authorities could order Kineta to cease further development of, or deny approval of, its product candidates for any or all targeted indications. Even if this does not occur, reports of serious reactions could affect patient recruitment or the ability of enrolled patients to complete the trial. Moreover, if Kineta elects, or is required, to not initiate, delay, suspend or terminate any future clinical trial of any of Kineta’s product candidates, the commercial prospects of such product candidates may be harmed, and Kineta’s ability to generate product revenues from any of these product candidates may be delayed or eliminated. Any of these occurrences may harm Kineta’s ability to develop other product candidates, and may harm Kineta’s business, financial condition and prospects significantly.

If Kineta’s product candidates are associated with side effects in clinical trials or have characteristics that are unexpected, Kineta may need to abandon their development or limit development to more narrow uses in which the side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective. The FDA, EMA, an institutional review board (“IRB”) or ethics committee (“EC”), which are local institutional boards or committees, as applicable, that review, approve and oversee basic and clinical research conducted as the institution participating in the clinical trial, or comparable foreign regulatory authorities, may also require that Kineta suspend, discontinue, or limit its clinical trials based on safety information, or that Kineta conducts additional animal or human studies regarding the safety and efficacy of its product candidates which Kineta has not planned or anticipated. Such findings could further result in regulatory authorities failing to provide marketing authorization for Kineta’s product candidates or limiting the scope of the approved indication, if approved. Many product candidates that initially showed promise in early-stage testing have later been found to cause side effects that prevented further development of the product candidate.

Preclinical development is uncertain. Kineta’s preclinical programs may experience delays or may never advance to clinical trials, which would adversely affect Kineta’s ability to obtain regulatory approvals or commercialize these programs on a timely basis or at all, which would have an adverse effect on Kineta’s business.

In the third quarter of 2020, the requisite authorities in the Netherlands authorized Kineta to initiate an initial clinical trial in healthy volunteers to demonstrate safety and tolerability of KCP506. The FDA has requested additional pre-clinical data related to Kineta’s IND for LHF535. Kineta completed the Phase 1 trial in healthy volunteers in Australia. In the fourth quarter of 2022, Kineta was authorized by the FDA to begin a clinical trial of KVA12123 in the United States. All of Kineta’s product candidates, including KVA12123, KCP506 and LHF535, are still in the preclinical or early clinical stage, and their risk of failure is high. Before Kineta can commence clinical trials for a product candidate, it must complete extensive preclinical testing and studies that support Kineta’s planned INDs in the United States, or similar applications in other jurisdictions. Kineta cannot be certain of the timely completion or outcome of its preclinical testing and studies and cannot predict if the FDA or other regulatory authorities will accept Kineta’s proposed clinical programs or if the outcome of Kineta’s preclinical or clinical testing and studies will ultimately support the further development of its programs. As a result, Kineta cannot be sure that it will be able to submit INDs or similar applications for its preclinical programs beyond KVA12123, KCP506 and LHF535 on the timelines Kineta expects, if at all, and Kineta cannot be sure that submission of INDs or similar applications will result in the FDA or other regulatory authorities allowing clinical trials to begin.

Kineta may encounter substantial delays in the commencement or completion, or termination or suspension, of its clinical trials, which could result in increased costs to Kineta, delay or limit its ability to generate revenue and adversely affect Kineta’s commercial prospects.

Before obtaining marketing approval from regulatory authorities for the sale of its product candidates, Kineta must conduct extensive clinical trials to demonstrate the safety and efficacy of the product candidate for its intended indications. Kineta cannot guarantee that any clinical trials will be conducted as planned or completed on schedule, if at all. Kineta may experience numerous unforeseen events during or as a result of clinical trials that could delay or prevent its ability to receive marketing approval or commercialize Kineta’s product candidates, including:

•	Kineta may be unable to generate sufficient preclinical, toxicology, or other in vivo or in vitro data to obtain regulatory authorizations to commence a clinical trial;

•	Kineta may experience issues in reaching a consensus with regulatory authorities on trial design;

•	regulators or IRBs or ECs may not authorize Kineta or its investigators to commence a clinical trial or conduct a clinical trial at a prospective trial site;

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Kineta may experience delays in reaching, or fail to reach, agreement on acceptable terms with prospective trial sites and prospective CROs, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•	clinical trial sites may deviate from a trial protocol or drop out of a trial or fail to conduct the trial in accordance with regulatory requirements;

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the number of subjects required for clinical trials of Kineta’s product candidates may be larger than Kineta anticipates or subjects may fail to enroll or remain in clinical trials at the rate Kineta expects;

•

subjects that enroll in Kineta’s studies may misrepresent their eligibility or may otherwise not comply with the clinical trial protocol, resulting in the need to drop the subject from the trial, increase the needed enrollment size for the clinical trial or extend its duration;

•	subjects may choose an alternative treatment for the indication for which Kineta is developing its product candidates, or participate in competing clinical trials;

•	subjects may experience severe or unexpected drug-related adverse effects;

•	clinical trials of Kineta’s product candidates may produce unfavorable, inconclusive or clinically insignificant results;

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Kineta may decide to, or regulators or IRBs or ECs may require Kineta to, make changes to a clinical trial protocol or conduct additional preclinical studies or clinical trials, or Kineta may decide to abandon product development programs;

•	Kineta may need to add new or additional clinical trial sites;

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Kineta’s third-party contractors, including those manufacturing its product candidates or conducting clinical trials on its behalf, may fail to comply with regulatory requirements or meet their contractual obligations to Kineta in a timely manner, or at all;

•	Kineta may experience manufacturing delays, and any changes to manufacturing processes or third-party contractors that may be necessary or desired could result in other delays;

•	Kineta or its third-party contractors may experience delays due to complications associated with the continuing COVID-19 pandemic;

•	the cost of preclinical testing and studies and clinical trials of any product candidates may be greater than Kineta anticipates or greater than Kineta’s available financial resources;

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the supply or quality of Kineta’s product candidates or other materials necessary to conduct clinical trials of its product candidates may be insufficient or inadequate or Kineta may not be able to obtain sufficient quantities of combination therapies for use in clinical trials;

•	reports may arise from preclinical or clinical testing of other cancer therapies that raise safety or efficacy concerns about Kineta’s product candidates; and

•	regulators may revise the requirements for approving Kineta’s product candidates, or such requirements may not be as Kineta anticipates.

If Kineta is required to conduct additional clinical trials or other testing of its product candidates beyond the clinical trials and testing that Kineta contemplates, if Kineta is unable to successfully complete clinical trials or other testing of its product candidates, if the results of these clinical trials or tests are unfavorable or are only modestly favorable, or if there are safety concerns associated with any of product candidates, Kineta may:

•	incur additional unplanned costs;

•	be required to suspend or terminate ongoing clinical trials;

•	be delayed in obtaining marketing approval, if at all;

•	obtain approval for indications or patient populations that are not as broad as intended or desired;

•	obtain approval with labeling that includes significant use or distribution restrictions or safety warnings;

•	be subject to additional post-marketing testing or other requirements;

•	be required to perform additional clinical trials to support approval;

•	have regulatory authorities withdraw, or suspend, their approval of the drug or impose restrictions on its distribution in the form of a modified risk evaluation and mitigation strategy (“REMS”);

•	be subject to the addition of labeling statements, such as warnings or contraindications;

•	have the product removed from the market after obtaining marketing approval;

•	be subject to lawsuits; or

•	experience damage to Kineta’s reputation.

Conducting clinical trials in foreign countries, as Kineta may do for its product candidates, presents additional risks that may delay completion of Kineta’s clinical trials. These risks include the failure of enrolled patients in foreign countries to adhere to clinical protocols as a result of differences in healthcare services or cultural customs, managing additional administrative burdens associated with foreign regulatory schemes, as well as political and economic risks relevant to such foreign countries.

Moreover, principal investigators for Kineta’s clinical trials may serve as scientific advisors or consultants to Kineta from time to time and receive compensation in connection with such services. Under certain circumstances, Kineta may be required to report some of these relationships to the FDA or comparable foreign regulatory authorities. The FDA or comparable foreign regulatory authority may conclude that a financial relationship between Kineta and a principal investigator has created a conflict of interest or otherwise affected interpretation of the trial. The FDA or comparable foreign regulatory authority may therefore question the integrity of the data generated at the applicable clinical trial site and the utility of the clinical trial itself may be jeopardized. This could result in a delay in approval, or rejection, of Kineta’s marketing applications by the FDA or comparable foreign regulatory authorities, as the case may be, and may ultimately lead to the denial of marketing approval of one or more of Kineta’s product candidates.

In addition to the factors above, Kineta may make formulation or manufacturing changes to its product candidates, in which case Kineta may need to conduct additional preclinical studies or clinical trials to bridge its modified product candidates to earlier versions, which may be costly, time consuming and may not be successful at all.

Kineta’s failure to successfully initiate and complete clinical trials of its product candidates and to demonstrate the efficacy and safety necessary to obtain regulatory approval to market any of its product candidates would significantly harm Kineta’s business. Kineta cannot guarantee that its clinical trials will begin as planned or be completed on schedule, if at all, or that Kineta will not need to restructure its clinical trials. Significant preclinical study or clinical trial delays could also shorten any periods during which Kineta may have the exclusive right to commercialize its product candidates or allow its competitors to bring products to market before Kineta does and impair Kineta’s ability to successfully commercialize its product candidates, which may harm Kineta’s business and results of operations. In addition, many of the factors that cause, or lead to, delays of clinical trials may ultimately lead to the denial of regulatory approval of Kineta’s product candidates.

As an organization, Kineta has never conducted pivotal clinical trials, and Kineta may be unable to do so for any product candidates it may develop.

Kineta will need to successfully complete clinical trials meeting requirements for approval of the FDA or comparable foreign regulatory authorities, known as pivotal trials, to market its drugs, or any future product candidate. Carrying out pivotal clinical trials is a complicated process. As an organization, Kineta has not previously conducted any later-stage or pivotal clinical trials. In order to do so, Kineta will need to expand its clinical development and regulatory capabilities, and it may be unable to recruit and train qualified personnel. Kineta also expects to continue to rely on third parties to conduct its pivotal clinical trials. Consequently, Kineta may be unable to successfully and efficiently execute and complete necessary clinical trials in a way that leads to NDA or BLA submission and approval of Kineta’s drugs, or future product candidates. Kineta may require more time and incur greater costs than its competitors and may not succeed in obtaining regulatory approvals of product candidates that Kineta develops. Failure to commence or complete, or delays in, Kineta’s planned clinical trials could prevent Kineta from or delay Kineta in commercializing its product candidates.

Some data for product candidates comes from clinical trials conducted outside the United States, EU and the UK, and the FDA, EMA or comparable foreign regulatory authorities may not accept data from such trials.

The acceptance of data from clinical trials conducted outside the United States or another jurisdiction by the FDA may be subject to certain conditions or may not be accepted at all. Similarly, the EMA and other equivalent foreign regulatory authorities may not accept data from trials conducted outside their jurisdiction. In cases where data from foreign clinical trials are intended to serve as the basis for marketing approval in the United States, the FDA will generally not approve the application on the basis of foreign data alone unless (i) the data are applicable to the U.S. population and U.S. medical practice; and (ii) the trials were performed by clinical investigators of recognized competence and pursuant to good clinical practice (“GCP”) regulations. In general, the patient population for any clinical trials conducted outside the United States must be representative of the population for whom Kineta intends to label the product candidate in the United States. Additionally, the FDA’s clinical trial requirements, including sufficient size of patient populations and statistical powering, must be met. Many foreign regulatory authorities have similar approval requirements for clinical trials. In addition, such trials would be subject to the applicable local laws of the foreign jurisdictions where the trials are conducted. There can be no assurance that the FDA, EMA or any comparable foreign regulatory authority will accept data from trials conducted outside of the applicable jurisdiction. If the FDA, EMA or any comparable foreign regulatory authority does not accept such data, it would result in the need for additional trials, which could be costly and time-consuming, and which may result in product candidates that Kineta may develop not receiving approval for commercialization in the applicable jurisdiction.

Breakthrough therapy designation by the FDA for any product candidate may not lead to a faster development or regulatory review or approval process, and it does not increase the likelihood that the product candidate will receive marketing approval.

Kineta may seek breakthrough therapy designation for its product candidates or programs. A breakthrough therapy is defined as a product candidate that is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the product candidate may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. For product candidates that have been designated as breakthrough therapies, interaction and communication between the FDA and the sponsor of the trial can help to identify the most efficient path for clinical development while minimizing the number of patients placed in ineffective control regimens. Product candidates designated as breakthrough therapies by the FDA are also eligible for priority review if supported by clinical data at the time of the submission of the NDA or BLA.

Designation as a breakthrough therapy is within the discretion of the FDA. Accordingly, even if Kineta believes that one of its product candidates meets the criteria for designation as a breakthrough therapy, the FDA may disagree and instead determine not to make such designation. In any event, the receipt of a breakthrough therapy designation for a product candidate may not result in a faster development process, review or approval compared to product candidates considered for approval under conventional FDA procedures and it would not assure ultimate approval by the FDA. In addition, even after a product candidate qualifies as a breakthrough therapy, the FDA may later decide that the product candidate no longer meets the conditions for qualification or it may decide that the time period for FDA review or approval will not be shortened.

A Fast Track designation by the FDA, even if granted for other current or future product candidates, may not lead to a faster development or regulatory review or licensure process and does not increase the likelihood that Kineta’s product candidates will receive marketing licensure.

Kineta may seek Fast Track designation for one or more of its future product candidates. If a drug or biological product is intended for the treatment of a serious or life-threatening disease or condition and it demonstrates the potential to address unmet medical needs for such a disease or condition, the drug sponsor may apply for FDA Fast Track designation for a particular indication. Kineta may seek Fast Track designation for its product candidates, but there is no assurance that the FDA will grant this designation to any of Kineta’s proposed product candidates. Marketing applications submitted by sponsors of products in Fast Track development may qualify for priority review under the policies and procedures offered by the FDA, but the Fast Track designation does not assure any such qualification or ultimate marketing licensure by the FDA. The FDA has broad discretion whether or not to grant Fast Track designation, so even if Kineta believes a particular product candidate is eligible for this designation, there can be no assurance that the FDA would decide to grant it. Even if Kineta does receive Fast Track designation, Kineta may not experience a faster development process, review or licensure compared to conventional FDA procedures or pathways, and receiving a Fast Track designation does not provide assurance of ultimate FDA licensure. In addition, the FDA may withdraw Fast Track designation if it believes that the designation is no longer supported by data from Kineta’s clinical development program. In addition, the FDA may withdraw any Fast Track designation at any time.

Accelerated approval by the FDA, even if granted for Kineta’s current or any other future product candidates, may not lead to a faster development or regulatory review or approval process and it does not increase the likelihood that Kineta’s product candidates will receive regulatory approval.

Kineta may seek accelerated approval of its current or future product candidates using the FDA’s accelerated approval pathway. A product may be eligible for accelerated approval if it treats a serious or life-threatening condition and generally provides a meaningful advantage over available therapies. In addition, it must demonstrate an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality (“IMM”) that is reasonably likely to predict an effect on IMM or other clinical benefit. As a condition of approval, the FDA requires that a sponsor of a drug or biologic receiving accelerated approval perform adequate and well-controlled post-marketing clinical trials. These confirmatory trials must be completed with due diligence. In addition, the FDA currently requires, unless otherwise informed by the agency, pre-approval of promotional materials for products receiving accelerated approval, which could adversely impact the timing of the commercial launch of the product. Even if Kineta does receive accelerated approval, Kineta may not experience a faster development or regulatory review or approval process, and receiving accelerated approval does not provide assurance of ultimate FDA approval.

Even if Kineta receives regulatory approval for any of its product candidates, Kineta will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense. Additionally, Kineta’s product candidates, if approved, could be subject to post-market study requirements, marketing and labeling restrictions, and even recall or market withdrawal if unanticipated safety issues are discovered following approval. In addition, Kineta may be subject to penalties or other enforcement action if Kineta fails to comply with regulatory requirements.

If the FDA, the European Commission (based on recommendation from the EMA) or a comparable foreign regulatory authority approves any of Kineta’s product candidates, the manufacturing processes, labeling, packaging, distribution, storage, advertising, promotion, import, export, recordkeeping, monitoring and reporting for Kineta’s product will be subject to extensive and ongoing regulatory requirements. These requirements include submissions of safety and other post-marketing information and reports, establishment registration and listing, as well as continued compliance with current Good Manufacturing Practice requirements (“cGMPs”) and GCP requirements for any clinical trials that Kineta conducts post-approval. Any regulatory approvals that Kineta receives for its product candidates may also be subject to limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing studies, including Phase 4 clinical trials, and surveillance to monitor the safety and efficacy of the product.

The FDA may require a REMS in order to approve Kineta’s product candidates, which could entail requirements for a medication guide, physician communication plans or additional elements to ensure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with Kineta’s third-party manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may result in, among other things:

•	restrictions on the marketing or manufacturing of the product, withdrawal of the product from the market, or voluntary or mandatory product recalls;

•	revision to the labeling, including limitations on approved uses or the addition of additional warnings, contraindications or other safety information, including boxed warnings;

•	imposition of a REMS, which may include distribution or use restrictions;

•	requirements to conduct additional post-market clinical trials to assess the safety of the product;

•	fines, warning letters or other regulatory enforcement action;

•	refusal by the FDA to approve pending applications or supplements to approved applications filed by Kineta;

•	product seizure or detention, or refusal to permit the import or export of products; and

•	injunctions or the imposition of civil or criminal penalties.

In the EU, the European Commission (based on recommendation from the EMA) may require an equivalent risk management plan. The FDA’s, European Commission’s, EMA’s and other comparable foreign regulatory authorities’ policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of Kineta’s product candidates. If Kineta is slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if Kineta is not able to maintain regulatory compliance, Kineta may lose any marketing approval that it may have obtained, which would adversely affect Kineta’s business, prospects and ability to achieve or sustain profitability.

Kineta anticipates that some of its current product candidates and any future product candidates may be used in combination with third-party drugs or biologics, some of which are still in development, and Kineta has limited or no control over the supply, regulatory status or regulatory approval of such drugs or biologics.

Kineta’s immuno-oncology drugs target both immune suppressive host and tumor cells in the tumor microenvironment initiating a dynamic process of activating the host immune system, which response can be further exploited by concurrent or subsequent therapies including checkpoint inhibitors such as the dominant PD-1 monoclonal antibodies, pembrolizumab and nivolumab. Accordingly, it is expected that Kineta’s product candidates, if approved, would be used in combination with third-party drugs or biologics. Kineta’s ability to develop and ultimately commercialize its current product candidates and any future product candidates used in combination with pembrolizumab, nivolumab, or any other checkpoint inhibitor immunotherapies will depend on Kineta’s ability to access such drugs or biologics on commercially reasonable terms for the clinical trials and their availability for use with the commercialized product, if approved. Kineta cannot be certain that current or potential future commercial relationships will provide it with a steady supply of such drugs or biologics on commercially reasonable terms or at all.

Any failure to maintain or enter into new successful commercial relationships, or the expense of purchasing checkpoint inhibitor immunotherapies or other comparator therapies in the market, may delay Kineta’s development timelines, increase Kineta’s costs and jeopardize Kineta’s ability to develop its current product candidates and any future product candidates as commercially viable therapies. If any of these occur, Kineta’s business, financial condition, results of operations, stock price and prospects may be materially harmed.

Moreover, the development of product candidates for use in combination with another product or product candidate may present challenges that are not faced for single agent product candidates. Kineta is currently developing immuno-oncology drugs for use in monotherapy and in combination with checkpoint inhibitors, targeted therapies and chemotherapeutics. The FDA, EMA or comparable foreign regulatory authorities may require Kineta to use more complex clinical trial designs in order to evaluate the contribution of each product and product candidate to any observed effects. It is possible that the results of such trials could show that any positive previous trial results are attributable to the combination therapy and not Kineta’s current product candidates and any future product candidates. It is also possible that trial results for Kineta’s product candidates may differ significantly if Kineta’s product candidates are investigated with different combination therapies in different trials. Moreover, following product approval, the FDA, EMA or comparable foreign regulatory authorities may require that products used in conjunction with each other be cross labeled for combined use. To the extent that Kineta does not have rights to the other product, this may require Kineta to work with a third party to satisfy such a requirement. Moreover, developments related to the other product may impact Kineta’s clinical trials for the combination as well as Kineta’s commercial prospects should Kineta receive marketing approval. Such developments may include changes to the other product’s safety or efficacy profile, changes to the availability of the approved product, quality, manufacturing and supply issues and changes to the standard of care.

In the event that any of Kineta’s collaborators or suppliers cannot continue to supply their products on commercially reasonable terms, Kineta would need to identify alternatives for accessing such checkpoint inhibitor immunotherapies. Additionally, should the supply of products from any collaborator or supplier be interrupted, delayed or otherwise be unavailable to Kineta, Kineta’s clinical trials may be delayed. In the event Kineta is unable to source an alternative supply, or are unable to do so on commercially reasonable terms, Kineta’s business, financial condition, results of operations, stock price and prospects may be materially harmed.

Kineta may expend its limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success.

Because Kineta has limited financial and managerial resources, Kineta must prioritize its research programs and will need to focus its discovery and development on select product candidates and indications. Correctly prioritizing Kineta’s research and development activities is particularly important for Kineta due to the breadth of potential product candidates and indications that it believes could be pursued using Kineta’s platform technologies. As a result, Kineta may forego or delay pursuit of opportunities with other product candidates or for other indications that later prove to have greater commercial potential. Kineta’s resource allocation decisions may cause it to fail to capitalize on viable commercial products or profitable market opportunities. Kineta’s spending on current and future research and development programs and product candidates for specific indications may not yield any commercially viable products. If Kineta does not accurately evaluate the commercial potential or target market for a particular product candidate, Kineta may also relinquish valuable rights to that product candidate through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for Kineta to retain sole development and commercialization rights to such product candidate.

If Kineta does not achieve its projected development goals in the timeframes it announces and expects, the commercialization of its products may be delayed and, as a result, Kineta’s stock price may decline.

From time to time, Kineta estimates the timing of the anticipated accomplishment of various scientific, clinical, regulatory and other product development goals, which Kineta sometimes refers to as milestones. These milestones may include the commencement or completion of preclinical studies and clinical trials and the submission of regulatory filings and may be associated with payments from collaborators. From time to time, Kineta may publicly announce the expected timing of some of these milestones. All of these milestones are and will be based on numerous assumptions. The actual timing of these milestones may vary dramatically compared to Kineta’s estimates, in some cases for reasons beyond Kineta’s control. If Kineta does not meet these milestones as publicly announced, or at all, its revenue may be lower than expected, the commercialization of its products may be delayed or never achieved and, as a result, Kineta’s stock price may decline.

If Kineta decides to seek Orphan Drug Designation for any of its current or future product candidates, Kineta may be unsuccessful or may be unable to maintain the benefits associated with Orphan Drug Designation, including the potential for supplemental market exclusivity.

Kineta may seek Orphan Drug Designation for one or more of its current or future product candidates. Regulatory authorities in some jurisdictions, including the United States and Europe, may designate drugs or biological products for relatively small patient populations as orphan drugs. Under the Orphan Drug Act, the FDA may grant orphan designation to a drug or biological product intended to treat a rare disease or condition, defined as a disease or condition with a patient population of fewer than 200,000 in the United States, or a patient population greater than 200,000 in the United States when there is no reasonable expectation that the cost of developing and making available the drug in the United States will be recovered from sales in the United States for that drug or biological product. In the United States, Orphan Drug Designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages and user-fee waivers. After the FDA grants Orphan Drug Designation, the identity of the drug or biological product and its potential orphan use are disclosed publicly by the FDA. Orphan Drug Designation does not convey any advantage in, or shorten the duration of, the regulatory review and licensure process.

If a product that has Orphan Drug Designation subsequently receives the first FDA approval or licensure for a particular active ingredient for the disease for which it has such designation, the product is entitled to orphan product exclusivity, which means that the FDA may not approve any other applications, including an NDA or BLA, to market the same drug or biological product for the same indication for seven years, except in limited circumstances such as a showing of clinical superiority to the product with orphan drug exclusivity or if the FDA finds that the holder of the orphan drug exclusivity has not shown that it can assure the availability of sufficient quantities of the orphan drug to meet the needs of patients with the disease or condition for which the biological product was designated. As a result, even if one of Kineta’s product candidates receives orphan exclusivity, the FDA can still approve or license other drugs or biological products that have a different active ingredient for use in treating the same indication or disease. Further, the FDA can waive orphan exclusivity if Kineta is unable to manufacture sufficient supply of its product.

Kineta may seek Orphan Drug Designation for its product candidates in additional orphan indications in which there is a medically plausible basis for the use of these product candidates. Even when Kineta obtains Orphan Drug Designation, exclusive marketing rights in the United States may be limited if Kineta seeks licensure for an indication broader than the orphan designated indication and may be lost if the FDA later determines that the request for designation was materially defective or if Kineta, through its manufacturer, is unable to assure sufficient quantities of the product to meet the needs of patients with the rare disease or condition. In addition, although Kineta intends to seek Orphan Drug Designation for other product candidates, Kineta may never receive these designations.

If Kineta fails to develop additional product candidates, its commercial opportunity could be limited.

Kineta expects initially to focus on the development of KVA12123, its lead immuno-oncology drug candidate. A key part of Kineta’s strategy, however, is to continue to pursue clinical development of additional product candidates utilizing its development platform or in-licensed from third parties. Developing, obtaining marketing approval for, and commercializing any future product candidates will require substantial additional funding beyond the net proceeds of the Merger and the Private Placement and will be subject to the risks of failure inherent in drug product development. Kineta cannot assure you that it will be able to successfully advance any future product candidates through the development process.

Even if Kineta obtains approval from the FDA, European Commission (based on recommendation from the EMA) or comparable foreign regulatory authorities to market any future product candidates for the treatment of tumors, Kineta cannot assure that any such product candidates will be successfully commercialized, widely accepted in the marketplace, or more effective than other commercially available alternatives. If Kineta is unable to successfully develop and commercialize additional product candidates its commercial opportunity may be limited and Kineta’s business, financial condition, results of operations, stock price and prospects may be materially harmed.

Difficulty in enrolling patients could delay or prevent clinical trials of Kineta’s current product candidates and any future product candidates. Kineta may find it difficult to enroll patients in its ongoing clinical trials or any subsequent trials it may conduct and Kineta’s receipt of necessary regulatory approvals could be delayed or prevented.

Identifying and qualifying patients to participate in clinical studies of Kineta’s current product candidates and any future product candidates is critical to Kineta’s success. The timing of completion of Kineta’s clinical trials depends in part on the speed at which Kineta can recruit patients to participate in testing its current product candidates and any future product candidates, and Kineta may experience delays in its clinical trials if it encounters difficulties in enrollment or patient retention due to other unforeseen factors. Kineta may not be able to initiate or continue clinical trials for its current product candidates and any future product candidates if Kineta is unable to locate and enroll and retain a sufficient number of eligible patients to participate in these trials as required by the FDA, EMA or comparable foreign regulatory authorities outside the United States. For example, the COVID-19 pandemic has impacted, and may continue to impact, Kineta’s ability to initiate clinical sites and recruit, enroll and retain patients or may divert healthcare resources away from clinical trials. In addition, some of Kineta’s competitors have ongoing clinical trials for product candidates that treat the same indications as Kineta’s current product candidates, and patients who would otherwise be eligible for Kineta’s clinical trials may instead enroll in clinical trials of Kineta’s competitors’ product candidates or future product candidates.

In addition to the competitive trial environment, the eligibility criteria of Kineta’s planned clinical trials will further limit the pool of available study participants as Kineta will require that patients have specific characteristics that it can measure to assure their cancer is either severe enough or not too advanced to include them in a study. Additionally, the process of finding patients may prove costly. Kineta also may not be able to identify, recruit and enroll a sufficient number of patients to complete Kineta’s clinical studies because of the perceived risks and benefits of the product candidates under study, the availability and efficacy of competing therapies and clinical trials, the proximity and availability of clinical trial sites for prospective patients, and the patient referral practices of physicians. If patients are unwilling to participate in Kineta’s studies for any reason, the timeline for recruiting patients, conducting studies and obtaining regulatory approval of potential products may be delayed.

The enrollment of patients further depends on many factors, including:

•	the size of the patient population and process for identifying patients;

•	the eligibility criteria for the clinical trial in question;

•	the availability of an appropriate screening test, as necessary;

•	the perceived risks and benefits of the product candidate under study;

•	the efforts to facilitate timely enrollment in clinical trials;

•	the proximity and availability of clinical trial sites for prospective patients;

•	the design of the clinical trial;

•	Kineta’s ability to recruit clinical trial investigators with the appropriate competencies and experience;

•	Kineta’s ability to obtain and maintain patient consents;

•	reporting of the preliminary results of any of Kineta’s clinical trials; and

•	the risk that patients enrolled in clinical trials will drop out of the clinical trials before clinical trial completion.

In addition, Kineta’s clinical trials will compete with other clinical trials for product candidates that are in the same therapeutic areas as Kineta’s current product candidates and any future product candidates, and this competition will reduce the number and types of patients available to Kineta because some patients who might have opted to enroll in Kineta’s clinical trials may instead opt to enroll in a clinical trial being conducted by one of Kineta’s competitors. Since the number of qualified clinical investigators is limited, Kineta expects to conduct some of its clinical trials at the same clinical trial sites that some of Kineta’s competitors use, which will reduce the number of patients who are available for Kineta’s clinical trials at such clinical trial sites. Furthermore, even if Kineta is able to enroll a sufficient number of patients for its clinical trials, Kineta may have difficulty maintaining enrollment of such patients in its clinical trials.

If Kineta experiences delays in the completion of, or termination of, any clinical trial of its current product candidates and any future product candidates, the commercial prospects of Kineta’s current product candidates and any future product candidates will be harmed, and Kineta’s ability to generate product revenue from such product candidates could be delayed or prevented.

Kineta’s future growth depends, in part, on its ability to penetrate multiple markets in which Kineta would be subject to additional regulatory burdens and other risks and uncertainties.

Kineta’s future profitability will depend, in part, on its ability to commercialize its product candidates, if approved, in markets in the United States, Europe, the UK, and other countries where Kineta maintains commercialization rights. As Kineta begins to commercialize its product candidates, if approved, in multiple markets, Kineta is subject to additional risks and uncertainties, including:

•	foreign currency exchange rate fluctuations and currency controls;

•	economic weakness, including inflation, or political instability in particular economies and markets;

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potentially adverse and/or unexpected tax consequences, including penalties due to the failure of tax planning or due to the challenge by tax authorities on the basis of transfer pricing and liabilities imposed from inconsistent enforcement;

•	the burden of complying with complex and changing regulatory, tax, accounting and legal requirements, many of which vary between countries;

•	different medical practices and customs in multiple countries affecting acceptance of drugs in the marketplace;

•	differing payor reimbursement regimes, governmental payors or patient self-pay systems and price controls;

•	tariffs, trade barriers, import or export licensing requirements or other restrictive actions;

•	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;

•	workforce uncertainty in countries where labor unrest is common;

•	reduced or loss of protection of intellectual property rights in some foreign countries, and related prevalence of generic alternatives to therapeutics; and

•	becoming subject to the different, complex and changing laws, regulations and court systems of multiple jurisdictions and compliance with a wide variety of foreign laws, treaties and regulations.

These and other risks associated with international operations may adversely affect Kineta’s ability to attain or maintain profitable operations. Future sales of Kineta’s products or its product candidates, if they are approved, will be dependent on purchasing decisions of and reimbursement from government health administration authorities, distributors and other organizations. As a result of adverse conditions affecting the global economy and credit and financial markets, including disruptions due to political instability or otherwise, these organizations may defer purchases, may be unable to satisfy their purchasing or reimbursement obligations, or may affect milestone payments or royalties for Kineta’s products or any of its product candidates that are approved for commercialization in the future. Should any of these risks materialize, this could have a material adverse effect on Kineta’s business, prospects, financial condition and results of operations.

Risks Related to Manufacturing and Commercialization

The manufacture of Kineta’s product candidates is complex and Kineta may encounter difficulties in production, particularly with respect to process development or scaling-out of Kineta’s manufacturing capabilities. If Kineta encounters such difficulties, Kineta’s ability to provide supply of its product candidates for clinical trials or its products for patients, if approved, could be delayed or stopped.

Kineta has not yet manufactured or processed its product candidates on a commercial scale and may not be able to do so for any of its product candidates. Kineta may encounter difficulties in production, particularly in scaling up or out, validating the production process, and assuring high reliability of the manufacturing process. These problems include delays or break-downs in logistics and shipping, difficulties with production costs and yields, failure to maintain adequate quality control, product testing issues, operator error and lack of availability of qualified personnel, as well as failure to comply with strictly enforced federal, state and foreign regulations.

Furthermore, if contaminations are discovered in Kineta’s supply of product candidates or in the manufacturing facilities, such manufacturing facilities may need to be closed for an extended period of time to investigate and remedy the contamination. Kineta cannot assure you that any of these or other issues relating to the manufacture of its product candidates will not occur in the future. Any delay or interruption in the supply of clinical trial supplies could delay the completion of clinical trials, increase the costs associated with maintaining clinical trial programs and, depending upon the period of delay, require Kineta to begin new clinical trials at additional expense or terminate clinical trials completely.

Manufacturing facilities also require commissioning and validation activities to demonstrate that they operate as designed, and are subject to government inspections by the FDA, EU Member States, coordinated by the EMA, and other comparable foreign regulatory authorities. If Kineta is unable to reliably produce products to specifications acceptable to the regulatory authorities, Kineta may not obtain or maintain the approvals it needs to manufacture its products. Further, manufacturing facilities may fail to pass government inspections prior to or after the commercial launch of Kineta’s product candidates, which would cause significant delays and additional costs required to remediate any deficiencies identified by the regulatory authorities. Any of these challenges could delay completion of clinical trials, require bridging clinical trials or the repetition of one or more clinical trials, increase clinical trial costs, delay approval of Kineta’s product candidate, impair commercialization efforts, increase Kineta’s cost of goods and have an adverse effect on Kineta’s business, financial condition, results of operations and growth prospects.

Changes in product candidate manufacturing or formulation may result in additional costs or delay.

As product candidates are developed through preclinical studies to later-stage clinical trials towards approval and commercialization, it is common that various aspects of the development program, such as manufacturing methods and formulation, are altered along the way in an effort to optimize processes and results. Any of these changes could cause Kineta’s current product candidates or any future product candidates to perform differently and affect the results of planned clinical trials or other future clinical trials conducted with the altered materials. Such changes may also require additional testing, or notification to, or approval by the FDA, European Commission, EMA or a comparable foreign regulatory authority. This could delay completion of clinical trials, require the conduct of bridging clinical trials or studies, require the repetition of one or more clinical trials, increase clinical trial costs, delay approval of Kineta’s current product candidates and any future product candidates and/or jeopardize Kineta’s ability to commence product sales and generate revenue.

Even if any of Kineta’s product candidates receives marketing approval, it may fail to achieve the degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success.

Even if Kineta obtains marketing approvals from the FDA, the European Commission (based on recommendation from the EMA) or other comparable foreign regulatory agencies and is able to initiate commercialization of Kineta’s clinical-stage product candidates or any other product candidates Kineta develops, the product candidate may not achieve market acceptance among physicians, patients, hospitals, including pharmacy directors, and third-party payors and, ultimately, may not be commercially successful. The degree of market acceptance of Kineta’s product candidates, if approved for commercial sale, will depend on a number of factors, including:

•	the clinical indications for which Kineta’s product candidates are approved;

•	physicians, hospitals, cancer treatment centers and patients considering Kineta’s product candidates as a safe and effective treatment;

•	the potential and perceived advantages of Kineta’s product candidates over alternative treatments;

•	the prevalence and severity of any side effects;

•	product labeling or product insert requirements of the FDA, European Commission, EMA, or other comparable foreign regulatory authorities;

•	limitations or warnings contained in the labeling approved by the FDA, European Commission, EMA or other comparable foreign regulatory authorities;

•	the timing of market introduction of Kineta’s product candidates as well as competitive products;

•	the cost of treatment in relation to alternative treatments;

•	the amount of upfront costs or training required for physicians to administer Kineta’s product candidates;

•	the availability of coverage, adequate reimbursement from, and Kineta’s ability to negotiate pricing with, third-party payors and government authorities;

•	the willingness of patients to pay out-of-pocket in the absence of comprehensive coverage and reimbursement by third-party payors and government authorities;

•	relative convenience and ease of administration, including as compared to alternative treatments and competitive therapies; and

•	the effectiveness of Kineta’s sales and marketing efforts and distribution support.

Kineta’s efforts to educate physicians, patients, third-party payors and others in the medical community on the benefits of Kineta’s product candidates, if approved, may require significant resources and may never be successful.

Such efforts may require more resources than are typically required due to the complexity and uniqueness of Kineta’s product candidates. Because Kineta expects sales of its product candidates, if approved, to generate substantially all of Kineta’s product revenue for the foreseeable future, the failure of Kineta’s product candidates to find market acceptance would harm Kineta’s business and could require Kineta to seek additional financing. Even if Kineta’s product candidates, if approved, achieve market acceptance, Kineta may not be able to maintain that market acceptance over time if new products or technologies are introduced that are more favorably received than Kineta’s products, are more cost effective or render Kineta’s products obsolete.

Kineta may not be able to successfully commercialize its product candidates, if approved, due to unfavorable pricing regulations or third-party coverage and reimbursement policies, which could make it difficult for Kineta to sell its product candidates profitably.

Obtaining coverage and reimbursement approval for a product from a government or other third-party payor is a time-consuming and costly process, with uncertain results, that could require Kineta to provide supporting scientific, clinical and cost effectiveness data for the use of Kineta products to the payor. There may be significant delays in obtaining such coverage and reimbursement for newly approved products, and coverage may not be available, or may be more limited than the purposes for which the product is approved by the FDA or other comparable foreign regulatory authorities. Moreover, eligibility for coverage and reimbursement does not imply that a product will be paid for in all cases or at a rate that covers Kineta’s costs, including research, development, intellectual property, manufacture, sale and distribution expenses. Interim reimbursement levels for new products, if applicable, may also not be sufficient to cover Kineta’s costs and may not be made permanent. Reimbursement rates may vary according to the use of the product and the clinical setting in which it is used, may be based on reimbursement levels already set for lower cost products and may be incorporated into existing payments for other services. Net prices for products may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors, by any future laws limiting drug prices and by any future relaxation of laws that presently restrict imports of product from countries where they may be sold at lower prices than in the United States.

There is significant uncertainty related to the insurance coverage and reimbursement of newly approved products. In the United States, there is no uniform policy among third-party payors for coverage and reimbursement. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting reimbursement policies, but also have their own methods and approval process apart from Medicare coverage and reimbursement determinations. Therefore, one third-party payor’s determination to provide coverage for a product does not assure that other payors will also provide coverage for the product.

Coverage and reimbursement by a third-party payor may depend upon a number of factors, including the third-party payor’s determination that use of a product is:

•	a covered benefit under its health plan;

•	safe, effective and medically necessary;

•	appropriate for the specific patient;

•	cost-effective; and

•	neither experimental nor investigational.

Kineta cannot be sure that reimbursement will be available for any product that it commercializes and, if coverage and reimbursement are available, what the level of reimbursement will be. Kineta’s inability to promptly obtain coverage and adequate reimbursement rates from both government-funded and private payors for any approved products that Kineta develops could have a material adverse effect on Kineta’s operating results, Kineta’s ability to raise capital needed to commercialize products and Kineta’s overall financial condition.

Reimbursement may impact the demand for, and the price of, any product for which Kineta obtains marketing approval. Even if Kineta obtains coverage for a given product by a third-party payor, the resulting reimbursement payment rates may not be adequate or may require co-payments that patients find unacceptably high. Patients who are prescribed medications for the treatment of their conditions, and their prescribing physicians, generally rely on third-party payors to reimburse all or part of the costs associated with those medications. Patients are unlikely to use Kineta’s products unless coverage is provided and reimbursement is adequate to cover all or a significant portion of the cost of Kineta’s products. Therefore, coverage and adequate reimbursement are critical to a new product’s acceptance. Coverage decisions may depend upon clinical and economic standards that disfavor new products when more established or lower cost therapeutic alternatives are already available or subsequently become available.

For products administered under the supervision of a physician, obtaining coverage and adequate reimbursement may be particularly difficult because of the higher prices often associated with such drugs. Additionally, separate reimbursement for the product itself may or may not be available. Instead, the hospital or administering physician may be reimbursed only for providing the treatment or procedure in which Kineta’s product is used. Further, from time to time, the Centers for Medicare & Medicaid Services (“CMS”), the federal agency responsible for administering the Medicare program, revises the reimbursement amounts paid to health care providers, including the Medicare Physician Fee Schedule and Hospital Outpatient Prospective Payment System, which may result in reduced Medicare payments.

Kineta expects to experience pricing pressures in connection with the sale of any of its product candidates due to the trend toward managed healthcare, the increasing influence of health maintenance organizations and additional legislative changes. The downward pressure on healthcare costs in general, particularly prescription medicines, medical devices and surgical procedures and other treatments, has become very intense. As a result, increasingly high barriers are being erected to the successful commercialization of new products. Further, the adoption and implementation of any future governmental cost containment or other health reform initiative may result in additional downward pressure on the price that Kineta may receive for any approved product.

Outside of the United States, many countries require approval of the sale price of a product before it can be marketed, and the pricing review period only begins after marketing or product licensing approval is granted. To obtain reimbursement or pricing approval in some of these countries, Kineta may be required to conduct a clinical trial that compares the cost-effectiveness of Kineta’s product candidate to other available therapies. In some foreign markets, prescription pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. As a result, Kineta might obtain marketing approval for a product candidate in a particular country, but then be subject to price regulations that delay its commercial launch of the product, possibly for lengthy time periods, and negatively impact the revenue, if any, Kineta is able to generate from the sale of the product in that country. Adverse pricing limitations may hinder Kineta’s ability to recoup its investment in one or more product candidates, even if such product candidates obtain marketing approval.

Reimbursement and healthcare payment systems vary significantly by country outside the U.S., and many countries have instituted price ceilings on specific products and therapies. In the EU and the UK, similar political, economic and regulatory developments may affect Kineta’s ability to profitably commercialize its product candidates, if approved. In addition to continuing pressure on prices and cost containment measures, legislative developments at the EU, UK or at an EU Member State level may result in significant additional requirements or obstacles that may increase Kineta’s operating costs. The delivery of healthcare in the EU and the UK, including the establishment and operation of health services and the pricing and reimbursement of medicines, is almost exclusively a matter for national, rather than EU, law and policy. National governments and health service providers have different priorities and approaches to the delivery of health care and the pricing and reimbursement of products in that context. In general, however, the healthcare budgetary constraints in most EU Member States and the UK have resulted in restrictions on the pricing and reimbursement of medicines by relevant health service providers. Coupled with ever-increasing EU and national regulatory burdens on those wishing to develop and market products in these countries, this could prevent or delay marketing approval of Kineta’s product candidates, restrict or regulate post-approval activities and affect Kineta’s ability to commercialize its product candidates, if approved.

Kineta cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action in the U.S., the EU, UK or any other jurisdiction. If Kineta, or any third parties Kineta may engage are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if Kineta or such third parties are not able to maintain regulatory compliance, Kineta’s product candidates may lose any regulatory approval that may have been obtained and Kineta may not achieve or sustain profitability.

If the regulatory authorities in such jurisdictions set prices or make reimbursement criteria that are not commercially attractive for Kineta or its collaborators, Kineta’s revenues and the potential profitability of Kineta’s products in those countries would be negatively affected.

If approved, Kineta’s product candidates that are licensed and regulated as biological products, or biologics, may face competition from biosimilars approved through an abbreviated regulatory pathway.

The Biologics Price Competition and Innovation Act of 2009 (the “BPCIA”) was enacted as part of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the “ACA”), to establish an abbreviated pathway for the approval of biosimilar and interchangeable with an FDA-licensed reference biologic product. The regulatory pathway establishes legal authority for the FDA to review and approve biosimilar biologics, including the possible designation of a biosimilar as “interchangeable” based on its similarity to an approved biologic. Under the BPCIA, reference biological product is granted 12 years of non-patent data exclusivity from the time of first licensure of the product, and the FDA will not accept an application for a biosimilar or interchangeable product based on the reference biological product until four years after the date of first licensure of the reference product. In addition, the approval of a biosimilar product may not be made effective by the FDA until 12 years from the date on which the reference product was first licensed. During this 12-year period of exclusivity, another company may still develop and receive approval of a competing biologic, so long as their BLA does not rely on the reference product or sponsor’s data or submit the application as a biosimilar application. The law is complex and is still being interpreted and implemented by the FDA. As a result, its ultimate impact, implementation and meaning are subject to uncertainty, and any new policies or processes adopted by the FDA could have a material adverse effect on the future commercial prospects for Kineta’s biological products.

Kineta believes that any of the product candidates it develops that is approved in the United States as a biological product under a BLA should qualify for the 12-year period of exclusivity. However, there is a risk that this exclusivity could be shortened due to congressional action or otherwise, or that the FDA will not consider the subject product candidate to be a reference product for competing products, potentially creating the opportunity for biosimilar competition sooner than anticipated. Moreover, the extent to which a biosimilar, once approved, will be substituted for any one of the reference products in a way that is similar to traditional generic substitution for non-biological products is not yet clear, and will depend on a number of marketplace and regulatory factors that are still developing. The approval of a biosimilar of Kineta’s product candidates could have a material adverse impact on Kineta’s business due to increased competition and pricing pressure.

If competitors are able to obtain regulatory approval for biosimilars referencing Kineta’s product candidates, Kineta’s product candidates may become subject to competition from such biosimilars, with the attendant competitive pressure and consequences.

If the market opportunities for any of Kineta’s product candidates are smaller than it believes they are, Kineta’s revenue may be adversely affected, and Kineta’s business may suffer.

Kineta is focused on the development of treatments for cancer. Kineta’s projections of addressable patient populations that have the potential to benefit from treatment with Kineta’s product candidates are based on estimates, including estimated incidence rates of specific forms of cancer. If any of Kineta’s estimates are inaccurate, the market opportunities for any of Kineta’s product candidates could be significantly diminished and have an adverse material impact on Kineta’s business.

If any of Kineta’s product candidates are approved for marketing and commercialization and Kineta is unable to establish sales and marketing capabilities or enter into agreements with third parties to sell and market its product candidates, Kineta will be unable to successfully commercialize its product candidates if and when they are approved.

Kineta has no sales, marketing or distribution capabilities or experience. To achieve commercial success for any approved product for which Kineta retains sales and marketing responsibilities, Kineta must either develop a sales and marketing organization, which would be expensive and time consuming, or outsource these functions to other third parties. In the future, Kineta may choose to build a focused sales and marketing infrastructure to sell, or participate in sales activities with its collaborators for, some of Kineta’s product candidates if and when they are approved.

There are risks involved with both establishing Kineta’s own sales and marketing capabilities and entering into arrangements with third parties to perform these services. For example, recruiting and training a sales force is expensive and time consuming and could delay any product launch. If the commercial launch of a product candidate for which Kineta recruits a sales force and establish marketing capabilities is delayed or does not occur for any reason, Kineta would have prematurely or unnecessarily incurred these commercialization expenses. This may be costly, and Kineta’s investment would be lost if it cannot retain or reposition its sales and marketing personnel. Factors that may inhibit Kineta’s efforts to commercialize future products on its own include:

•	Kineta’s inability to recruit and retain adequate numbers of effective sales and marketing personnel;

•	the inability of sales personnel to compliantly obtain access to physicians or educate adequate numbers of physicians on the benefits of prescribing any future products;

•	the lack of complementary products to be offered by sales personnel, which may put Kineta at a competitive disadvantage relative to companies with more extensive product portfolios; and

•	unforeseen costs and expenses associated with creating an independent sales and marketing organization.

If Kineta enters into arrangements with third parties to perform sales, marketing and distribution services, Kineta’s product revenue or the profitability of these product revenue to Kineta are likely to be lower than if Kineta were to market and sell any products that it develops itself. In addition, Kineta may not be successful in entering into arrangements with third parties to sell and market its product candidates or may be unable to do so on terms that are favorable to Kineta. In entering into third-party marketing or distribution arrangements, any revenue Kineta receives will depend upon the efforts of the third parties and Kineta cannot assure you that such third parties will establish adequate sales and distribution capabilities or devote the necessary resources and attention to sell and market any future products effectively. If Kineta does not establish sales and marketing capabilities successfully, either on its own or in collaboration with third parties, Kineta will not be successful in commercializing its product candidates.

Regulatory approval by the FDA, European Commission (based on recommendation from the EMA) or comparable foreign regulatory authorities is limited to those specific indications and conditions for which approval has been granted, and Kineta may be subject to substantial fines, criminal penalties, injunctions or other enforcement actions if Kineta is determined to be promoting the use of its products for unapproved or “off-label” uses or in a manner inconsistent with the approved labeling, resulting in damage to Kineta’s reputation and business.

Kineta must comply with requirements concerning advertising and promotion for any product candidates for which Kineta obtains marketing approval. Promotional communications with respect to therapeutics are subject to a variety of legal and regulatory restrictions and continuing review by the FDA or comparable foreign regulatory and governmental authorities, Department of Justice, Department of Health and Human Services’ (“HHS”) Office of Inspector General, state attorneys general, members of Congress and the public. When the FDA or comparable foreign regulatory authorities issue regulatory approval for a product candidate, the regulatory approval is limited to those specific uses and indications for which a product is approved. If Kineta is not able to obtain FDA or comparable foreign regulatory authority approval for desired uses or indications for its current product candidates and any future product candidates, Kineta may not market or promote them for those indications and uses, referred to as off-label uses, and Kineta’s business, financial condition, results of operations, stock price and prospects will be materially harmed. Kineta also must sufficiently substantiate any claims that it makes for its products, including claims comparing Kineta’s products to other companies’ products, and must abide by the FDA or a comparable foreign regulatory or governmental authority’s strict requirements regarding the content of promotion and advertising.

While physicians may choose to prescribe products for uses that are not described in the product’s labeling and for uses that differ from those tested in clinical trials and approved by the regulatory authorities, Kineta and any third parties engaged on its behalf are prohibited from marketing and promoting the products for indications and uses that are not specifically approved by the FDA or comparable foreign regulatory authorities. Regulatory authorities in the United States generally do not restrict or regulate the behavior of physicians in their choice of treatment within the practice of medicine. Regulatory authorities do, however, restrict communications by biopharmaceutical companies concerning off-label use.

If Kineta is found to have impermissibly promoted any of its current product candidates and any future product candidates, Kineta may become subject to significant liability and government fines. The FDA and other agencies actively enforce the laws and regulations regarding product promotion, particularly those prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted a product may be subject to significant sanctions. The federal government has levied large civil and criminal fines against companies for alleged improper promotion and has enjoined several companies from engaging in off-label promotion. The FDA has also requested that companies enter into consent decrees or permanent injunctions under which specified promotional conduct is changed or curtailed.

In the United States, engaging in the impermissible promotion of Kineta’s products, following approval, for off-label uses can also subject Kineta to false claims and other litigation under federal and state statutes. These include fraud and abuse and consumer protection laws, which can lead to civil and criminal penalties and fines, agreements with governmental authorities that materially restrict the manner in which Kineta promotes or distributes therapeutic products and conducts its business. These restrictions could include corporate integrity agreements, suspension or exclusion from participation in federal and state healthcare programs, and suspension and debarment from government contracts and refusal of orders under existing government contracts. These False Claims Act lawsuits against manufacturers of drugs and biologics have increased significantly in volume and breadth, leading to several substantial civil and criminal settlements pertaining to certain sales practices and promoting off-label uses. In addition, False Claims Act lawsuits may expose manufacturers to follow-on claims by private payors based on fraudulent marketing practices. This growth in litigation has increased the risk that a biopharmaceutical company will have to defend a false claim action, pay settlement fines or restitution, as well as criminal and civil penalties, agree to comply with burdensome reporting and compliance obligations and be excluded from Medicare, Medicaid, or other federal and state healthcare programs. If Kineta does not lawfully promote its approved products, if any, Kineta may become subject to such litigation and, if Kineta does not successfully defend against such actions, those actions may have a material adverse effect on Kineta’s business, financial condition, results of operations, stock price and prospects.

In the United States, the promotion of biopharmaceutical products is subject to additional FDA requirements and restrictions on promotional statements. If after one or more of Kineta’s current or future product candidates obtains marketing approval the FDA determines that Kineta’s promotional activities violate its regulations and policies pertaining to product promotion, it could request that Kineta modify its promotional materials or subject Kineta to regulatory or other enforcement actions, including issuance of warning letters or untitled letters, suspension or withdrawal of an approved product from the market, requests for recalls, payment of civil fines, disgorgement of money, imposition of operating restrictions, injunctions or criminal prosecution and other enforcement actions. Similarly, industry codes in foreign jurisdictions may prohibit companies from engaging in certain promotional activities and regulatory agencies in various countries may enforce violations of such codes with civil penalties. If Kineta becomes subject to regulatory and enforcement actions, Kineta’s business, financial condition, results of operations, stock price and prospects will be materially harmed.

Furthermore, the use of Kineta’s products for indications other than those approved by the FDA or comparable foreign regulatory authorities may not effectively treat such conditions. Any such off-label use of Kineta’s product candidates could harm Kineta’s reputation in the marketplace among physicians and patients. There may also be increased risk of injury to patients if physicians attempt to use Kineta’s products for these uses for which they are not approved, which could lead to product liability suits that might require significant financial and management resources and that could harm Kineta’s reputation.

Even if Kineta obtains FDA or European Commission (based on recommendation of the EMA) approval any of its product candidates in the United States or EU, Kineta may never obtain approval for or commercialize any of them in any other jurisdiction, which would limit Kineta’s ability to realize their full market potential.

In order to market any products in any particular jurisdiction, Kineta must establish and comply with numerous and varying regulatory requirements on a country-by-country basis regarding safety and efficacy.

Approval by the FDA in the United States or the European Commission (based on recommendation of the EMA) in the EU does not ensure approval by regulatory authorities in other countries or jurisdictions. However, the failure to obtain approval in one jurisdiction may negatively impact Kineta’s ability to obtain approval elsewhere. In addition, clinical trials conducted in one country may not be accepted by regulatory authorities in other countries, and regulatory approval in one country does not guarantee regulatory approval in any other country.

Approval processes vary among countries and can involve additional product testing and validation and additional administrative review periods. Seeking foreign regulatory approval could result in difficulties and increased costs for Kineta and require additional preclinical studies or clinical trials which could be costly and time consuming. Regulatory requirements can vary widely from country to country and could delay or prevent the introduction of Kineta’s products in those countries. Kineta does not have any product candidates approved for sale in any jurisdiction, including in international markets, and Kineta does not have experience in obtaining regulatory approval in international markets. If Kineta fails to comply with regulatory requirements in international markets or to obtain and maintain required approvals, or if regulatory approvals in international markets are delayed, Kineta’s target market will be reduced and its ability to realize the full market potential of any product it develops will be unrealized.

Risks Related to Kineta’s Reliance on Third Parties

Some of Kineta’s product candidates may be studied in clinical trials sponsored by organizations or agencies other than Kineta, or in investigator-initiated clinical trials, which means Kineta will have minimal or no control over the conduct of such trials.

Kineta has and may continue to supply and otherwise support third party research, including investigator-initiated clinical trials. Investigator-initiated clinical trials pose similar risks as those set forth elsewhere in this “Risk Factor” section relating to Kineta’s internally-sponsored clinical trials, but because Kineta may not be the sponsors of these trials, Kineta has less control over the protocols, administration or conduct of these trials, including follow-up with patients and ongoing collection of data after treatment. The conduct or findings of these trials may have a negative impact on Kineta’s development programs notwithstanding that Kineta has little involvement or control over these trials. As a result, Kineta is subject to additional risks associated with the way investigator-initiated trials are conducted. In particular, Kineta may be named in lawsuits that would lead to increased costs associated with legal defense. Additional risks include difficulties or delays in communicating with investigators or administrators, procedural delays and other timing issues and difficulties or differences in interpreting data. Third-party investigators may design clinical trials with clinical endpoints that are more difficult to achieve, or in other ways that increase the risk of negative clinical trial results compared to clinical trials that Kineta may design on its own. Negative results in investigator-initiated clinical trials could have a material adverse effect on Kineta’s efforts to obtain regulatory approval for Kineta’s product candidates and the public perception of Kineta’s product candidates. As a result, Kineta’s lack of control over the conduct and timing of and communications with the FDA and other regulatory authorities regarding investigator-sponsored trials may expose Kineta to additional risks and uncertainties, many of which are outside Kineta’s control, and the occurrence of which could adversely affect the commercial prospects for Kineta’s product candidates.

Kineta relies on third parties to conduct, supervise and monitor its clinical trials and perform some of its research and preclinical studies. If these third parties do not satisfactorily carry out their contractual duties or fail to meet expected deadlines, Kineta’s development programs may be delayed or subject to increased costs, each of which may have an adverse effect on Kineta’s business and prospects.

Kineta does not have the ability to conduct all aspects of its preclinical testing or clinical trials itself. As a result, Kineta is and expects to remain dependent on third parties to conduct its current and future preclinical studies and clinical trials. CROs that manage Kineta’s preclinical studies and clinical trials as well as clinical investigators, including in investigator-initiated clinical trials, and consultants play a significant role in the conduct of Kineta’s preclinical studies and clinical trials and the subsequent collection and analysis of data. The timing of the initiation and completion of these studies and trials will therefore be partially controlled by such third parties and may result in delays to Kineta’s development programs. Nevertheless, Kineta is responsible for ensuring that each of its preclinical studies and clinical trials is conducted in accordance with the applicable protocol, legal requirements and scientific standards, and Kineta’s reliance on the CROs and other third parties does not relieve Kineta of its regulatory responsibilities. Kineta and its CROs are required to comply with Good Laboratory Practice (“GLP”) and GCP requirements, which are regulations and guidelines enforced by the FDA, the EMA and comparable foreign regulatory authorities for all of Kineta’s product candidates in clinical development. Regulatory authorities enforce these GLP and GCP requirements through periodic inspections of preclinical study sites, trial sponsors, clinical trial investigators and clinical trial sites. If Kineta or any of its CROs or clinical trial sites, including clinical trial sites in investigator-initiated clinical trials, fail to comply with applicable GLP or GCP requirements, the data generated in Kineta’s preclinical studies and clinical trials may be deemed unreliable, and the FDA, EMA or comparable foreign regulatory authorities may require Kineta to perform additional preclinical or clinical trials before approving Kineta’s marketing applications. In addition, Kineta’s clinical trials must be conducted with product produced under cGMP regulations. Kineta’s failure to comply with these regulations may require Kineta to stop and/or repeat clinical trials, which would delay the marketing approval process.

There is no guarantee that any such CROs, clinical trial investigators or other third parties on which Kineta relies will devote adequate time and resources to Kineta’s development activities or perform as contractually required. These risks are heightened as a result of the efforts of government agencies and the CROs themselves to limit the spread of COVID-19, including quarantines and shelter-in-place orders. If any of these third parties fail to meet expected deadlines, adhere to Kineta’s clinical protocols or meet regulatory requirements, otherwise performs in a substandard manner, or terminates its engagement with Kineta, the timelines for Kineta’s development programs may be extended or delayed or Kineta’s development activities may be suspended or terminated. If any of Kineta’s clinical trial sites terminates for any reason, Kineta may experience the loss of follow-up information on subjects enrolled in such clinical trials unless Kineta is able to transfer those subjects to another qualified clinical trial site, which may be difficult or impossible. In addition, clinical trial investigators for Kineta’s clinical trials or investigator-initiated clinical trials may serve as scientific advisors or consultants to Kineta from time to time and may receive cash or equity compensation in connection with such services. If these relationships and any related compensation result in perceived or actual conflicts of interest, or the FDA or any comparable foreign regulatory authority concludes that the financial relationship may have affected the interpretation of the trial, the integrity of the data generated at the applicable clinical trial site may be questioned and the utility of the clinical trial itself may be jeopardized, which could result in the delay or rejection of any marketing application Kineta submits by the FDA or any comparable foreign regulatory authority. Any such delay or rejection could prevent Kineta from commercializing its product candidates.

Furthermore, these third parties may also have relationships with other entities, some of which may be Kineta’s competitors. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct Kineta’s clinical trials in accordance with regulatory requirements or Kineta’s stated protocols, Kineta will not be able to obtain, or may be delayed in obtaining, marketing approvals for its product candidates and will not be able to, or may be delayed in its efforts to, successfully commercialize its products.

Kineta relies on third parties to manufacture its product candidates, and Kineta expects to continue to rely on third parties for the clinical as well as any future commercial supply of its product candidates and other future product candidates. The development of Kineta’s current and future product candidates, and the commercialization of any approved products, could be stopped, delayed or made less profitable if any such third party fails to provide Kineta with sufficient clinical or commercial quantities of such product candidates or products, fails to do so at acceptable quality levels or prices or fails to achieve or maintain satisfactory regulatory compliance.

Kineta does not currently have, and Kineta does not plan to build, the infrastructure or capability internally to manufacture current product candidates or any future product candidates for use in the conduct of its clinical trials or, if approved, for commercial supply. Kineta relies on, and expects to continue to rely on, contract manufacturing organizations (“CMOs”). Reliance on third-party providers may expose Kineta to more risk than if it were to manufacture its product candidates itself. Kineta does not control the manufacturing processes of the CMOs it contracts with and is dependent on those third parties for the production of its product candidates in accordance with relevant applicable regulations such as cGMP, which includes, among other things, quality control, quality assurance and the maintenance of records and documentation.

In complying with the manufacturing regulations of the FDA and other comparable foreign regulatory authorities, Kineta and its third-party suppliers must spend significant time, money and effort in the areas of design and development, testing, production, record-keeping and quality control to assure that the products meet applicable specifications and other regulatory requirements. The failure to comply with these requirements could result in an enforcement action against Kineta, including the seizure of products and shutting down of production. Kineta and any of these third-party suppliers may also be subject to inspections by the FDA, EU Member States, coordinated by the EMA, or comparable foreign regulatory authorities. If any of Kineta’s third-party suppliers fail to comply with cGMP or other applicable manufacturing regulations, Kineta’s ability to develop and commercialize its product candidates could suffer significant interruptions.

Kineta’s failure, or the failure of Kineta’s third-party manufacturers, to comply with applicable regulations could result in sanctions being imposed on Kineta, including clinical holds, fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates or drugs, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of Kineta’s products.

Any disruption, such as a fire, natural hazards or vandalism at Kineta’s CMOs, or any impacts on Kineta’s CMOs due to the COVID-19 pandemic, could significantly interrupt Kineta’s manufacturing capability. Kineta currently does not have alternative production plans in place or disaster-recovery facilities available. In case of a disruption, Kineta will have to establish alternative manufacturing sources. This would require substantial capital on Kineta’s part, which it may not be able to obtain on commercially acceptable terms or at all. Additionally, Kineta would likely experience months of manufacturing delays as Kineta builds facilities or locates alternative suppliers and seeks and obtains necessary regulatory approvals. If this occurs, Kineta will be unable to satisfy manufacturing needs on a timely basis, if at all. If changes to CMOs occur, then there also may be changes to manufacturing processes inherent in the setup of new operations for Kineta’s product candidates and any products that may obtain approval in the future. Any such changes could require the conduct of bridging studies before Kineta can use any materials produced at new facilities or under new processes in clinical trials or, for any products reaching approval, in Kineta’s commercial supply. Further, business interruption insurance may not adequately compensate Kineta for any losses that may occur and Kineta would have to bear the additional cost of any disruption. For these reasons, a significant disruptive event of any CMOs could have drastic consequences, including placing Kineta’s financial stability at risk.

Kineta’s product candidates and any drugs that Kineta may develop may compete with other product candidates and drugs for access to manufacturing facilities. There are no assurances Kineta would be able to enter into similar commercial arrangements with other manufacturers that operate under cGMP regulations and that might be capable of manufacturing for Kineta. Any performance failure on the part of Kineta’s existing or future manufacturers could delay clinical development or marketing approval.

If Kineta were to experience an unexpected loss of supply of or if any supplier were unable to meet Kineta’s clinical or commercial demand for any of Kineta’s product candidates, Kineta could experience delays in its planned clinical studies or commercialization. For example, the COVID-19 pandemic may impact Kineta’s ability to procure sufficient supplies for the development of Kineta’s current and future product candidates, and the extent of such impacts will depend on the severity and duration of the spread of the virus and the actions undertaken to contain COVID-19 or treat its effects. Kineta could be unable to find alternative suppliers of acceptable quality and experience that can produce and supply appropriate volumes at an acceptable cost or on favorable terms. Moreover, Kineta’s suppliers are often subject to strict manufacturing requirements and rigorous testing requirements, which could limit or delay production. The long transition periods necessary to switch manufacturers and suppliers, if necessary, would significantly delay Kineta’s clinical trials and, for any product candidates that reach approval, the commercialization of Kineta’s products, which would materially adversely affect Kineta’s business, financial condition and results of operation.

Kineta depends on third-party suppliers for materials that are necessary for the conduct of preclinical studies and manufacture of Kineta’s product candidates for clinical trials, and the loss of these third-party suppliers or their inability to supply Kineta with sufficient quantities of adequate materials, or to do so at acceptable quality levels and on a timely basis, could harm Kineta’s business.

Manufacturing Kineta’s product candidates requires many reagents, which are substances used in Kineta’s manufacturing processes to bring about chemical or biological reactions, and other specialty materials and equipment, some of which are manufactured or supplied by small companies with limited resources and experience to support commercial biologics production. Kineta currently depends on a limited number of vendors for certain materials and equipment used in the manufacture of its product candidates. For example, Kineta currently uses facilities and equipment at external CMOs, as well as supply sources internal to the collaboration for vector supply. Kineta’s use of CMOs increases the risk of delays in production or insufficient supplies as Kineta transfers its manufacturing technology to these CMOs and as they gain experience with Kineta’s supply requirements. Some of these suppliers may not have the capacity to support clinical trials and commercial products manufactured under cGMP by biopharmaceutical firms or may otherwise be ill-equipped to support Kineta’s needs. Kineta also does not have supply contracts with many of these suppliers and may not be able to obtain supply contracts with them on acceptable terms or at all. Accordingly, Kineta may experience delays in receiving key materials and equipment to support clinical or commercial manufacturing.

For some of these reagents, equipment and materials, Kineta relies and may in the future rely on sole source vendors or a limited number of vendors. The supply of the reagents and other specialty materials and equipment that are necessary to produce Kineta’s product candidates could be reduced or interrupted at any time. In such case, identifying and engaging an alternative supplier or manufacturer could result in delay, and Kineta may not be able to find other acceptable suppliers or manufacturers on acceptable terms, or at all. Switching suppliers or manufacturers may involve substantial costs and is likely to result in a delay in Kineta’s desired clinical and commercial timelines. If Kineta changes suppliers or manufacturers for commercial production, applicable regulatory agencies may require Kineta to conduct additional studies or trials. If key suppliers or manufacturers are lost, or if the supply of the materials is diminished or discontinued, Kineta may not be able to develop, manufacture and market its product candidates in a timely and competitive manner, or at all. An inability to continue to source product from any of these suppliers, which could be due to a number of issues, including regulatory actions or requirements affecting the supplier, adverse financial or other strategic developments experienced by a supplier, labor disputes or shortages, unexpected demands or quality issues, could adversely affect Kineta’s ability to satisfy demand for its product candidates, which could adversely and materially affect Kineta’s product sales and operating results or Kineta’s ability to conduct clinical trials, either of which could significantly harm Kineta’s business.

As Kineta continues to develop and scale its manufacturing process, Kineta expects that it will need to obtain rights to and supplies of certain materials and equipment to be used as part of that process. Kineta may not be able to obtain rights to such materials on commercially reasonable terms, or at all, and if Kineta is unable to alter its process in a commercially viable manner to avoid the use of such materials or find a suitable substitute, it would have a material adverse effect on Kineta’s business. Even if Kineta is able to alter its process so as to use other materials or equipment, such a change may lead to a delay in Kineta’s clinical development and/or commercialization plans. If such a change occurs for a product candidate that is already in clinical testing, the change may require Kineta to perform both ex vivo comparability studies and to collect additional data from patients prior to undertaking more advanced clinical trials. These factors could cause the delay of studies or trials, regulatory submissions, required approvals or commercialization of product candidates that Kineta develops, cause Kineta to incur higher costs and prevent Kineta from commercializing its product candidates successfully.

If Kineta is unable to obtain sufficient raw and intermediate materials on a timely basis or if Kineta experiences other manufacturing or supply difficulties, Kineta’s business may be adversely affected.

The manufacture of certain of Kineta’s product candidates requires the timely delivery of sufficient amounts of raw and intermediate materials. Kineta works closely with its suppliers to ensure the continuity of supply but cannot guarantee these efforts will always be successful. Further, while efforts are made to diversify Kineta’s sources of raw and intermediate materials, in certain instances Kineta acquires raw and intermediate materials from a sole supplier. While Kineta believes that alternative sources of supply exist where it relies on sole supplier relationships, there can be no assurance that Kineta will be able to quickly establish additional or replacement sources for some materials. A reduction or interruption in supply, and an inability to develop alternative sources for such supply, could adversely affect Kineta’s ability to manufacture its product candidates in a timely or cost-effective manner.

Kineta’s reliance on third parties requires Kineta to share its trade secrets, which increases the possibility that a competitor will discover them or that Kineta’s trade secrets will be misappropriated or disclosed.

Because Kineta relies on third parties to research and develop and to manufacture Kineta’s product candidates, Kineta must share trade secrets with them. Kineta seeks to protect its proprietary technology in part by entering into confidentiality agreements and, if applicable, material transfer agreements, consulting agreements or other similar agreements with Kineta’s advisors, employees, third-party contractors and consultants prior to beginning research or disclosing proprietary information. These agreements typically limit the rights of the third parties to use or disclose Kineta’s confidential information, including Kineta’s trade secrets. Despite the contractual provisions employed when working with third parties, the need to share trade secrets and other confidential information increases the risk that such trade secrets become known by Kineta’s competitors, are inadvertently incorporated into the technology of others, or are disclosed or used in violation of these agreements. Given that Kineta’s proprietary position is based, in part, on Kineta’s know-how and trade secrets, a competitor’s independent discovery of Kineta’s trade secrets or other unauthorized use or disclosure would impair Kineta’s competitive position and may have a material adverse effect on Kineta’s business.

In addition, these agreements typically restrict the ability of Kineta’s advisors, employees, third-party contractors and consultants to publish data potentially relating to Kineta’s trade secrets, although Kineta’s agreements may contain certain limited publication rights. For example, any academic institution that Kineta may collaborate with will likely expect to be granted rights to publish data arising out of such collaboration and any joint research and development programs may require Kineta to share trade secrets under the terms of its research and development or similar agreements. Despite Kineta’s efforts to protect its trade secrets, Kineta’s competitors may discover Kineta’s trade secrets, either through breach of Kineta’s agreements with third parties, independent development or publication of information by any of Kineta’s third-party collaborators. A competitor’s discovery of Kineta’s trade secrets would impair Kineta’s competitive position and have an adverse impact on Kineta’s business.

Kineta has already entered into collaborations with third parties for the research, development and commercialization of certain of the product candidates Kineta may develop. Kineta may form or seek additional collaborations or strategic alliances or enter into additional licensing arrangements in the future. If any of these collaborations, strategic alliances or additional licensing arrangements are not successful, Kineta may not be able to capitalize on the market potential of those product candidates.

Kineta has already entered into licenses and collaborations with third parties and may seek other third-party collaborators for the research, development and commercialization of Kineta’s current or future product candidates. The collaboration with drug discovery vendors and any other collaboration agreements Kineta enters into will likely limit Kineta’s control over the amount and timing of resources that its collaborators dedicate to the development or commercialization of any product candidates Kineta may seek to develop with them. Kineta’s ability to generate revenues from these arrangements will depend on Kineta’s collaborators’ abilities to successfully perform the functions assigned to them in these arrangements. Kineta cannot predict the success of any collaboration in which Kineta has entered or may enter.

Kineta may in the future form or seek strategic alliances, create joint ventures or collaborations or enter into additional licensing arrangements with third parties that Kineta believes will complement or augment its development and commercialization efforts with respect to Kineta’s product candidates and any future product candidates that Kineta may develop. Any of these relationships may require Kineta to incur non-recurring and other charges, increase Kineta’s near and long-term expenditures, issue securities that dilute Kineta’s existing stockholders or disrupt Kineta’s management and business.

In addition, Kineta faces significant competition in seeking appropriate strategic partners and the negotiation process for these sorts of transactions is time-consuming, complex and expensive. Moreover, Kineta may not be successful in its efforts to establish a strategic partnership or other alternative arrangements for Kineta’s product candidates because they may be deemed to be at too early of a stage of development for collaborative effort and third parties may not view Kineta’s product candidates as having the requisite potential to demonstrate safety, potency, purity and efficacy and obtain marketing approval. Additionally, Kineta’s existing partners may decide to acquire or partner with other companies developing oncology therapeutics, which may have an adverse impact on Kineta’s business prospects, financial condition and results of operations.

As a result, if Kineta enters into additional collaboration agreements and strategic partnerships or licenses its product candidates, Kineta may not be able to realize the benefit of those transactions if Kineta is unable to successfully integrate them with Kineta’s existing operations and company culture, which could delay Kineta’s timelines or otherwise adversely affect Kineta’s business prospects, financial condition and results of operations. Kineta also cannot be certain that, following a strategic transaction or license, it will achieve the revenue or specific net income that justifies the entry into the transaction in the first place. Any delays in entering into new collaborations or strategic partnership agreements related to Kineta’s product candidates could delay the development and commercialization of Kineta’s product candidates in certain geographies for certain indications, which would harm Kineta’s business prospects, financial condition and results of operations.

Risks Related to Kineta’s Industry and Business Operations

The ongoing COVID-19 pandemic, or similar public health crises, could have a material adverse impact on Kineta’s business, financial condition and results of operations, including through disruption to Kineta’s planned clinical trials, supply chains, business operations and commercialization efforts, or through delay in the FDA’s approval of Kineta’s product candidates.

The ongoing COVID-19 global pandemic and government measures taken in response have also had a significant impact, both direct and indirect, on businesses and commerce, as worker shortages have occurred, supply chains have been disrupted, facilities and production have been suspended, and demand for certain goods and services, such as medical services and supplies, has spiked, while demand for other goods and services, such as travel, has fallen. The extent to which COVID-19 impacts Kineta’s business and operating results will depend on future developments that are highly uncertain and cannot be accurately predicted, including new information that may emerge concerning COVID-19, potential waves or cycles of the pandemic or new virus variants and the actions to contain the virus or treat its impact. For example, ineffective or uncoordinated vaccine deployment in the future or other responses to COVID-19, the emergence of more virulent or infectious variants of the virus or limitations on vaccine availability could risk increasing the duration and severity of the pandemic, which could have various negative impacts on Kineta’s business, the extent of which Kineta cannot fully predict.

Site initiation, participant recruitment and enrollment, participant dosing, distribution of clinical trial materials, study monitoring and data analysis for Kineta’s planned clinical trials may be delayed due to changes in hospital or university policies, federal, state or local regulations, prioritization of hospital resources toward pandemic efforts, or other reasons related to the pandemic. Additionally, some participants and clinical investigators may not be able to comply with clinical trial protocols. For example, quarantines or other travel limitations (whether voluntary or required) may impede participant movement, affect sponsor access to study sites, or interrupt healthcare services, and Kineta may be unable to conduct its planned clinical trials. If the global effort to control the spread of COVID-19 and treat COVID-19 patients is impeded for an extended period of time, Kineta risks a delay in activating sites and enrolling subjects as previously projected. Any such delays to Kineta’s planned clinical trials for its current product candidates and any future clinical trials could impact the use and sufficiency of Kineta’s existing cash reserves, and Kineta may be required to raise additional capital earlier than it had previously planned. Kineta may be unable to raise additional capital if and when needed, which may result in further delays or suspension of Kineta’s development plans.

Further, as a result of the COVID-19 public health emergency, Kineta may be required in the future to develop and implement additional clinical trial policies and procedures based on new guidance and regulatory requirements promulgated by the FDA or other regulatory authorities. For example, the FDA issued guidance in March 2020, which the FDA subsequently updated, on conducting clinical trials during the pandemic, which describe a number of considerations for sponsors of clinical trials impacted by the pandemic. In June 2020, the FDA also issued a guidance on good manufacturing practice considerations for responding to COVID-19 infection in employees in drug products manufacturing, including recommendations for manufacturing controls to prevent contamination of drugs. Additional COVID-19 related guidance released by the FDA includes guidance addressing resuming normal drug and biologics manufacturing operations; manufacturing, supply chain, and inspections; and statistical considerations for clinical trials during the COVID-19 public health emergency.

Infections and deaths related to COVID-19 also continue to disrupt certain healthcare and healthcare regulatory systems globally. Such disruptions could continue to divert healthcare resources away from, or materially delay review by, the FDA and comparable foreign regulatory agencies. It is unknown how long these disruptions could continue, were they to occur. Any elongation or de-prioritization of Kineta’s clinical trials or delay in regulatory review resulting from such disruptions could materially adversely affect the development and study of Kineta’s product candidates.

Kineta currently utilizes third parties to, among other things, manufacture raw materials and Kineta’s product candidates, components, parts and consumables, and to perform quality control and testing. If either Kineta or any third-party in the supply chain for materials used in the production of Kineta’s product candidates are adversely impacted by restrictions resulting from the COVID-19 pandemic, Kineta’s supply chain may be disrupted, limiting Kineta’s ability to manufacture product candidates for its clinical trials.

The spread of COVID-19, which has caused a broad impact globally, including restrictions on travel and quarantine policies put into place by businesses and governments, may have a material adverse effect on Kineta’s business. While the potential economic impact brought by and the duration of the pandemic may be difficult to assess or predict, it has already caused, and is likely to result in further, significant disruption of global financial markets and the trading prices of biopharmaceutical companies have been highly volatile as a result of the COVID-19 pandemic, which may reduce Kineta’s ability to access capital either at all or on favorable terms. In addition, a recession, depression or other sustained adverse market event resulting from the global effort to control COVID-19 infections could materially and adversely affect Kineta’s business.

The ultimate impact of the current pandemic, or any other health epidemic, is highly uncertain and subject to change. Kineta does not yet know the full extent of potential delays or impacts on Kineta’s business, Kineta’s planned clinical trials, healthcare systems or the global economy as a whole. However, these effects could have a material adverse impact on Kineta’s business, financial condition and results of operations.

Disruptions at the FDA, EMA, SEC and other government agencies and regulatory authorities caused by funding shortages or global health concerns could hinder their ability to hire and retain key leadership and other personnel, prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal governmental functions on which the operation of Kineta’s business may rely, which could negatively impact Kineta’s business.

The ability of the FDA, EMA and other comparable foreign regulatory authorities to review and approve new products can be affected by a variety of factors, including government budget and funding levels, the ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory and policy changes. Average review times at regulatory authorities and government agencies have fluctuated in recent years as a result. In addition, government funding of the SEC and other government agencies on which Kineta’s operations may rely, including those that fund research and development activities, is subject to the political process, which is inherently fluid and unpredictable.

Disruptions at the FDA and other agencies such as the EMA following its post-Brexit relocation and resulting staff changes as well as necessary COVID-19 prioritizations may also slow the time necessary for new products to be reviewed and/or approved by necessary government agencies, which would adversely affect Kineta’s business. For example, in recent years, including in 2018 and 2019, the U.S. government shut down several times and certain regulatory agencies, such as the FDA and the SEC, had to furlough critical employees and stop critical activities. If a prolonged government shutdown occurs, it could significantly impact the ability of the FDA to review and process Kineta’s regulatory submissions, which could have a material adverse effect on Kineta’s business. Further, in Kineta’s operations as a public company, future government shutdowns could impact Kineta’s ability to access the public markets and obtain necessary capital in order to properly capitalize and continue Kineta’s operations.

Separately, in response to the COVID-19 pandemic, on March 10, 2020 the FDA announced its intention to postpone most inspections of foreign manufacturing facilities, and on March 18, 2020, the FDA temporarily postponed routine surveillance inspections of domestic manufacturing facilities. On July 10, 2020, the FDA announced its intention to resume certain on-site inspections of domestic manufacturing facilities subject to a risk-based prioritization system. The FDA intends to use this risk-based assessment system to identify the categories of regulatory activity that can occur within a given geographic area, ranging from mission critical inspections to resumption of all regulatory activities. Additionally, on April 14, 2021, the FDA issued a guidance document in which the FDA described its plans to conduct voluntary remote interactive evaluations of certain drug manufacturing facilities and clinical research sites. According to the guidance, the FDA intends to request such remote interactive evaluations in situations where an in-person inspection would not be prioritized, deemed mission-critical, or where direct inspection is otherwise limited by travel restrictions, but where the FDA determines that remote evaluation would still be appropriate. In May 2021, the FDA outlined a detailed plan to move toward a more consistent state of inspectional operations, and in July 2021, the FDA resumed standard inspectional operations of domestic facilities and was continuing to maintain this level of operation as of September 2021. More recently, the FDA has continued to monitor and implement changes to its inspectional activities to ensure the safety of its employees and those of the firms it regulates as it adapts to the evolving COVID-19 pandemic. Regulatory authorities outside the United States may adopt similar restrictions or other policy measures in response to the COVID-19 pandemic. If a prolonged government shutdown occurs, or if global health concerns continue to prevent the FDA or other regulatory authorities from conducting their regular inspections, reviews or other regulatory activities, it could significantly impact the ability of the FDA or other regulatory authorities to timely review and process Kineta’s regulatory submissions, which could have a material adverse effect on Kineta’s business.

The United Kingdom’s withdrawal from the EU may cause additional administrative burdens and strain on regulatory authorities in the EU, which may delay Kineta’s ability to obtain regulatory approvals of its product candidates in the EU and may require Kineta to incur additional expenses in order to develop, manufacture and commercialize its product candidates in the EU.

The United Kingdom formally exited the EU, commonly referred to as Brexit, on January 31, 2020. Under the terms of its departure, the United Kingdom entered a transition period (the “Transition Period”), during which it continued to follow all EU rules. The Transition Period ended on December 31, 2020. On December 30, 2020, the United Kingdom and EU signed the Trade and Cooperation Agreement (the “TCA”), which includes an agreement on free trade between the two parties. The TCA does not contain wholesale mutual recognition of regulatory regimes for pharmaceuticals as was hoped. There is mutual recognition of cGMP inspections of manufacturing facilities but it does not include reciprocal arrangements for the recognition of batch testing certification, in order to avoid unnecessary re-testing on importation of products.

There is considerable uncertainty resulting from a lack of precedent and the complexity of the United Kingdom and the EU’s intertwined legal regimes as to how Brexit will impact the life sciences industry in Europe, including Kineta, including with respect to ongoing or future clinical trials. The impact will largely depend on the model and means by which the United Kingdom’s relationship with the EU is governed post-Brexit and the extent to which the United Kingdom chooses to diverge from the EU regulatory framework.

The regulatory framework for medicines that existed before the end of the transition period has effectively been preserved in UK domestic legislation as ‘retained EU law’ which has prevented substantial divergence to the regulation of medicines. However, some changes to the UK legislation have been immediately necessary, including the implementation of the Northern Ireland Protocol, pursuant to which the EU pharmaceutical legal framework acquis continues to apply in Northern Ireland (subject to periodic consent of the Northern Ireland Legislative Assembly), and only products compliant with EU law can be placed in the Northern Ireland market, adding an extra layer of regulatory complexity. Companies now need to comply with a separate UK regulatory legal framework in order to commercialize medicinal products in Great Britain (namely, England, Wales and Scotland, as EU law continues to apply in Northern Ireland). The UK government is currently trying to renegotiate fundamental aspects of the Northern Ireland Protocol, so this remains an unpredictable area for companies in the near future. The TCA allows for future deviation from the current regulatory framework and it is not known if and/or when any deviations may occur, which may have an impact on development, manufacture, marketing authorization, commercial sales and distribution of pharmaceutical products.

Any delay in obtaining, or an inability to obtain, any marketing approvals, as a result of Brexit or otherwise, would prevent Kineta from or delay Kineta commercializing its product candidates in the United Kingdom and/or the European Economic Area (the “EEA”) and restrict Kineta’s ability to generate revenue and achieve and sustain profitability. In the short term, there is a risk of disrupted import and export processes due to a lack of administrative processing capacity by the respective United Kingdom and EU customs agencies that may delay time-sensitive shipments and may negatively impact Kineta’s product supply chain.

Kineta may be exposed to significant foreign exchange risk.

Kineta conducts research and business activities in foreign countries and it incurs portions of its expenses, and may in the future derive revenues, in a variety of currencies. As a result, Kineta is exposed to foreign currency exchange risk as its results of operations and cash flows are subject to fluctuations in foreign currency exchange rates. Fluctuations in currency exchange rates have had, and will continue to have, an impact on Kineta’s results as expressed in U.S. dollars. Kineta currently does not engage in hedging transactions to protect against uncertainty in future exchange rates between particular foreign currencies and the U.S. dollar. Kineta cannot predict the impact of foreign currency fluctuations, and foreign currency fluctuations in the future may adversely affect Kineta’s financial condition, results of operations and cash flows.

Kineta’s employees, principal investigators, consultants and commercial partners may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements and insider trading.

Kineta is exposed to the risk of fraud or other misconduct by its employees, principal investigators, consultants and commercial partners. Misconduct by these parties could include intentional failures to comply with the regulations of the FDA and other comparable foreign regulatory authorities, provide accurate information to the FDA and other comparable foreign regulatory authorities, comply with healthcare fraud and abuse laws and regulations in the United States, EU, UK and in other jurisdictions, report financial information or data accurately or disclose unauthorized activities to Kineta. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Such misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and cause serious harm to Kineta’s reputation. It is not always possible to identify and deter employee misconduct, and the precautions Kineta takes to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting Kineta from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against Kineta, those actions could have a significant impact on Kineta’s business, including the imposition of significant civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, exclusion from government funded healthcare programs, such as Medicare and Medicaid, contractual damages, reputational harm, diminished profits and future earnings, additional reporting obligations and oversight if subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws, and the curtailment or restructuring of Kineta’s operations.

Kineta faces potential product liability, and, if successful claims are brought against it, Kineta may incur substantial liability and costs. If the use of Kineta’s product candidates harms patients or is perceived to harm patients even when such harm is unrelated to Kineta’s product candidates, Kineta’s regulatory approvals could be revoked or otherwise negatively impacted and Kineta could be subject to costly and damaging product liability claims.

The use of Kineta’s product candidates in clinical trials and the sale of any products for which Kineta obtains marketing approval exposes Kineta to the risk of product liability claims. Product liability claims might be brought against Kineta by consumers, healthcare providers, pharmaceutical companies or others selling or otherwise coming into contact with Kineta’s products. There is a risk that Kineta’s product candidates may induce adverse events. If Kineta cannot successfully defend against product liability claims, Kineta could incur substantial liability and costs. In addition, regardless of merit or eventual outcome, product liability claims may result in:

•	impairment of Kineta’s business reputation;

•	withdrawal of clinical trial participants;

•	costs due to related litigation;

•	distraction of management’s attention from Kineta’s primary business;

•	substantial monetary awards to patients or other claimants;

•	the inability to commercialize Kineta’s product candidates; and

•	decreased demand for Kineta’s product candidates, if approved for commercial sale.

Kineta believes its product liability insurance coverage is sufficient in light of its current clinical programs; however, Kineta may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect Kineta against losses due to liability. If and when Kineta obtains marketing approval for product candidates, Kineta intends to expand its insurance coverage to include the sale of commercial products; however, Kineta may be unable to obtain product liability insurance on commercially reasonable terms or in adequate amounts. On occasion, large judgments have been awarded in class action lawsuits based on drugs or medical treatments that had unanticipated adverse effects. A successful product liability claim, or series of claims brought against Kineta, could cause Kineta’s stock price to decline and, if judgments exceed Kineta’s insurance coverage, could adversely affect Kineta’s results of operations and business.

Patients with cancer and other diseases targeted by Kineta’s product candidates are often already in severe and advanced stages of disease and have both known and unknown significant pre-existing and potentially life-threatening health risks. During the course of treatment, patients may suffer adverse events, including death, for reasons that may be related to Kineta’s product candidates. Such events could subject Kineta to costly litigation, require Kineta to pay substantial amounts of money to injured patients, delay, negatively impact or end Kineta’s opportunity to receive or maintain regulatory approval to market Kineta’s products, or require Kineta to suspend or abandon its commercialization efforts. Even in a circumstance in which Kineta does not believe that an adverse event is related to its products, the investigation into the circumstance may be time-consuming or inconclusive. These investigations may divide the attention of Kineta’s management team, interrupt Kineta’s sales efforts, delay Kineta’s regulatory approval process in other countries or impact and limit the type of regulatory approvals Kineta’s product candidates receive or maintain. As a result of these factors, a product liability claim, even if successfully defended, could have a material adverse effect on Kineta’s business, financial condition or results of operations.

Kineta’s future success depends on its ability to retain key members of senior management and to attract, retain and motivate qualified personnel.

Kineta’s ability to compete in the highly competitive biopharmaceutical industry depends upon its ability to attract and retain highly qualified management, research and development, clinical, financial and business development personnel. Kineta is highly dependent on its management, scientific and medical personnel, including Shawn Iadonato, Ph.D., Kineta’s Chief Executive Officer, Craig Philips, Kineta’s President, Keith Baker, Kineta’s Chief Financial Officer, Pauline Kenny, Kineta’s General Counsel, Thierry Guillaudeux, Ph.D., Kineta’s Chief Scientific Officer and Jacques Bouchy, Kineta’s EVP Investor Relations & Business Development. Kineta’s senior management may terminate their employment with Kineta at any time. Kineta does not maintain “key person” insurance for any of its employees.

Recruiting and retaining qualified scientific and clinical personnel and, if Kineta progresses the development of any of its product candidates, commercialization, manufacturing and sales and marketing personnel, will be critical to Kineta’s success. The loss of the services of members of Kineta’s senior management or other key employees could impede the achievement of Kineta’s research, development and commercialization objectives and seriously harm Kineta’s ability to successfully implement its business strategy. Furthermore, replacing members of Kineta’s senior management and key employees may be difficult and may take an extended period of time because of the limited number of individuals in Kineta’s industry with the breadth of skills and experience required to successfully develop, gain regulatory approval of and commercialize Kineta’s product candidates. Kineta’s success also depends on its ability to continue to attract, retain and motivate highly skilled junior, mid-level and senior managers, as well as junior, mid-level and senior scientific and medical personnel. Competition to hire from this limited candidate pool is intense, and Kineta may be unable to hire, train, retain or motivate these key personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. Kineta also experiences competition for the hiring of scientific and clinical personnel from universities and research institutions. In addition, Kineta relies on consultants and advisors, including scientific and clinical advisors, to assist Kineta in formulating its research and development and commercialization strategy. Kineta’s consultants and advisors may have commitments under consulting or advisory contracts with other entities that may limit their availability to Kineta. If Kineta is unable to continue to attract and retain high-quality personnel, Kineta’s ability to pursue its growth strategy will be limited.

Kineta expects to expand its clinical development and regulatory capabilities and potentially implement sales, marketing and distribution capabilities, and as a result, Kineta may encounter difficulties in managing its growth, which could disrupt Kineta’s operations.

As of December 19, 2022, Kineta had 11 full-time employees and one part-time employee. As Kineta’s development progresses, Kineta expects to experience significant growth in the number of its employees and the scope of its operations, particularly in the areas of clinical product development, regulatory affairs, manufacturing and, if any of Kineta’s product candidates receives marketing approval, sales, marketing and distribution. To manage Kineta’s anticipated future growth, Kineta must continue to implement and improve its managerial, operational and financial systems, expand its facilities and continue to recruit and train additional qualified personnel. Due to Kineta’s limited financial resources and the limited experience of Kineta’s management team in managing a company with such anticipated growth, Kineta may not be able to effectively manage the expansion of its operations or recruit and train additional qualified personnel. The expansion of Kineta’s operations may lead to significant costs and may divert its management and business development resources. Any inability to manage growth could delay the execution of Kineta’s business plans or disrupt Kineta’s operations.

Kineta faces substantial competition, which may result in others discovering, developing or commercializing products more quickly or marketing them more successfully than Kineta.

The development and commercialization of new products is highly competitive. Kineta expects to compete in the segments of the pharmaceutical, biotechnology and other related markets that pursue immuno-oncology treatments. Kineta’s commercial opportunity could be reduced or eliminated if its competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, are more convenient, or are less expensive than any products that Kineta may develop. Kineta’s competitors also may obtain regulatory approval from the FDA or other comparable foreign regulatory authorities for their products more rapidly than Kineta may obtain approval for its products, if ever, which could result in Kineta’s competitors establishing a strong market position before Kineta is able to enter the market or make Kineta’s development more complicated. Moreover, with the proliferation of new drugs and therapies into oncology, Kineta expects to face increasingly intense competition as new technologies become available. If Kineta fails to stay at the forefront of technological change, it may be unable to compete effectively. Any product candidates that Kineta successfully develops and commercializes will compete with existing therapies and new therapies that may become available in the future. The highly competitive nature of and rapid technological changes in the biotechnology and pharmaceutical industries could render Kineta’s product candidates or its technology obsolete, less competitive or uneconomical.

Other products in a similar class as some of Kineta’s product candidates have already been approved and other products in the same class are further along in development. As more product candidates within a particular class of biopharmaceutical products proceed through clinical development to regulatory review and approval, the amount and type of clinical data that may be required by regulatory authorities may increase or change. Consequently, the results of Kineta’s clinical trials for product candidates in those classes will likely need to show a risk benefit profile that is competitive with or more favorable than those products and product candidates in order to obtain marketing approval or, if approved, a product label that is favorable for commercialization. If the risk benefit profile is not competitive with those products or product candidates, Kineta may have developed a product that is not commercially viable, that Kineta is not able to sell profitably or that is unable to achieve favorable pricing or reimbursement. In such circumstances, Kineta’s future product revenue and financial condition would be materially and adversely affected.

Specifically, there are many companies that have commercialized or are developing immuno-oncology treatments for cancer including large pharmaceutical and biotechnology companies such as Amgen Inc., AstraZeneca plc and its subsidiary, MedImmune, LLC, Bristol-Myers Squibb Company (“BMS”), Merck, Novartis AG, Pfizer Inc., Curis, Inc., Hummingbird Bioscience, Pte. Ltd., and Roche, and its subsidiary Genentech. Kineta is also aware of several companies testing their compounds in combination with nivolumab or pembrolizumab. Select programs in late-stage development include lymphocyte activation gene-3 (“LAG-3”) assets from BMS (relatlimab) and modified interleukin-2 (“IL-2”) assets from Nektar Therapeutics bempegaldesleukin). In earlier stage development there are also BioNTech SE with NEO-PV-01 and Karyopharm Therapeutics, Inc. with selinexor.

In addition, there are large pharmaceutical and biotech companies developing therapeutics for the treatment of chronic pain and viral diseases.

Many of Kineta’s competitors, either alone or with their collaboration partners, have significantly greater financial resources and expertise in research and development, preclinical testing, clinical trials, manufacturing and marketing than Kineta does. Future collaborations and mergers and acquisitions may result in further resource concentration among a smaller number of competitors. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors will also compete with Kineta in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and subject registration for clinical trials, as well as in acquiring technologies complementary to, or that maybe necessary for, Kineta’s programs.

The key competitive factors affecting the success of all of Kineta’s programs are likely to be efficacy, safety and convenience. If Kineta is not successful in developing, commercializing and achieving higher levels of reimbursement than its competitors, Kineta will not be able to compete against them and Kineta’s business would be materially harmed.

Kineta has net operating losses (“NOL”) to be carried forward, which may become devalued if Kineta does not generate sufficient future taxable income, applicable corporate tax rates are reduced or if Kineta experiences an ownership change.

Kineta’s total gross deferred tax assets as of December 31, 2021 were $16.0 million. Utilization of most deferred tax assets is dependent on generating sufficient future taxable income in the appropriate jurisdiction and/or entity. Kineta has provided a valuation allowance of $14.2 million on its net deferred tax assets as of December 31, 2021. Based on all available evidence, it is considered more likely than not that all the recorded deferred tax assets will not be realized in a future period. Accordingly, in the event of a reduction of any such corporate income tax rates, the carrying value of certain of Kineta’s deferred tax assets would decrease. Moreover, Kineta’s ability to use its NOL and other deferred tax assets to offset future taxable income may be limited if Kineta experiences an ownership change. Kineta may experience ownership changes in the future as a result of the Merger or subsequent shifts in its stock ownership, some of which are outside Kineta’s control.

For U.S. federal income tax purposes, an ownership change will generally occur when the percentage of Kineta’s stock (by value) owned by one or more “5% shareholders” (as defined in the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) has increased by more than 50% over the lowest percentage owned by such shareholders at any time during the prior three years (calculated on a rolling basis). Kineta anticipates that it will incur losses in the United States in the foreseeable future related to Kineta’s research and development activities. Due to potential ownership changes under Section 382 of the Code, Kineta may be limited in its ability to realize a tax benefit from the use of such losses, whether or not Kineta attains profitability in future years.

In addition, Kineta’s ability to utilize any future NOL may be limited by Pub. L. 115-97, enacted in 2017 and commonly known as the Tax Cuts and Jobs Act of 2017 (the “TCJA”). Under the TCJA, the amount of Kineta’s NOL that Kineta is permitted to deduct in any taxable year is limited to 80% of its taxable income in such year, where taxable income is determined without regard to the NOL deduction itself, while allowing unused NOL to be carried forward indefinitely.

For these reasons, a material devaluation in Kineta’s deferred tax assets due to insufficient taxable income, lower corporate income tax rates or ownership change would have an adverse effect on Kineta’s results of operations and financial condition.

Foreign subsidiaries may directly become subject to U.S. federal income tax and be subject to a branch profits tax in the United States, which could reduce Kineta’s after-tax returns and the value of Kineta’s shares.

Kineta currently intends to conduct substantially all of its businesses and operations in a manner such that any foreign subsidiaries, if applicable, will not be treated as engaged in a trade or business in the United States and will not be subject to additional U.S. income tax or branch profits tax. However, it is not entirely clear when a foreign subsidiary is treated as being engaged in a trade or business in the United States for U.S. federal income tax purposes. Accordingly, Kineta cannot assure you that the Internal Revenue Service (the “IRS”) will not contend, perhaps successfully, that Kineta’s foreign subsidiaries were engaged in a trade or business in the United States or are subject to more U.S. income tax than they currently incur. A foreign corporation deemed to be so engaged would be subject to U.S. federal income tax on its income that is treated as effectively connected with the conduct of that trade or business, as well as to branch profits tax on its “dividend equivalent amount,” unless the corporation is entitled to relief under an applicable tax treaty, which is determined on an annual basis.

Kineta’s business operations and current and future relationships with investigators, health care professionals, consultants, third-party payors and customers are subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, transparency laws and other healthcare laws and regulations. If Kineta is unable to comply, or has not fully complied, with such laws, Kineta could face substantial penalties.

Healthcare providers and others play a primary role in the recommendation and prescription of any products for which Kineta obtains marketing approval. Although Kineta does not currently have any products on the market, Kineta’s operations and current and future arrangements with investigators, healthcare professionals, customers and third-party payors, may be subject to various U.S. federal and state healthcare laws and regulations, including, without limitation, the U.S. federal Anti-Kickback Statute, the U.S. federal civil and criminal false claims laws and the Physician Payments Sunshine Act and regulations. These laws may impact, among other things, Kineta’s current business operations, including its clinical research activities, and proposed sales, marketing and education programs and constrain the business of financial arrangements and relationships with healthcare providers and other parties through which Kineta may market, sell and distribute its products for which Kineta obtains marketing approval. In addition, Kineta may be subject to additional healthcare, statutory and regulatory requirements and enforcement by foreign regulatory authorities in jurisdictions in which Kineta conducts its business. The laws that may affect Kineta’s ability to operate include:

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the U.S. federal Anti-Kickback Statute, a criminal law which prohibits, among other things, persons or entities from knowingly and willfully soliciting, offering, receiving or paying any remuneration (including any kickback, bribe or certain rebates), directly or indirectly, overtly or covertly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, lease, order or recommendation of, any good, facility, item or service, for which payment may be made, in whole or in part, under U.S. federal and state healthcare programs such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

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the U.S. federal civil False Claims Act, which can be enforced through whistleblower actions, and which, among other things, imposes significant civil penalties, treble damages, and potential exclusion from federal healthcare programs against individuals or entities for knowingly presenting, or causing to be presented, to the U.S. federal government, claims for payment or approval that are false or fraudulent, knowingly making, using or causing to be made or used, a false record or statement material to a false or fraudulent claim, or from knowingly making a false statement to avoid, decrease or conceal an obligation to pay money to the U.S. federal government. In addition, the government may assert that a claim resulting from a violation of the U.S. federal Anti-Kickback Statute, U.S. Federal Food, Drug and Cosmetic Act (the “FDCA”) or other law constitutes a false or fraudulent claim for purposes of the civil False Claims Act. There is also the federal criminal False Claims Act, which is similar to the federal civil False Claims Act and imposes criminal liability on those that make or present a false, fictitious or fraudulent claim to the federal government;

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the U.S. federal Civil Monetary Penalties Law, which authorizes the imposition of substantial civil monetary penalties against any person or entity that engages in activities including, among others (1) knowingly presenting, or causing to be presented, a claim for services not provided as claimed or that is otherwise false or fraudulent in any way; (2) arranging for or contracting with an individual or entity that is excluded from participation in federal healthcare programs to provide items or services reimbursable by a federal healthcare program; (3) violations of the federal Anti-Kickback Statute; (4) failing to report and return a known overpayment; or (5) offering or transferring any remuneration to a Medicare or Medicaid beneficiary if the person knows or should know it is likely to influence the beneficiary’s selection of a particular provider, practitioner, or supplier of items or services reimbursable by Medicare or Medicaid, unless an exception applies;

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the U.S. federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) which imposes criminal and civil liability for, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, or knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement, in connection with the delivery of, or payment for, healthcare benefits, items or services; similar to the U.S. federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

•	the FDCA, which prohibits, among other things, the adulteration or misbranding of drugs, biologics and medical devices;

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the U.S. federal Physician Payments Sunshine Act, enacted as part of the Affordable Care Act, and its implementing regulations, which requires certain manufacturers of drugs, devices, biologics and medical supplies that are reimbursable under Medicare, Medicaid or the Children’s Health Insurance Program to track and report annually to CMS information related to certain payments and other transfers of value provided to U.S.-licensed physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, as well as ownership and investment interests held by the physicians described above and their immediate family members. Since January 1, 2022, such obligations include the reporting of payments and other transfers of value provided in the previous year to certain other healthcare professionals, including physician assistants, nurse practitioners, clinical nurse specialists, certified nurse anesthetists, anesthesiology assistants and certified nurse midwives;

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analogous state laws and regulations, including: state anti-kickback and false claims laws, which may apply to Kineta’s business practices, including, but not limited to, research, distribution, sales and marketing arrangements and claims involving healthcare items or services reimbursed by any third-party payor, including private insurers; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the U.S. federal government, or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws and regulations that require drug manufacturers to file reports relating to pricing and marketing information, including information pertaining to and justifying price increases; state laws and regulations that prohibit various marketing-related activities, such as the provision of certain kinds of gifts or meals, or require the tracking and reporting of gifts and other remuneration and items of value provided to healthcare professionals and entities; and state and local laws requiring the registration of pharmaceutical sales representatives; and

•	European and other foreign law equivalents of each of the laws, including reporting requirements detailing interactions with and payments to healthcare providers.

Ensuring that Kineta’s internal operations and future business arrangements with third parties comply with applicable healthcare laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that Kineta’s business practices, including certain arrangements with physicians who receive stock, warrants or stock options as compensation for services provided to Kineta, do not comply with current or future statutes, regulations, agency guidance or case law involving applicable fraud and abuse or other healthcare laws and regulations. If Kineta’s operations are found to be in violation of any of the laws described above or any other governmental laws and regulations that may apply to Kineta, Kineta may be subject to significant penalties, including civil, criminal and administrative penalties, damages, fines, exclusion from U.S. government funded healthcare programs, such as Medicare and Medicaid, or similar programs in other countries or jurisdictions, disgorgement, imprisonment, contractual damages, reputational harm, diminished profits, additional reporting requirements and oversight if Kineta becomes subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws and the delay, reduction, termination or restructuring of Kineta’s operations. Further, defending against any such actions can be costly and time-consuming, and may require significant financial and personnel resources. Therefore, even if Kineta is successful in defending against any such actions that may be brought against it, Kineta’s business may be impaired. If any of the physicians or other providers or entities with whom Kineta expects to do business is found to not be in compliance with applicable laws, they may be subject to significant criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs and imprisonment. If any of the above occur, it could adversely affect Kineta’s ability to operate its business and its results of operations.

Healthcare legislative reform measures may have a material adverse effect on Kineta’s business and results of operations.

The United States and many foreign jurisdictions have enacted or proposed legislative and regulatory changes affecting the healthcare system that could prevent or delay marketing approval of Kineta’s current product candidates and any future product candidates, restrict or regulate post-approval activities and affect Kineta’s ability to profitably sell a product for which it obtains marketing approval. Changes in regulations, statutes or the interpretation of existing regulations could impact Kineta’s business in the future by requiring, for example: (i) changes to Kineta’s manufacturing arrangements; (ii) additions or modifications to product labeling; (iii) the recall or discontinuation of Kineta’s products; or (iv) additional record-keeping requirements. If any such changes were to be imposed, they could adversely affect the operation of Kineta’s business.

In the United States, there have been and continue to be a number of legislative initiatives to contain healthcare costs. For example, in March 2010, the ACA was passed, which substantially changed the way healthcare is financed by both governmental and private insurers, and significantly impacted the U.S. pharmaceutical industry. The ACA, among other things, subjected biological products to potential competition by lower-cost biosimilars, addressed a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs and biologics that are inhaled, infused, instilled, implanted or injected, increased the minimum Medicaid rebates owed by manufacturers under the Medicaid Drug Rebate Program and extended the rebate program to individuals enrolled in Medicaid managed care organizations, established annual fees and taxes on manufacturers of certain branded prescription drugs and biologics, and created a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 70% (increased from 50% pursuant to the Bipartisan Budget Act of 2018) point-of-sale discounts off negotiated prices of applicable brand drugs and biologics to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs or biologics to be covered under Medicare Part D.

Since its enactment, there have been judicial, executive and Congressional challenges to certain aspects of the ACA. On June 17, 2021, the U.S. Supreme Court dismissed the most recent judicial challenge to the ACA brought by several states without specifically ruling on the constitutionality of the ACA. Prior to the Supreme Court’s decision, President Biden issued an executive order to initiate a special enrollment period from February 15, 2021 through August 15, 2021 for purposes of obtaining health insurance coverage through the ACA marketplace. The executive order also instructed certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare, including among others, re-examining Medicaid demonstration projects and waiver programs that include work requirements, and policies that create unnecessary barriers to obtaining access to health insurance coverage through Medicaid or the ACA. It is unclear how other healthcare reform measures of the Biden administration or other efforts, if any, to challenge, repeal or replace the ACA will impact the ACA or Kineta’s business.

In addition, other legislative changes have been proposed and adopted since the ACA was enacted. On August 2, 2011, the Budget Control Act of 2011 was signed into law, which, among other things, resulted in reductions to Medicare payments to providers of 2% per fiscal year, which went into effect on April 1, 2013 and, due to subsequent legislative amendments to the statute, will remain in effect through 2030, with the exception of a temporary suspension from May 1, 2020 through December 31, 2021, unless additional Congressional action is taken. On January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, reduced Medicare payments to several providers, including hospitals, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.

Further, there has been heightened governmental scrutiny in the United States of pharmaceutical pricing practices in light of the rising cost of prescription drugs. Such scrutiny has resulted in several recent congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for products. Although a number of these and other measures may require additional authorization to become effective, Congress and the current U.S. administration have each indicated that it will continue to seek new legislative and/or administrative measures to control drug costs. Any reduction in reimbursement from Medicare and other government programs may result in a similar reduction in payments from private payors.

At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. Legally mandated price controls on payment amounts by third-party payors or other restrictions could harm Kineta’s business, results of operations, financial condition and prospects. In addition, regional healthcare authorities and individual hospitals are increasingly using bidding procedures to determine what pharmaceutical products and which suppliers will be included in their prescription drug and other healthcare programs. This could reduce the ultimate demand for Kineta’s product candidates, if approved, or put pressure on Kineta’s product pricing, which could negatively affect Kineta’s business, results of operations, financial condition and prospects.

Kineta expects that the ACA, these new laws, and other healthcare reform measures that may be adopted in the future may result in additional reductions in Medicare and other healthcare funding, more rigorous coverage criteria, new payment methodologies and additional downward pressure on the price that Kineta receives for any approved product. The implementation of cost containment measures or other healthcare reforms may prevent Kineta from being able to generate revenue, attain profitability or commercialize its product candidates, if approved.

Current and future legislative efforts may limit the prices for Kineta’s products, if and when they are licensed for marketing, and that could materially impact Kineta’s ability to generate revenues.

The prices of prescription pharmaceuticals have also been the subject of considerable discussion in the United States. There have been several recent U.S. congressional inquiries, as well as proposed and enacted state and federal legislation designed to, among other things, bring more transparency to pharmaceutical pricing, review the relationship between pricing and manufacturer patient programs and reduce the costs of pharmaceuticals under Medicare and Medicaid. In 2020, President Trump issued several executive orders intended to lower the costs of prescription products and certain provisions in these orders have been incorporated into regulations. These regulations include an interim final rule implementing a most favored nation model for prices that would tie Medicare Part B payments for certain physician-administered pharmaceuticals to the lowest price paid in other economically advanced countries, effective January 1, 2021. That rule, however, has been subject to a nationwide preliminary injunction and, on December 29, 2021, CMS issued a final rule to rescind it. With issuance of this rule, CMS stated that it will explore all options to incorporate value into payments for Medicare Part B pharmaceuticals and improve beneficiaries’ access to evidence-based care.

In addition, in October 2020, HHS and the FDA published a final rule allowing states and other entities to develop a Section 804 Importation Program (“SIP”) to import certain prescription drugs from Canada into the United States. The final rule is currently the subject of ongoing litigation, but at least six states (Vermont, Colorado, Florida, Maine, New Mexico and New Hampshire) have passed laws allowing for the importation of drugs from Canada with the intent of developing SIPs for review and approval by the FDA. Further, on November 20, 2020, HHS finalized a regulation removing safe harbor protection for price reductions from pharmaceutical manufacturers to plan sponsors under Part D, either directly or through pharmacy benefit managers, unless the price reduction is required by law. The implementation of the rule has been delayed by the Biden administration until January 1, 2026 by the Infrastructure Investment and Jobs Act. The rule also creates a new safe harbor for price reductions reflected at the point-of-sale, as well as a new safe harbor for certain fixed fee arrangements between pharmacy benefit managers and manufacturers, the implementation of which have also been delayed by the Biden administration until January 1, 2023.

On July 9, 2021, President Biden signed Executive Order 14063, which focuses on, among other things, the price of pharmaceuticals. The Order directs HHS to create a plan within 45 days to combat “excessive pricing of prescription pharmaceuticals and enhance domestic pharmaceutical supply chains, to reduce the prices paid by the federal government for such pharmaceuticals, and to address the recurrent problem of price gouging.” On September 9, 2021, HHS released its plan to reduce pharmaceutical prices. The key features of that plan are to: (a) make pharmaceutical prices more affordable and equitable for all consumers and throughout the health care system by supporting pharmaceutical price negotiations with manufacturers; (b) improve and promote competition throughout the prescription pharmaceutical industry by supporting market changes that strengthen supply chains, promote biosimilars and generic drugs, and increase transparency; and (c) foster scientific innovation to promote better healthcare and improve health by supporting public and private research and making sure that market incentives promote discovery of valuable and accessible new treatments.

At the state level, individual states are increasingly aggressive in passing legislation and implementing regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. In addition, regional healthcare organizations and individual hospitals are increasingly using bidding procedures to determine what pharmaceutical products and which suppliers will be included in their prescription drug and other healthcare programs. These measures could reduce the ultimate demand for Kineta’s products, once approved, or put pressure on Kineta’s product pricing. Kineta expects that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for Kineta’s product candidates or additional pricing pressures.

Finally, outside the United States, in some nations, including those of the EU, the pricing of prescription pharmaceuticals is subject to governmental control and access. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a product. To obtain reimbursement or pricing approval in some countries, Kineta or its collaborators may be required to conduct a clinical trial that compares the cost-effectiveness of Kineta’s product to other available therapies. If reimbursement of Kineta’s products is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, Kineta’s business could be materially harmed.

Kineta is subject to a variety of privacy and data security laws, and Kineta’s failure to comply with them could harm Kineta’s business.

Kineta maintains a large quantity of sensitive information, including confidential business and personal information in connection with the conduct of Kineta’s clinical trials and related to Kineta’s employees, and Kineta is subject to laws and regulations governing the privacy and security of such information. In the United States, there are numerous federal and state privacy and data security laws and regulations governing the collection, use, disclosure and protection of personal information, including federal and state health information privacy laws, federal and state security breach notification laws, and federal and state consumer protection laws. The legislative and regulatory landscape for privacy and data protection continues to evolve, and there has been an increasing focus on privacy and data protection issues, including with respect to regulatory enforcement and private litigation, which may affect Kineta’s business and is expected to increase its compliance costs and exposure to liability. In the United States, numerous federal and state laws and regulations could apply to Kineta’s operations or the operations of Kineta’s partners, including state data breach notification laws, state health information privacy laws and federal and state consumer protection laws and regulations (e.g., Section 5 of the FTC Act), that govern the collection, use, disclosure and protection of health-related and other personal information. In addition, Kineta may obtain health information from third parties (including research institutions from which Kineta obtains clinical trial data) that are subject to privacy and security requirements under HIPAA, as amended by HITECH and regulations promulgated thereunder. Depending on the facts and circumstances, Kineta could be subject to significant penalties if Kineta obtains, uses or discloses, or is subject to an actual or alleged data breach regarding, individually identifiable health information in a manner that is not authorized or permitted by HIPAA.

In the EEA, Kineta is subject to the EU General Data Protection Regulation (the “EU GDPR”), which took effect in May 2018. The EU GDPR governs the collection, use, disclosure, transfer or other processing of personal data (i.e., data which identifies an individual or from which an individual is identifiable), including clinical trial data, and grants individuals various data protection rights (e.g., the right to erasure of personal data). The EU GDPR imposes a number of obligations on companies, including inter alia: (i) accountability and transparency requirements, and enhanced requirements for obtaining valid consent; (ii) obligations to consider data protection as any new products or services are developed and to limit the amount of personal data processed; and (iii) obligations to implement appropriate technical and organizational measures to safeguard personal data and to report certain personal data breaches to the supervisory authority without undue delay (and no later than 72 hours where feasible). In addition, the EU GDPR prohibits the transfer of personal data from the EEA to the United States and other jurisdictions that the European Commission does not recognize as having “adequate” data protection laws unless a data transfer mechanism has been put in place. In July 2020, the Court of Justice of the EU (the “CJEU”) limited how organizations could lawfully transfer personal data from the EEA to the United States by invalidating the EU-US Privacy Shield for purposes of international transfers and imposing further restrictions on use of the standard contractual clauses (the “SCCs”), including a requirement for companies to carry out a transfer privacy impact assessment, which, among other things, assesses laws governing access to personal data in the recipient country and considers whether supplementary measures that provide privacy protections additional to those provided under SCCs will need to be implemented to ensure an essentially equivalent level of data protection to that afforded in the EEA. The European Commission subsequently issued new SCCs in June 2021 to account for the decision of the CJEU and recommendations made by the European Data Protection Board and which are in turn relatively more onerous. The EU GDPR imposes substantial fines for breaches and violations (up to the greater of €20 million or 4% of consolidated annual worldwide gross revenue), and confers a private right of action on data subjects and consumer associations to lodge complaints with supervisory authorities, seek judicial remedies and obtain compensation for damages resulting from violations of the EU GDPR. Relatedly, following the United Kingdom’s withdrawal from the EU (i.e., Brexit), and the expiry of the Brexit transition period, which ended on December 31, 2020, the EU GDPR has been implemented in the United Kingdom (as the “UK GDPR”). The UK GDPR sits alongside the UK Data Protection Act 2018 which implements certain derogations in the EU GDPR into UK law. Under the UK GDPR, companies not established in the UK but who process personal data in relation to the offering of goods or services to individuals in the UK, or to monitor their behavior will be subject to the UK GDPR, the requirements of which are (at this time) largely aligned with those under the EU GDPR and as such, may lead to similar compliance and operational costs with potential fines of up to £17.5 million or 4% of global turnover.

Compliance with these and any other applicable privacy and data security laws and regulations is a rigorous and time-intensive process, and Kineta may be required to put in place additional mechanisms ensuring compliance with the new data protection rules. Furthermore, the laws are not consistent, and compliance in the event of a widespread data breach is costly. In addition, states are constantly adopting new laws or amending existing laws, requiring attention to frequently changing regulatory requirements. For example, California enacted the California Consumer Privacy Act (the “CCPA”), which took effect on January 1, 2020, became enforceable by the California Attorney General on July 1, 2020, and has been dubbed the first “GDPR-like” law in the United States. The CCPA gives California residents expanded rights to access and delete their personal information, opt out of certain personal information sharing and receive detailed information about how their personal information is used by requiring covered companies to provide new disclosures to California consumers (as that term is broadly defined) and provide such consumers new ways to opt-out of certain sales of personal information. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. Further, the California Privacy Rights Act (the “CPRA”) recently passed in California. The CPRA will impose additional data protection obligations on companies doing business in California, including additional consumer rights processes, limitations on data uses, new audit requirements for higher risk data and opt outs for certain uses of sensitive data. It will also create a new California data protection agency authorized to issue substantive regulations and could result in increased privacy and information security enforcement. The majority of the provisions will go into effect on January 1, 2023, and additional compliance investment and potential business process changes may be required. Although the CCPA currently exempts certain health-related information, including clinical trial data, the CCPA and the CPRA may increase Kineta’s compliance costs and potential liability. Similar laws have been adopted in other states (for example Nevada, Virginia and Colorado) or proposed in other states and at the federal level, and if passed, such laws may have potentially conflicting requirements that would make compliance challenging.

Any actual or perceived failure by Kineta to comply with applicable privacy and data security laws and regulations could result in regulatory investigations, reputational damage, orders to cease/change Kineta’s processing of its data, enforcement notices and/or assessment notices (for a compulsory audit). Kineta may also face civil claims including representative actions and other class action type litigation (where individuals have suffered harm), potentially amounting to significant compensation or damages liabilities, as well as associated costs, diversion of internal resources and reputational harm.

Any future acquisitions, in-licensing or strategic partnerships may increase Kineta’s capital requirements, dilute Kineta’s stockholders, divert Kineta’s management’s attention, cause Kineta to incur debt or assume contingent liabilities and subject Kineta to other risks.

Kineta may engage in various acquisitions and strategic partnerships in the future, including licensing or acquiring complementary products, intellectual property rights, technologies or businesses. Any acquisition or strategic partnership may entail numerous risks, including:

•	increased operating expenses and cash requirements;

•	the assumption of indebtedness or contingent liabilities;

•	the issuance of Kineta’s equity securities which would result in dilution to Kineta’s stockholders;

•	assimilation of operations, intellectual property, products and product candidates of an acquired company, including difficulties associated with integrating new personnel;

•	the diversion of Kineta’s management’s attention from Kineta’s existing product candidates and initiatives in pursuing such an acquisition or strategic partnership;

•	spend substantial operational, financial and management resources in integrating new businesses, technologies and products;

•	retention of key employees, the loss of key personnel and uncertainties in Kineta’s ability to maintain key business relationships;

•	risks and uncertainties associated with the other party to such a transaction, including the prospects of that party and their existing products or product candidates and regulatory approvals; and

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Kineta’s inability to generate revenue from acquired intellectual property, technology and/or products sufficient to meet Kineta’s objectives or even to offset the associated transaction and maintenance costs.

In addition, if Kineta undertakes such a transaction, Kineta may incur large one-time expenses and acquire intangible assets that could result in significant future amortization expense.

Risks Related to Intellectual Property

If Kineta is unable to obtain and maintain sufficient intellectual property protection for its platform technologies and product candidates, or if the scope of the intellectual property protection is not sufficiently broad, Kineta’s competitors could develop and commercialize products similar or identical to Kineta’s, and Kineta’s ability to successfully commercialize its products may be adversely affected.

Kineta relies upon a combination of patents, know-how and confidentiality agreements to protect the intellectual property related to Kineta’s products and technologies and to prevent third parties from copying and surpassing Kineta’s achievements, thus eroding Kineta’s competitive position in Kineta’s market.

Kineta’s success depends in large part on its ability to obtain and maintain patent protection, know-how and trade secrets for its development platform, product candidates and their uses, as well as Kineta’s ability to operate without infringing the proprietary rights of others. Kineta seeks to protect its proprietary position by filing patent applications in the United States and abroad related to Kineta’s novel discoveries and technologies that are important to Kineta’s business. Kineta cannot guarantee that its pending and future patent applications will result in patents being issued or that issued patents will afford sufficient protection of Kineta’s product candidates or their intended uses against competitors, nor can there be any assurance that the patents issued will not be infringed, designed around, invalidated by third parties, or will effectively prevent others from commercializing competitive technologies, products or product candidates.

Obtaining and enforcing patents is expensive and time-consuming, and Kineta may not be able to file and prosecute all necessary or desirable patent applications or maintain and/or enforce patents that may issue based on Kineta’s patent applications, at a reasonable cost or in a timely manner, including delays as a result of the COVID-19 pandemic impacting Kineta’s or its licensors’ operations. It is also possible that Kineta will fail to identify patentable aspects of Kineta’s research and development results before it is too late to obtain patent protection. Although Kineta enters into non-disclosure and confidentiality agreements with parties who have access to patentable aspects of Kineta’s research and development output, such as Kineta’s employees, corporate collaborators, outside scientific collaborators, contract research organizations, contract manufacturers, consultants, advisors and other third parties, any of these parties may breach these agreements and disclose such results before a patent application is filed, thereby jeopardizing Kineta’s ability to seek patent protection.

Composition of matter patents for biological and pharmaceutical product candidates often provides a strong form of intellectual property protection for those types of products, as such patents provide protection without regard to any method of use. However, Kineta cannot be certain that the claims in its pending patent applications directed to composition of matter of Kineta’s product candidates will be considered patentable by the United States Patent and Trademark Office (the “USPTO”) or by patent offices in foreign countries, or that the claims in any of Kineta’s issued patents will be considered valid and enforceable by courts in the United States or foreign countries. Method of use patents protect the use of a product for the specified method. This type of patent does not prevent a competitor from making and marketing a product that is identical to Kineta’s product for an indication that is outside the scope of the patented method. Moreover, even if competitors do not actively promote their product for Kineta’s targeted indications, physicians may prescribe these products “off-label.” Although off-label prescriptions may infringe or contribute to the infringement of method of use patents, the practice is common and such infringement is difficult to prevent or prosecute.

The patent position of biotechnology and biopharmaceutical companies generally is highly uncertain, involves complex legal, scientific and factual questions and has in recent years been the subject of much litigation, resulting in court decisions, including Supreme Court decisions, which have increased uncertainties as to the ability to enforce patent rights in the future. The standards that the USPTO and its foreign counterparts use to grant patents are not always applied predictably or uniformly. In addition, the laws of foreign countries may not protect Kineta’s rights to the same extent as the laws of the United States, or vice versa.

The patent application process is subject to numerous risks and uncertainties, and there can be no assurance that Kineta or any of its potential future collaborators will be successful in protecting Kineta’s product candidates by obtaining and defending patents. For example, Kineta may not be aware of all third-party intellectual property rights potentially relating to Kineta’s product candidates or their intended uses, and as a result the impact of such third-party intellectual property rights upon the patentability of Kineta’s own patents and patent applications, as well as the impact of such third-party intellectual property upon Kineta’s freedom to operate, is highly uncertain. Patent applications in the United States and other jurisdictions are typically not published until 18 months after filing or, in some cases, not at all. Therefore, Kineta cannot know with certainty whether Kineta was the first to make the inventions claimed in its patents or pending patent applications, or that Kineta was the first to file for patent protection of such inventions. As a result, the issuance, inventorship, scope, validity, enforceability and commercial value of Kineta’s patent rights are highly uncertain. Kineta’s pending patent applications may be challenged in patent offices in the United States and abroad. The issuance of a patent is not conclusive as to its inventorship, ownership, scope, validity or enforceability. Even issued patents may later be found invalid or unenforceable or may be modified or revoked in proceedings instituted by third parties before various patent offices or in courts. For example, Kineta’s pending patent applications may be subject to third-party pre-issuance submissions of prior art to the USPTO or Kineta’s issued patents may be subject to post-grant review proceedings, oppositions, derivations, reexaminations, interference or inter partes review proceedings, in the United States or elsewhere, challenging Kineta’s patent rights or the patent rights of others. An adverse determination in any such challenges may result in loss of exclusivity or in patent claims being narrowed, invalidated, or held unenforceable, in whole or in part, which could limit Kineta’s ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of Kineta’s technology and products. In addition, given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. The degree of future protection for Kineta’s proprietary rights is uncertain. Only limited protection may be available and may not adequately protect Kineta’s rights or permit Kineta to gain or keep any competitive advantage. Any failure to obtain or maintain patent protection with respect to Kineta’s product candidates or their uses could have a material adverse effect on Kineta’s business, financial condition, results of operations and prospects.

In addition to the protection afforded by patents, Kineta relies on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable, processes for which patents are difficult to enforce and any other elements of Kineta’s discovery and development processes that involve proprietary know-how, information or technology that is not covered by patents. Kineta may also rely on trade secret protection as temporary protection for concepts that may be included in a future patent filing. However, trade secret protection will not protect Kineta from innovations that a competitor develops independently of Kineta’s proprietary know how. If a competitor independently develops a technology that Kineta protects as a trade secret and files a patent application on that technology, then Kineta may not be able to patent that technology in the future, may require a license from the competitor to use Kineta’s own know-how, and if the license is not available on commercially viable terms, then Kineta may not be able to launch its product. Although Kineta requires all of its employees to assign their inventions to Kineta, and requires all of its employees, consultants, advisors and any third parties who have access to Kineta’s proprietary know-how, information or technology to enter into confidentiality agreements, Kineta cannot be certain that its trade secrets and other confidential proprietary information will not be disclosed or that competitors will not otherwise gain access to Kineta’s trade secrets or independently develop substantially equivalent information and techniques. Furthermore, the laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the United States. As a result, Kineta may encounter significant problems in protecting and defending its intellectual property both in the United States and abroad. If Kineta is unable to prevent unauthorized material disclosure of its intellectual property to third parties, Kineta will not be able to establish or maintain a competitive advantage in Kineta’s market, and this scenario could materially adversely affect Kineta’s business, financial condition and results of operations.

Intellectual property rights do not necessarily address all potential threats to Kineta’s competitive advantage.

The degree of future protection afforded by Kineta’s intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect Kineta’s business or permit Kineta to maintain its competitive advantage. For example:

•	others may be able to make product candidates that are the same as or similar to Kineta’s but that are not covered by the claims of the patents that Kineta owns or has exclusively licensed;

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Kineta or its licensors or future collaborators might not have been the first to make the inventions covered by the issued patent or pending patent application that Kineta owns or has exclusively licensed;

•	Kineta or its licensors or future collaborators might not have been the first to file patent applications covering certain of Kineta’s inventions;

•	others may independently develop similar or alternative technologies or duplicate any of Kineta’s technologies without infringing Kineta’s intellectual property rights;

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it is possible that noncompliance with the USPTO and foreign governmental patent agencies requirement for a number of procedural, documentary, fee payment and other provisions during the patent process can result in abandonment or lapse of a patent or patent application, and partial or complete loss of patent rights in the relevant jurisdiction;

•	it is possible that Kineta’s pending patent applications will not lead to issued patents;

•	issued patents that Kineta owns or has exclusively licensed may be revoked, modified or held invalid or unenforceable, as a result of legal challenges by Kineta’s competitors;

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Kineta’s competitors might conduct research and development activities in countries where Kineta does not have patent rights and then use the information learned from such activities to develop competitive products for sale in Kineta’s major commercial markets;

•	Kineta may not develop additional proprietary technologies that are patentable;

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Kineta cannot predict the scope of protection of any patent issuing based on Kineta’s patent applications, including whether the patent applications that Kineta owns or in-licenses will result in issued patents with claims directed to Kineta’s product candidates or uses thereof in the United States or in other foreign countries;

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there may be significant pressure on the U.S. government and international governmental bodies to limit the scope of patent protection both inside and outside the United States for disease treatments that prove successful, as a matter of public policy regarding worldwide health concerns;

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countries other than the United States may have patent laws less favorable to patentees than those upheld by U.S. courts, allowing foreign competitors a better opportunity to create, develop and market competing product candidates;

•	the claims of any patent issuing based on Kineta’s patent applications may not provide protection against competitors or any competitive advantages, or may be challenged by third parties;

•	if enforced, a court may not hold that Kineta’s patents are valid, enforceable and infringed;

•	Kineta may need to initiate litigation or administrative proceedings to enforce and/or defend its patent rights which will be costly whether Kineta wins or loses;

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Kineta may choose not to file a patent application in order to maintain certain trade secrets or know-how, and a third party may subsequently file a patent application covering such intellectual property;

•	Kineta may fail to adequately protect and police Kineta’s trademarks and trade secrets; and

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the patents of others may have an adverse effect on Kineta’s business, including if others obtain patents claiming subject matter similar to or improving that covered by Kineta’s patents and patent applications.

Should any of these or similar events occur, they could significantly harm Kineta’s business, results of operations and prospects.

If Kineta fails to comply with its obligations imposed by any intellectual property licenses with third parties that Kineta may need in the future, Kineta could lose rights that are important to its business.

Kineta may in the future require licenses to third-party technology and materials. Such licenses may not be available in the future or may not be available on commercially reasonable terms, or at all, which could have a material adverse effect on Kineta’s business and financial condition. Kineta may rely on third parties from whom it licenses proprietary technology to file and prosecute patent applications and maintain patents and otherwise protect the intellectual property Kineta licenses from them. Kineta may have limited control over these activities or any other intellectual property that may be related to Kineta’s in-licensed intellectual property. For example, Kineta cannot be certain that such activities by these licensors will be conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents and other intellectual property rights. Kineta may have limited control over the manner in which its licensors initiate an infringement proceeding against a third-party infringer of the intellectual property rights, or defend certain of the intellectual property that may be licensed to Kineta. It is possible that the licensors’ infringement proceeding or defense activities may be less vigorous than if Kineta conducts them itself. Even if Kineta acquires the right to control the prosecution, maintenance and enforcement of the licensed and sublicensed intellectual property relating to Kineta’s product candidates, Kineta may require the cooperation of its licensors and any upstream licensor, which may not be forthcoming. Therefore, Kineta cannot be certain that the prosecution, maintenance and enforcement of these patent rights will be in a manner consistent with the best interests of Kineta’s business. If Kineta or its licensor fails to maintain such patents, or if Kineta or its licensor loses rights to those patents or patent applications, the rights Kineta has licensed may be reduced or eliminated and Kineta’s right to develop and commercialize any of its product candidates that are the subject of such licensed rights could be adversely affected. In addition to the foregoing, the risks associated with patent rights that Kineta licenses from third parties will also apply to patent rights Kineta may own in the future. Further, if Kineta fails to comply with its diligence, development and commercialization timelines, milestone payments, royalties, insurance and other obligations under its license agreements, Kineta may lose its patent rights with respect to such agreement, which would affect Kineta’s patent rights worldwide.

Termination of Kineta’s current or any future license agreements would reduce or eliminate Kineta’s rights under these agreements and may result in Kineta having to negotiate new or reinstated agreements with less favorable terms or cause Kineta to lose its rights under these agreements, including Kineta’s rights to important intellectual property or technology. Any of the foregoing could prevent Kineta from commercializing its other product candidates, which could have a material adverse effect on Kineta’s operating results and overall financial condition.

In addition, intellectual property rights that Kineta may in-license in the future may be sublicenses under intellectual property owned by third parties, in some cases through multiple tiers. The actions of Kineta’s licensors may therefore affect Kineta’s rights to use its sublicensed intellectual property, even if Kineta is in compliance with all of the obligations under its license agreements. Should Kineta’s licensors or any of the upstream licensors fail to comply with their obligations under the agreements pursuant to which they obtain the rights that are sublicensed to Kineta, or should such agreements be terminated or amended, Kineta’s ability to develop and commercialize its product candidates may be materially harmed.

Licensing of intellectual property is of critical importance to Kineta’s business and involves complex legal, business and scientific issues. If Kineta breaches its in-license agreements or any of the other agreements under which Kineta acquired, or will acquire, intellectual property rights covering Kineta’s product candidates, Kineta could lose the ability to continue the development and commercialization of the related product.

The licensing of intellectual property is of critical importance to Kineta’s business and to Kineta’s current and future product candidates, and Kineta expects to enter into additional such agreements in the future.

In particular, certain rights to the intellectual property covering Kineta’s product candidates are in-licensed from third parties. Kineta may acquire the rights to the intellectual property covering future product candidates from other third-party licensors.

If Kineta fails to meet its obligations under any of its in-license agreements, then the licensor may terminate the license agreement. If one of Kineta’s material in-license agreements is terminated, Kineta will lose the right to continue to develop and commercialize the product candidate(s) covered by such in-license agreement. While Kineta would expect to exercise all rights and remedies available to it, including seeking to cure any breach by Kineta, and otherwise seek to preserve Kineta’s rights under its in-license agreements, Kineta may not be able to do so in a timely manner, at an acceptable cost or at all.

In the future, Kineta may need to obtain additional licenses of third-party technology that may not be available to it or are available only on commercially unreasonable terms, and which may cause Kineta to operate its business in a more costly or otherwise adverse manner that was not anticipated.

Kineta currently owns or has the exclusive or non-exclusive rights to intellectual property directed to Kineta’s product candidates and other proprietary technologies, including Kineta’s development platform. Other pharmaceutical companies and academic institutions may also have filed or are planning to file patent applications potentially relevant to Kineta’s business. From time to time, in order to avoid infringing these third-party patents, Kineta may be required to license technology from additional third parties to further develop or commercialize Kineta’s product candidates. Should Kineta be required to obtain licenses to any third-party technology, including any such patents required to manufacture, use or sell Kineta’s product candidates, such licenses may not be available to Kineta on commercially reasonable terms, or at all. The inability to obtain any third-party license required to develop or commercialize any of Kineta’s product candidates could cause Kineta to abandon any related efforts, which could seriously harm Kineta’s business and operations.

The licensing or acquisition of third-party intellectual property rights is a competitive area, and several more established companies may pursue strategies to license or acquire third-party intellectual property rights Kineta may consider attractive or necessary. These established companies may have a competitive advantage over Kineta due to their size, capital resources and greater clinical development and commercialization capabilities. In addition, companies that perceive Kineta to be a competitor may be unwilling to assign or license rights to Kineta. Even if Kineta is able to obtain a license under such intellectual property rights, any such license may be non-exclusive, which may allow Kineta’s competitors to access the same technologies licensed to Kineta.

Moreover, some of Kineta’s owned and in-licensed patents or patent applications or future patents may be co-owned with third parties. If Kineta is unable to obtain an exclusive license to any such third-party co-owners’ interest in such patents or patent applications, such co-owners may be able to license their rights to other third parties, including Kineta’s competitors, and Kineta’s competitors could market competing products and technology. In addition, Kineta may need the cooperation of any such co-owners of Kineta’s patents in order to enforce such patents against third parties, and such cooperation may not be provided to Kineta. Furthermore, Kineta’s owned and in-licensed patents may be subject to a reservation of rights by one or more third parties. Any of the foregoing could have a material adverse effect on Kineta’s competitive position, business, financial conditions, results of operations and prospects.

If Kineta is sued for infringing intellectual property rights of third parties, such litigation could be costly and time consuming and could prevent or delay Kineta from developing or commercializing its product candidates.

Kineta’s commercial success depends, in part, on Kineta’s ability to develop, manufacture, market and sell its product candidates without infringing the intellectual property and other proprietary rights of third parties. Third parties may allege that Kineta has infringed, misappropriated or otherwise violated their intellectual property. Litigation or other legal proceedings relating to intellectual property claims, with or without merit, is unpredictable and generally expensive and time consuming and, even if resolved in Kineta’s favor, is likely to divert significant resources from Kineta’s core business, including distracting Kineta’s technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the market price of Kineta’s common stock. Such litigation or proceedings could substantially increase Kineta’s operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. Kineta may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of Kineta’s competitors may be able to sustain the costs of such litigation or proceedings more effectively than Kineta can because of their greater financial resources and more mature and developed intellectual property portfolios. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on Kineta’s ability to compete in the marketplace. In addition, patent holding companies that focus solely on extracting royalties and settlements by enforcing patent rights may target Kineta.

There is a substantial amount of intellectual property litigation in the biotechnology and pharmaceutical industries, and Kineta may become party to, or threatened with, litigation or other adversarial proceedings regarding intellectual property rights with respect to Kineta’s product candidates. Kineta cannot be certain that its product candidates and other proprietary technologies it may develop will not infringe existing or future patents owned by third parties. Third parties may assert infringement claims against Kineta based on existing or future intellectual property rights. If Kineta is found to infringe a third party’s intellectual property rights, Kineta could be forced, including by court order, to cease developing, manufacturing or commercializing the infringing candidate product or product. Alternatively, Kineta may be required to obtain a license from such third party in order to use the infringing technology and continue developing, manufacturing or marketing the infringing candidate product or product. However, Kineta may not be able to obtain any required license on commercially reasonable terms or at all. Even if Kineta were able to obtain a license, it could be non-exclusive, thereby giving Kineta’s competitors access to the same technologies licensed to Kineta. In addition, Kineta could be found liable for monetary damages, including treble damages and attorneys’ fees if Kineta is found to have willfully infringed a patent. A finding of infringement could prevent Kineta from commercializing its investigational products or force Kineta to cease some of its business operations, which could materially harm Kineta’s business. Claims that Kineta has misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on Kineta’s business.

Kineta cannot guarantee that any of its or its licensors’ patent searches or analyses, including but not limited to the identification of relevant patents, analysis of the scope of relevant patent claims or determination of the expiration of relevant patents, are complete or thorough. Kineta may not be aware of patents that have already been issued and that a third party, for example, a competitor in the fields in which Kineta is developing its product candidates, might assert are infringed by Kineta’s current or future product candidates, including claims to compositions, formulations, methods of manufacture or methods of use or treatment that cover Kineta’s product candidates. It is also possible that patents owned by third parties of which Kineta is aware, but which Kineta does not believe are relevant to Kineta’s product candidates and other proprietary technologies Kineta may develop, could be found to be infringed by Kineta’s product candidate. In addition, because patent applications can take many years to issue, there may be currently pending patent applications that may later result in issued patents that Kineta’s product candidates may infringe. Additionally, pending patent applications that have been published can, subject to certain limitations, be later amended in a manner that could cover Kineta’s product candidates or the use of Kineta’s product candidates. Kineta’s determination of the expiration date of any patent in the United States, Europe or elsewhere that Kineta considers relevant may be incorrect, which may negatively impact Kineta’s ability to develop and market its product candidates.

Kineta’s competitors in both the United States and abroad, many of which have substantially greater resources and have made substantial investments in patent portfolios and competing technologies, may have applied for or obtained or may in the future apply for and obtain, patents that will prevent, limit or otherwise interfere with Kineta’s ability to make, use and sell Kineta’s product candidates. The pharmaceutical and biotechnology industries have produced a considerable number of patents, and it may not always be clear to industry participants, including Kineta, which patents cover various types of products or methods of use. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform. If Kineta were sued for patent infringement, it would need to demonstrate that its product candidates, products or methods either do not infringe the patent claims of the relevant patent or that the patent claims are invalid or unenforceable, and Kineta may not be able to do this. Proving invalidity may be difficult. For example, in the United States, proving invalidity in court requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents, and there is no assurance that a court of competent jurisdiction would invalidate the claims of any such U.S. patent. Even if Kineta were successful in these proceedings, it may incur substantial costs and the time and attention of its management and scientific personnel could be diverted in pursuing these proceedings, which could have a material adverse effect on Kineta’s business and operations. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of Kineta’s confidential information could be compromised by disclosure during litigation. In addition, Kineta may not have sufficient resources to bring these actions to a successful conclusion.

Kineta may choose to challenge the enforceability or validity of claims in a third party’s U.S. patent by requesting that the USPTO review the patent claims in an ex-parte re-exam, inter partes review or post-grant review proceedings. These proceedings are expensive and may consume Kineta’s time or other resources. Kineta may choose to challenge a third party’s patent in patent opposition proceedings in the European Patent Office (the “EPO”), or other foreign patent office. The costs of these opposition proceedings could be substantial, and may consume Kineta’s time or other resources. If Kineta fails to obtain a favorable result at the USPTO, the EPO or other patent office then Kineta may be exposed to litigation by a third party alleging that the patent may be infringed by Kineta’s product candidates or proprietary technologies.

Kineta may become involved in lawsuits to protect or enforce its patents or other intellectual property, which could be expensive, time consuming and unsuccessful.

Competitors or other third parties may infringe Kineta’s patents, trademarks or other intellectual property. To counter infringement or unauthorized use, Kineta may be required to file infringement claims, which can be expensive and time consuming and divert the time and attention of Kineta’s management and scientific personnel. Kineta’s pending patent applications cannot be enforced against third parties practicing the technology claimed in such applications unless and until a patent issues from such applications. Any claims Kineta asserts against perceived infringers could provoke these parties to assert counterclaims against Kineta alleging that Kineta infringes their patents, in addition to counterclaims asserting that Kineta’s patents are invalid or unenforceable, or both. In patent litigation in the United States, defendant counterclaims alleging invalidity or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, non-enablement or insufficient written description. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO or made a misleading statement during prosecution. The outcome following legal assertions of invalidity and unenforceability is unpredictable. In any patent infringement proceeding, there is a risk that a court will decide that a patent of Kineta’s is invalid or unenforceable, in whole or in part, and that Kineta does not have the right to stop the other party from using the invention at issue. There is also a risk that, even if the validity of such patents is upheld, the court will construe the patent’s claims narrowly or decide that Kineta does not have the right to stop the other party from using the invention at issue on the grounds that Kineta’s patent claims do not cover the invention, or decide that the other party’s use of Kineta’s patented technology falls under the safe harbor to patent infringement under 35 U.S.C. §271(e)(1). An adverse outcome in a litigation or proceeding involving Kineta’s patents could limit Kineta’s ability to assert its patents against those parties or other competitors and may curtail or preclude Kineta’s ability to exclude third parties from making and selling similar or competitive products. Any of these occurrences could adversely affect Kineta’s competitive business position, business prospects and financial condition. Similarly, if Kineta asserts trademark infringement claims, a court may determine that the marks Kineta has asserted are invalid or unenforceable, or that the party against whom Kineta has asserted trademark infringement has superior rights to the marks in question. In this case, Kineta could ultimately be forced to cease use of such trademarks.

Even if Kineta establishes infringement, the court may decide not to grant an injunction against further infringing activity and instead award only monetary damages, which may or may not be an adequate remedy. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of Kineta’s confidential information could be compromised by disclosure during litigation. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of shares of Kineta’s common stock. Moreover, Kineta cannot assure you that it will have sufficient financial or other resources to file and pursue such infringement claims, which typically last for years before they are concluded. Even if Kineta ultimately prevails in such claims, the monetary cost of such litigation and the diversion of the attention of Kineta’s management and scientific personnel could outweigh any benefit Kineta receives as a result of the proceedings.

Because of the expense and uncertainty of litigation, Kineta may not be in a position to enforce its intellectual property rights against third parties.

Because of the expense and uncertainty of litigation, Kineta may conclude that even if a third party is infringing Kineta’s issued patent, any patents that may be issued as a result of Kineta’s pending or future patent applications or other intellectual property rights, the risk-adjusted cost of bringing and enforcing such a claim or action may be too high or not in the best interest of Kineta or its stockholders. In such cases, Kineta may decide that the more prudent course of action is to simply monitor the situation or initiate or seek some other non-litigious action or solution.

Kineta may be subject to claims that its employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties.

Kineta employs and may employ individuals who were previously employed at other biotechnology or pharmaceutical companies, including Kineta’s competitors or potential competitors. Although Kineta tries to ensure that its employees, consultants and advisors do not use the proprietary information or know-how of others in their work for Kineta, Kineta may be subject to claims that it or its employees, consultants, or independent contractors have inadvertently or otherwise used or disclosed confidential information of Kineta’s employees’ former employers or other third parties. Kineta may also be subject to claims that former employers or other third parties have an ownership interest in Kineta’s future patents. Litigation may be necessary to defend against these claims. If Kineta fails in defending any such claims, in addition to paying monetary damages, Kineta may lose valuable intellectual property rights or personnel. There is no guarantee of success in defending these claims, and even if Kineta is successful, litigation could result in substantial cost and be a distraction to Kineta’s management and other employees.

Changes in patent law in the United States and other jurisdictions could diminish the value of patents in general, thereby impairing Kineta’s ability to protect its product candidates.

As is the case with other biopharmaceutical companies, Kineta’s success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biopharmaceutical industry involves both technological and legal complexity and is therefore costly, time consuming and inherently uncertain. Changes in either the patent laws or interpretation of the patent laws in the United States could increase the uncertainties and costs, and may diminish Kineta’s ability to protect its inventions, obtain, maintain and enforce its intellectual property rights and, more generally, could affect the value of its intellectual property or narrow the scope of Kineta’s owned and licensed patents. Patent reform legislation in the United States and other countries, including the Leahy-Smith America Invents Act (the “Leahy-Smith Act”), signed into law on September 16, 2011, could increase those uncertainties and costs surrounding the prosecution of Kineta’s patent applications and the enforcement or defense of Kineta’s issued patents. The Leahy-Smith Act includes a number of significant changes to U.S. patent law. These include provisions that affect the way patent applications are prosecuted, redefine prior art and provide more efficient and cost-effective avenues for competitors to challenge the validity of patents. These include allowing third-party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent by USPTO administered post-grant proceedings, including post-grant review, inter partes review and derivation proceedings. Further, because of a lower evidentiary standard in these USPTO post-grant proceedings compared to the evidentiary standard in United States federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO procedures to invalidate Kineta’s patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. Thus, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of Kineta’s patent applications and the enforcement or defense of Kineta’s issued patents, all of which could have a material adverse effect on Kineta’s business, financial condition, results of operations and prospects.

After March 2013, under the Leahy-Smith Act, the United States transitioned to a first inventor to file system in which, assuming that the other statutory requirements are met, the first inventor to file a patent application will be entitled to the patent on an invention regardless of whether a third-party was the first to invent the claimed invention. A third party that files a patent application in the USPTO after March 2013, but before Kineta files an application covering the same invention, could therefore be awarded a patent covering an invention of Kineta’s even if Kineta had made the invention before it was made by such third party. This will require Kineta to be cognizant going forward of the time from invention to filing of a patent application, but circumstances could prevent Kineta from promptly filing patent applications on its inventions. Since patent applications in the United States and most other countries are confidential for a period of time after filing or until issuance, Kineta cannot be certain that it or its licensors were the first to either (i) file any patent application related to Kineta’s product candidates and other proprietary technologies Kineta may develop or (ii) invent any of the inventions claimed in Kineta’s or its licensor’s patents or patent applications. Even where Kineta has a valid and enforceable patent, Kineta may not be able to exclude others from practicing the claimed invention where the other party can show that they used the invention in commerce before Kineta’s filing date. Thus the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of Kineta’s patent applications and the enforcement or defense of Kineta’s issued patents, all of which could have a material adverse effect on Kineta’s business, financial condition, results of operations and prospects.

In addition, the patent positions of companies in the development and commercialization of biologics and pharmaceuticals are particularly uncertain. The U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. Depending on future actions by the U.S. Congress, the U.S. courts, the USPTO and the relevant law-making bodies in other countries, the laws and regulations governing patents could change in unpredictable ways that would weaken Kineta’s ability to obtain new patents or to enforce Kineta’s existing patents and patents that Kineta might obtain in the future. For example, in the 2013 case Assoc. for Molecular Pathology v. Myriad Genetics, Inc., the U.S. Supreme Court held that certain claims to DNA molecules are not patentable. While Kineta does not believe that any of the patents owned or licensed by it will be found invalid based on this decision, Kineta cannot predict how future decisions by the courts, the U.S. Congress or the USPTO may impact the value of Kineta’s patents.

Obtaining and maintaining patent protection depends on compliance with various procedural, document submissions, fee payment and other requirements imposed by governmental patent agencies, and Kineta’s patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuities fees and various other governmental fees on patents and/or patent applications are due to be paid to the USPTO and foreign patent agencies in several stages over the lifetime of the patent and/or patent application. The USPTO and various foreign governmental patent agencies also require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse, including due to the effect of the COVID-19 pandemic on Kineta or its patent maintenance vendors, can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. If Kineta fails to maintain the patents and patent applications covering its product candidates, Kineta’s competitive position would be adversely affected.

Patent terms may be inadequate to protect Kineta’s competitive position on its product candidates for an adequate amount of time.

The term of any individual patent depends on applicable law in the country where the patent is granted. In the United States, provided all maintenance fees are timely paid, a patent generally has a term of 20 years from its application filing date or earliest claimed non-provisional filing date. Extensions may be available under certain circumstances, but the life of a patent and, correspondingly, the protection it affords is limited. Even if Kineta or its licensors obtain patents covering Kineta’s product candidates, when the terms of all patents covering a product expire, Kineta’s business may become subject to competition from competitive medications, including generic medications. Given the amount of time required for the development, testing and regulatory review and approval of new product candidates, patents protecting such candidates may expire before or shortly after such candidates are commercialized. As a result, Kineta’s owned and licensed patent portfolio may not provide Kineta with sufficient rights to exclude others from commercializing products similar or identical to Kineta’s.

If Kineta does not obtain patent term extension in the United States under the Drug Price Competition and Patent Term Restoration Act of 1984 (the “Hatch-Waxman Act”) and in foreign countries under similar legislation, thereby potentially extending the term of marketing exclusivity for its product candidates, Kineta’s business may be harmed.

In the United States, a patent that covers an FDA-approved drug or biologic may be eligible for a term extension designed to restore the period of the patent term that is lost during the premarket regulatory review process conducted by the FDA. Depending upon the timing, duration and conditions of FDA marketing approval of Kineta’s product candidates, one or more of Kineta’s U.S. patents may be eligible for limited patent term extension under the Hatch-Waxman Act, which permits a patent term extension of up to five years for a patent covering an approved product as compensation for effective patent term lost during product development and the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval, and only claims covering such approved drug product, a method for using it or a method for manufacturing it may be extended. In Europe, Kineta’s product candidates may be eligible for term extensions based on similar legislation. In either jurisdiction, however, Kineta may not receive an extension if it fails to apply within applicable deadlines, fails to apply prior to expiration of relevant patents or otherwise fails to satisfy applicable requirements. Even if Kineta is granted such extension, the duration of such extension may be less than Kineta’s request. If Kineta is unable to obtain a patent term extension, or if the term of any such extension is less than Kineta’s request, the period during which Kineta can enforce its patent rights for that product will be in effect shortened and Kineta’s competitors may obtain approval to market competing products sooner. The resulting reduction of years of revenue from applicable products could be substantial.

Kineta enjoys only limited geographical protection with respect to certain patents and Kineta may not be able to protect its intellectual property rights throughout the world.

Filing, prosecuting and defending patents covering Kineta’s product candidates in all countries throughout the world would be prohibitively expensive, and even in countries where Kineta has sought protection for its intellectual property, such protection can be less extensive than those in the United States. The requirements for patentability may differ in certain countries, particularly developing countries, and the breadth of patent claims allowed can be inconsistent. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. In-licensing patents covering Kineta’s product candidates in all countries throughout the world may similarly be prohibitively expensive, if such opportunities are available at all. And in-licensing or filing, prosecuting and defending patents even in only those jurisdictions in which Kineta develops or commercializes its product candidates may be prohibitively expensive or impractical. Competitors may use Kineta’s and its licensors’ technologies in jurisdictions where Kineta has not obtained patent protection or licensed patents to develop their own products and, further, may export otherwise infringing products to territories where Kineta and its licensors have patent protection, but where enforcement is not as strong as that in the United States or Europe. These products may compete with Kineta’s product candidates, and Kineta or its licensors’ patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

The laws of some jurisdictions do not protect intellectual property rights to the same extent as the laws or regulations in the United States and Europe, and many companies have encountered significant difficulties in protecting and defending proprietary rights in such jurisdictions. Moreover, the legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets or other forms of intellectual property, particularly those relating to biotechnology products, which could make it difficult for Kineta to prevent competitors in some jurisdictions from marketing competing products in violation of Kineta’s proprietary rights generally. Proceedings to enforce Kineta’s patent rights in foreign jurisdictions, whether or not successful, are likely to result in substantial costs and divert Kineta’s efforts and attention from other aspects of its business, and additionally could put at risk Kineta’s or its licensors’ patents of being invalidated or interpreted narrowly, could increase the risk of Kineta’s or its licensors’ patent applications not issuing, or could provoke third parties to assert claims against Kineta. Kineta may not prevail in any lawsuits that it initiates, while damages or other remedies may be awarded to the adverse party, which may be commercially significant. If Kineta prevails, damages or other remedies awarded to Kineta, if any, may not be commercially meaningful. Accordingly, Kineta’s efforts to enforce its intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that Kineta develops or licenses. Furthermore, while Kineta intends to protect its intellectual property rights in its expected significant markets, Kineta cannot ensure that it will be able to initiate or maintain similar efforts in all jurisdictions in which Kineta may wish to market its product candidates. Accordingly, Kineta’s efforts to protect its intellectual property rights in such countries may be inadequate, which may have an adverse effect on Kineta’s ability to successfully commercialize its product candidates in all of its expected significant foreign markets. If Kineta or its licensors encounter difficulties in protecting, or are otherwise precluded from effectively protecting, the intellectual property rights important for Kineta’s business in such jurisdictions, the value of these rights may be diminished and Kineta may face additional competition in those jurisdictions.

In some jurisdictions including European countries, compulsory licensing laws compel patent owners to grant licenses to third parties. In addition, some countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If Kineta or any of its licensors are forced to grant a license to third parties under patents relevant to Kineta’s business, or if Kineta or its licensors are prevented from enforcing patent rights against third parties, Kineta’s competitive position may be substantially impaired in such jurisdictions.

Kineta may rely on trade secret and proprietary know-how which can be difficult to trace and enforce and, if Kineta is unable to protect the confidentiality of its trade secrets, its business and competitive position would be harmed.

In addition to seeking patents for some of its technology and current product candidates or any future product candidates, Kineta may also rely on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain its competitive position. Elements of Kineta’s current product candidates or any future product candidates, including processes for their preparation and manufacture, as well as Kineta’s development platform, may involve proprietary know-how, information or technology that is not covered by patents, and thus for these aspects Kineta may consider trade secrets and know-how to be its primary intellectual property. Any disclosure, either intentional or unintentional, by Kineta’s employees, the employees of third parties with whom Kineta shares its facilities or third party consultants and vendors that Kineta engages to perform research, clinical trials or manufacturing activities, or misappropriation by third parties (such as through a cybersecurity breach) of Kineta’s trade secrets or proprietary information could enable competitors to duplicate or surpass Kineta’s technological achievements, thus eroding Kineta’s competitive position in its market.

Trade secrets and know-how can be difficult to protect. Kineta requires its employees to enter into written employment agreements containing provisions of confidentiality and obligations to assign to Kineta any inventions generated in the course of their employment. Kineta enters into written agreements that include confidentiality and intellectual property obligations to protect each party’s property, potential trade secrets, proprietary know-how and information. Kineta further seeks to protect its potential trade secrets, proprietary know-how and information in part by entering into non-disclosure and confidentiality agreements with parties who are given access to them, such as Kineta’s corporate collaborators, outside scientific collaborators, CROs, CMOs, consultants, advisors and other third parties. With Kineta’s consultants, contractors, and outside scientific collaborators, these agreements typically include invention assignment obligations. Despite these efforts, any of these parties may breach the agreements and disclose

Kineta’s proprietary information, including Kineta’s trade secrets, and Kineta may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of Kineta’s trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, Kineta would have no right to prevent them from using that technology or information to compete with Kineta. If any of Kineta’s trade secrets were to be disclosed to or independently developed by a competitor or other third party, Kineta’s competitive position would be harmed.

Kineta may become subject to claims challenging the inventorship or ownership of its patents and other intellectual property.

Kineta may be subject to claims that former employees, collaborators or other third parties have an interest in Kineta’s patents or other intellectual property as an inventor or co-inventor. The failure to name the proper inventors on a patent application can result in the patents issuing thereon being unenforceable. Inventorship disputes may arise from conflicting views regarding the contributions of different individuals named as inventors, the effects of foreign laws where foreign nationals are involved in the development of the subject matter of the patent, conflicting obligations of third parties involved in developing Kineta’s product candidates or as a result of questions regarding co-ownership of potential joint inventions. Litigation may be necessary to resolve these and other claims challenging inventorship and/or ownership. Alternatively, or additionally, Kineta may enter into agreements to clarify the scope of its rights in such intellectual property. If Kineta fails in defending any such claims, in addition to paying monetary damages, Kineta may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on Kineta’s business. Even if Kineta is successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Kineta’s licensors may have relied on third-party consultants or collaborators or on funds from third parties, such as the U.S. government, such that Kineta’s licensors are not the sole and exclusive owners of the patents Kineta may in-license in the future. If other third parties have ownership rights or other rights to Kineta’s in-licensed patents, they may be able to license such patents to Kineta’s competitors, and Kineta’s competitors could market competing products and technology. This could have a material adverse effect on Kineta’s competitive position, business, financial conditions, results of operations and prospects.

In addition, while it is Kineta’s policy to require its employees and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to Kineta, Kineta may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that Kineta regards as its own. The assignment of intellectual property rights may not be self-executing, or the assignment agreements may be breached, and Kineta may be forced to bring claims against third parties, or defend claims that they may bring against Kineta, to determine the ownership of what Kineta regards as its intellectual property. Such claims could have a material adverse effect on Kineta’s business, financial condition, results of operations and prospects.

If Kineta’s trademarks and trade names are not adequately protected, then Kineta may not be able to build name recognition in Kineta’s markets of interest and its business may be adversely affected.

Kineta’s current or future trademarks or trade names may be challenged, infringed, circumvented or declared generic or descriptive or determined to be infringing on other marks. Kineta may not be able to protect its rights to these trademarks and trade names or may be forced to stop using these names, which Kineta needs for name recognition by potential partners or customers in Kineta’s markets of interest. During trademark registration proceedings, Kineta may receive rejections of its applications by the USPTO or in other foreign jurisdictions.

Although Kineta would be given an opportunity to respond to those rejections, Kineta may be unable to overcome such rejections. In addition, in the USPTO and in comparable agencies in many foreign jurisdictions, third parties are given an opportunity to oppose pending trademark applications and to seek to cancel registered trademarks. Opposition or cancellation proceedings may be filed against Kineta’s trademarks, and Kineta’s trademarks may not survive such proceedings. If Kineta is unable to establish name recognition based on its trademarks and trade names, Kineta may not be able to compete effectively and Kineta’s business may be adversely affected. Kineta may license its trademarks and trade names to third parties, such as distributors. Although these license agreements may provide guidelines for how Kineta’s trademarks and trade names may be used, a breach of these agreements or misuse of Kineta’s trademarks and trade names by Kineta’s licensees may jeopardize Kineta’s rights in or diminish the goodwill associated with Kineta’s trademarks and trade names.

Moreover, any name Kineta has proposed to use with its product candidate in the United States must be approved by the FDA, regardless of whether Kineta has registered it, or applied to register it, as a trademark. Similar requirements exist in Europe. The FDA typically conducts a review of proposed product names, including an evaluation of potential for confusion with other product names. If the FDA (or an equivalent administrative body in a foreign jurisdiction) objects to any of Kineta’s proposed proprietary product names, Kineta may be required to expend significant additional resources in an effort to identify a suitable substitute name that would qualify under applicable trademark laws, not infringe the existing rights of third parties and be acceptable to the FDA. Furthermore, in many countries, owning and maintaining a trademark registration may not provide an adequate defense against a subsequent infringement claim asserted by the owner of a senior trademark. At times, competitors or other third parties may adopt trade names or trademarks similar to Kineta’s, thereby impeding Kineta’s ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of Kineta’s registered or unregistered trademarks or trade names. If Kineta asserts trademark infringement claims, a court may determine that the marks Kineta has asserted are invalid or unenforceable, or that the party against whom Kineta has asserted trademark infringement has superior rights to the marks in question. In this case, Kineta could ultimately be forced to cease use of such trademarks.

Numerous factors may limit any potential competitive advantage provided by Kineta’s intellectual property rights.

The degree of future protection afforded by Kineta’s intellectual property rights, whether owned or in-licensed, is uncertain because intellectual property rights have limitations and may not adequately protect Kineta’s business, provide a barrier to entry against Kineta’s competitors or potential competitors or permit Kineta to maintain its competitive advantage. Moreover, if a third party has intellectual property rights that cover the practice of Kineta’s technology, Kineta may not be able to fully exercise or extract value from Kineta’s intellectual property rights. The factors that may limit any potential competitive advantage provided by Kineta’s intellectual property rights include:

•	pending patent applications that Kineta owns or licenses may not lead to issued patents;

•	patents, should they issue, that Kineta owns or licenses, may not provide Kineta with any competitive advantages, or may be challenged and held invalid or unenforceable;

•

others may be able to develop and/or practice technology that is similar to Kineta’s technology or aspects of Kineta’s technology but that is not covered by the claims of any of Kineta’s owned or in-licensed patents, should any such patents issue;

•	third parties may compete with Kineta in jurisdictions where Kineta does not pursue and obtain patent protection;

•	Kineta (or its licensors) might not have been the first to make the inventions covered by a pending patent application that Kineta owns or licenses;

•	Kineta (or its licensors) might not have been the first to file patent applications covering a particular invention;

•	others may independently develop similar or alternative technologies without infringing Kineta’s intellectual property rights;

•	Kineta may not be able to obtain and/or maintain necessary licenses on reasonable terms or at all;

•

third parties may assert an ownership interest in Kineta’s intellectual property and, if successful, such disputes may preclude Kineta from exercising exclusive rights, or any rights at all, over that intellectual property;

•	Kineta may not be able to maintain the confidentiality of its trade secrets or other proprietary information;

•	Kineta may not develop or in-license additional proprietary technologies that are patentable; and

•	the patents of others may have an adverse effect on Kineta’s business.

Should any of these events occur, they could significantly harm Kineta’s business and results of operation.

General Risk Factors Related to Kineta

Kineta will incur significantly increased costs as a result of operating as a public company, and its management will be required to devote substantial time to new compliance initiatives.

Kineta began operating as a public company as a result of the Merger. As a public company, Kineta will incur significant legal, accounting and other expenses that it did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as well as rules subsequently implemented by the SEC, and Nasdaq have imposed various requirements on public companies. In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted. There are significant corporate governance and executive compensation related provisions in the Dodd-Frank Act that require the SEC to adopt additional rules and regulations in these areas such as “say on pay” and proxy access. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which Kineta operate its business in ways Kineta cannot currently anticipate. Kineta’s management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase Kineta’s legal and financial compliance costs and will make some activities more time-consuming and costlier. For example, Kineta expects these rules and regulations to make it more difficult and more expensive for Kineta to obtain director and officer liability insurance and Kineta may be required to incur substantial costs to maintain its current levels of such coverage.

Failure to build Kineta’s finance infrastructure and improve its accounting systems and controls could impair Kineta’s ability to comply with the financial reporting and internal controls requirements for publicly traded companies.

As a public company, Kineta operates in an increasingly demanding regulatory environment, which requires Kineta to comply with the Sarbanes-Oxley Act, the regulations of Nasdaq, the rules and regulations of the SEC, expanded disclosure requirements, accelerated reporting requirements and more complex accounting rules. Company responsibilities required by the Sarbanes-Oxley Act include establishing corporate oversight and adequate internal control over financial reporting and disclosure controls and procedures. Effective internal controls are necessary for Kineta to produce reliable financial reports and are important to help prevent financial fraud. Commencing with Kineta’s fiscal year ending the year after the Merger is completed, Kineta must perform system and process evaluation and testing of its internal controls over financial reporting to allow management to report on the effectiveness of Kineta’s internal controls over financial reporting in its Form 10-K filing for that year, as required by Section 404 of the Sarbanes-Oxley Act. Prior to the closing of the Merger, Kineta had never been required to test its internal controls within a specified period and, as a result, Kineta may experience difficulty in meeting these reporting requirements in a timely manner. Further, in connection with the audit of Kineta’s financial statements for the years ended December 31, 2021 and 2020, Kineta and its independent registered public accounting firm identified a material weakness in Kineta’s internal control over financial reporting.

Kineta anticipates that the process of remediating the before mentioned material weakness in its internal control over financial reporting and building its accounting and financial functions and infrastructure will require significant additional professional fees, internal costs and management efforts. Kineta expects that it will need to implement a new internal system to combine and streamline the management of its financial, accounting, human resources and other functions. However, such a system would likely require Kineta to complete many processes and procedures for the effective use of the system or to run its business using the system, which may result in substantial costs. Any disruptions or difficulties in implementing or using such a system could adversely affect Kineta’s controls and harm Kineta’s business. Moreover, such disruption or difficulties could result in unanticipated costs and diversion of management attention. In addition, Kineta may discover weaknesses in its system of internal financial and accounting controls and procedures that could result in a material misstatement of Kineta’s financial statements. Kineta’s internal control over financial reporting will not prevent or detect all errors and all fraud.

If Kineta is not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if Kineta is unable to maintain proper and effective internal controls, Kineta may not be able to produce timely and accurate financial statements. If Kineta cannot provide reliable financial reports or prevent fraud, its business and results of operations could be harmed, investors could lose confidence in Kineta’s reported financial information and Kineta could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities.

Kineta’s disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Upon the completion of the Merger, Kineta became subject to the periodic reporting requirements of the Exchange Act. Kineta designed its disclosure controls and procedures to reasonably assure that information Kineta must disclose in reports it files or submits under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. Kineta believes that any disclosure controls and procedures or internal controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. For example, Kineta’s directors or executive officers could inadvertently fail to disclose a new relationship or arrangement causing Kineta to fail to make any related party transaction disclosures. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in Kineta’s control system, misstatements due to error or fraud may occur and not be detected.

Future changes in financial accounting standards or practices may cause adverse and unexpected revenue fluctuations and adversely affect Kineta’s reported results of operations.

Future changes in financial accounting standards may cause adverse, unexpected revenue fluctuations and affect Kineta’s reported financial position or results of operations. Financial accounting standards in the United States are constantly under review and new pronouncements and varying interpretations of pronouncements have occurred with frequency in the past and are expected to occur again in the future. As a result, Kineta may be required to make changes in its accounting policies. Those changes could affect Kineta’s financial condition and results of operations or the way in which such financial condition and results of operations are reported. Kineta intends to invest resources to comply with evolving standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from business activities to compliance activities.

Changes in tax laws or regulations that are applied adversely to Kineta or its customers may have a material adverse effect on Kineta’s business, cash flow, financial condition or results of operations.

New income, sales, use or other tax laws, statutes, rules, regulations or ordinances could be enacted at any time, which could adversely affect Kineta’s business operations and financial performance. Further, existing tax laws, statutes, rules, regulations, or ordinances could be interpreted, changed, modified, or applied adversely to Kineta. For example, the TCJA enacted many significant changes to the U.S. tax laws. Future guidance from the IRS and other tax authorities with respect to the TCJA may affect Kineta, and certain aspects of the TCJA could be repealed or modified in future legislation. For example, the Coronavirus Aid, Relief, and Economic Security Act modified certain provisions of the TCJA. In addition, it is uncertain if and to what extent various states will conform to the TCJA or any newly enacted federal tax legislation. Changes in corporate tax rates, the realization of net deferred tax assets relating to Kineta’s operations, the taxation of foreign earnings, and the deductibility of expenses under the TCJA or future reform legislation could have a material impact on the value of Kineta’s deferred tax assets, could result in significant one-time charges, and could increase Kineta’s future U.S. tax expense.

In addition, the recent presidential and congressional elections in the United States could also result in significant changes in, and uncertainty with respect to, tax legislation, regulation and government policy directly affecting Kineta and its business. For example, the United States government may enact significant changes to the taxation of business entities including, among others, a permanent increase in the corporate income tax rate, an increase in the tax rate applicable to the global intangible low-taxed income and elimination of certain exemptions, and the imposition of minimum taxes or surtaxes on certain types of income. The likelihood of these changes being enacted or implemented is unclear.

Unstable market and economic conditions may have serious adverse consequences on Kineta’s business, financial condition and stock price.

As a result of the COVID-19 pandemic and actions taken to slow its spread, the global credit and financial markets have experienced extreme volatility and disruptions, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates and uncertainty about economic stability. There can be no assurance that further deterioration in credit and financial markets and confidence in economic conditions will not occur. Kineta’s general business strategy may be adversely affected by any such economic downturn, volatile business environment or continued unpredictable and unstable market conditions. If the current equity and credit markets deteriorate, it may make any necessary debt or equity financing more difficult, more costly and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on Kineta’s growth strategy, financial performance and stock price and could require Kineta to delay or abandon clinical development plans. In addition, there is a risk that one or more of Kineta’s current service providers, manufacturers and other partners may not survive an economic downturn, which could directly affect Kineta’s ability to attain its operating goals on schedule and on budget.

Geopolitical developments, such as the Russian invasion of Ukraine or deterioration in the bilateral relationship between the United States and China, may impact government spending, international trade and market stability, and cause weaker macro-economic conditions. The impact of these developments, including any resulting sanctions, export controls or other restrictive actions that may be imposed against governmental or other entities in, for example, Russia, have in the past contributed and may in the future contribute to disruption, instability and volatility in the global markets, which in turn could adversely impact Kineta’s operations and weaken its financial results. Certain political developments may also lead to uncertainty to regulations and rules that may materially affect Kineta’s business.

Kineta’s internal information technology systems, or those of Kineta’s third-party CROs or other contractors or consultants, may fail or suffer security breaches, loss or leakage of data and other disruptions, which could result in a material disruption of Kineta’s product candidates’ development programs, compromise sensitive information related to Kineta’s business or prevent Kineta from accessing critical information, potentially exposing Kineta to liability or otherwise adversely affecting Kineta’s business.

Kineta is increasingly dependent upon information technology systems, infrastructure and data to operate its business. In the ordinary course of business, Kineta collects, stores and transmits confidential information (including but not limited to intellectual property, proprietary business information and personal information). It is critical that Kineta does so in a secure manner to maintain the confidentiality and integrity of such confidential information. Kineta has also outsourced elements of its operations to third parties, and as a result Kineta manages a number of third-party contractors who have access to Kineta’s confidential information.

Despite the implementation of security measures, given their size and complexity and the increasing amounts of confidential information that they maintain, Kineta’s internal information technology systems and those of its third-party CROs and other contractors and consultants are potentially vulnerable to breakdown or other damage or interruption from service interruptions, system malfunction, natural disasters, terrorism, war and telecommunication and electrical failures, as well as security breaches from inadvertent or intentional actions by Kineta’s employees, contractors, consultants, business partners and/or other third parties, or from cyber-attacks by malicious third parties (including the deployment of harmful malware, ransomware, extortion, account takeover attacks, degradation of service attacks, denial-of-service attacks, “phishing,” or social engineering and other means to affect service reliability and threaten the confidentiality, integrity and availability of information), which may compromise Kineta’s system infrastructure or lead to data leakage. Kineta has technology security initiatives and disaster recovery plans in place to mitigate its risk to these vulnerabilities, but these measures may not be adequately designed or implemented to ensure that Kineta’s operations are not disrupted or that data security breaches do not occur. To the extent that any disruption or security breach were to result in a loss of, or damage to, Kineta’s data or applications, or inappropriate disclosure of confidential or proprietary information, Kineta could incur liability and reputational damage.

Hackers and data thieves are increasingly sophisticated and operate large-scale and complex automated attacks which may remain undetected until after they occur. Kineta cannot assure you that its data protection efforts and its investment in information technology will prevent significant breakdowns, data leakages, breaches in Kineta’s systems or other cyber incidents that could have a material adverse effect upon Kineta’s reputation, business, operations or financial condition. For example, if such an event were to occur and cause interruptions in Kineta’s operations, it could result in a material disruption of Kineta’s programs and the development of its product candidates could be delayed. In addition, the loss of clinical trial data for Kineta’s product candidates could result in delays in Kineta’s marketing approval efforts and significantly increase Kineta’s costs to recover or reproduce the data. Furthermore, significant disruptions of Kineta’s internal information technology systems or security breaches could result in the loss, misappropriation and/or unauthorized access, use or disclosure of, or the prevention of access to, confidential information (including trade secrets or other intellectual property, proprietary business information and personal information), which could result in financial, legal, business and reputational harm to Kineta. Like all businesses, Kineta may be increasingly subject to ransomware or other malware that could significantly disrupt its business operations, or disable or interfere with necessary access to essential data or processes. Numerous recent attacks of this nature have also involved exfiltration and disclosure of sensitive or confidential personal or proprietary information, or intellectual property, when victim companies have not paid the cyber criminals substantial ransom payments. For example, any such event that leads to unauthorized access, use, disclosure, unavailability or compromised integrity of personal or other sensitive or essential information, including personal information regarding Kineta’s clinical trial subjects or employees, could harm Kineta’s reputation directly, compel Kineta to comply with federal and/or state breach notification laws and foreign law equivalents, subject Kineta to mandatory corrective action, increase the costs Kineta incurs to protect against such information security breaches, such as increased investment in technology, render key personnel unable to perform duties or communicate throughout the organization and otherwise subject Kineta to fines and other liability under laws and regulations that protect the privacy and security of personal information, which could result in significant legal and financial exposure and reputational damages that could potentially have an adverse effect on Kineta’s business.

The costs of mitigating cybersecurity risks are significant and are likely to increase in the future. These costs include, but are not limited to, retaining the services of cybersecurity providers; compliance costs arising out of existing and future cybersecurity, data protection and privacy laws and regulations; and costs related to maintaining redundant networks, data backups and other damage-mitigation measures. Kineta also cannot be certain that its existing insurance coverage will continue to be available on acceptable terms or in amounts sufficient to cover the potentially significant losses that may result from a security incident or breach or that the insurer will not deny coverage of any future claim.

Kineta’s operations as a global company subject it to various risks, and Kineta’s failure to manage these risks could adversely affect its business, results of operations, cash flows, financial condition and/or prospects.

Kineta faces significant operational risks as a result of doing business globally, such as:

•	fluctuations in currency exchange rates;

•

potentially adverse tax consequences, including the complexities of foreign value-added tax systems, tax inefficiencies related to Kineta’s corporate structure and potential restrictions on the repatriation of earnings;

•	export restrictions, trade regulations and foreign tax laws;

•	customs clearance and shipping delays;

•	the burdens of complying with a wide variety of foreign laws and different legal standards; and

•	increased financial accounting and reporting burdens and complexities.

If one or more of these risks are realized, it could have a material adverse effect on Kineta’s business, results of operations, cash flows, financial condition and/or prospects.

Kineta or the third parties upon whom it depends may be adversely affected by earthquakes, fires or other natural disasters and Kineta’s business continuity and disaster recovery plans may not adequately protect Kineta from a serious disaster.

If earthquakes, fires, other natural disasters, terrorism and similar unforeseen events beyond Kineta’s control prevent it from using all or a significant portion of its headquarters or other facilities, it may be difficult or, in certain cases, impossible for Kineta to continue its business for a substantial period of time. Kineta does not have a disaster recovery or business continuity plan in place and may incur substantial expenses as a result of the absence or limited nature of Kineta’s internal or third-party service provider disaster recovery and business continuity plans, which could have a material adverse effect on Kineta’s business. In addition, the long-term effects of climate change on general economic conditions and the pharmaceutical manufacturing and distribution industry in particular are unclear, and changes in the supply, demand or available sources of energy and the regulatory and other costs associated with energy production and delivery may affect the availability or cost of goods and services, including raw materials and other natural resources, necessary to run Kineta’s business. Furthermore, certain parties in Kineta’s supply chain are operating from single sites, increasing their vulnerability to natural disasters or other sudden, unforeseen and severe adverse events. If such an event were to affect Kineta’s supply chain, it could have a material adverse effect on Kineta’s ability to conduct its clinical trials, its development plans and business.

Kineta is subject to certain U.S. and foreign anti-corruption, anti-money laundering, export control, sanctions, and other trade laws and regulations. Kineta can face serious consequences for violations.

U.S. and foreign anti-corruption, anti-money laundering, export control, sanctions, and other trade laws and regulations (collectively, “Trade Laws”) prohibit, among other things, companies and their employees, agents, CROs, legal counsel, accountants, consultants, contractors and other partners from authorizing, promising, offering, providing, soliciting, or receiving directly or indirectly, corrupt or improper payments or anything else of value to or from recipients in the public or private sector. Violations of Trade Laws can result in substantial criminal fines and civil penalties, imprisonment, the loss of trade privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm and other consequences. Kineta has direct or indirect interactions with officials and employees of government agencies or government-affiliated hospitals, universities and other organizations. Kineta also expects to continue its non-U.S. activities, which may increase over time. Kineta expects to rely on third parties for research, preclinical studies and clinical trials and/or to obtain necessary permits, licenses, patent registrations and other marketing approvals. Kineta can be held liable for the corrupt or other illegal activities of its personnel, agents, or partners, even if Kineta does not explicitly authorize or have prior knowledge of such activities.

If Kineta or any CMOs and suppliers Kineta engages fail to comply with environmental, health and safety laws and regulations, Kineta could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of Kineta’s business.

Kineta and any CMOs and suppliers it engages are subject to numerous federal, state and local environmental, health and safety laws, regulations and permitting requirements, including those governing laboratory procedures; the generation, handling, use, storage, treatment and disposal of hazardous and regulated materials and wastes; the emission and discharge of hazardous materials into the ground, air and water; and employee health and safety. Kineta’s operations involve the use of hazardous and flammable materials, including chemicals and biological and radioactive materials. Kineta’s operations also produce hazardous waste. Kineta generally contracts with third parties for the disposal of these materials and wastes. Kineta cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from Kineta’s use of hazardous materials, Kineta could be held liable for any resulting damages, and any liability could exceed Kineta’s resources. Under certain environmental laws, Kineta could be held responsible for costs relating to any contamination at third-party facilities. Kineta could also incur significant costs associated with civil or criminal fines and penalties.

Compliance with applicable environmental laws and regulations may be expensive, and current or future environmental laws and regulations may impair Kineta’s research and product development efforts. In addition, Kineta cannot entirely eliminate the risk of accidental injury or contamination from these materials or wastes. Although Kineta maintains workers’ compensation insurance to cover it for costs and expenses it may incur due to injuries to its employees resulting from the use of hazardous materials, this insurance may not provide adequate coverage against potential liabilities. Kineta does not carry specific biological or hazardous waste insurance coverage, and Kineta’s property, casualty and general liability insurance policies specifically exclude coverage for damages and fines arising from biological or hazardous waste exposure or contamination. Accordingly, in the event of contamination or injury, Kineta could be held liable for damages or be penalized with fines in an amount exceeding its resources, and Kineta’s clinical trials or regulatory approvals could be suspended, which could have a material adverse effect on Kineta’s business, financial condition, results of operations and prospects.

In addition, Kineta may incur substantial costs in order to comply with current or future environmental, health and safety laws, regulations and permitting requirements. These current or future laws, regulations and permitting requirements may impair Kineta’s research, development or production efforts. Failure to comply with these laws, regulations and permitting requirements also may result in substantial fines, penalties or other sanctions or business disruption, which could have a material adverse effect on Kineta’s business, financial condition, results of operations and prospects.

Any third-party CMOs and suppliers Kineta engages will also be subject to these and other environmental, health and safety laws and regulations. Liabilities they incur pursuant to these laws and regulations could result in significant costs or an interruption in operations, which could have a material adverse effect on Kineta’s business, financial condition, results of operations and prospects.

Risks Related to Kineta’s Common Stock

The price of Kineta’s common stock may be volatile or may decline regardless of its operating performance.

The trading price of the common stock will be volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond Kineta’s control. These factors include:

•	actual or anticipated fluctuations in operating results;

•	failure to meet or exceed financial estimates and projections of the investment community or that Kineta provides to the public;

•	issuance of new or updated research or reports by securities analysts or changed recommendations for the industry in general;

•	announcements of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

•	operating and share price performance of other companies in the industry or related markets;

•	the timing and magnitude of investments in the growth of the business;

•	actual or anticipated changes in laws and regulations;

•	additions or departures of key management or other personnel;

•	increased labor costs;

•	disputes or other developments related to intellectual property or other proprietary rights, including litigation;

•	the ability to market new and enhanced solutions on a timely basis;

•	sales of substantial amounts of common stock by Kineta’s directors, executive officers or significant stockholders or the perception that such sales could occur;

•	changes in capital structure, including future issuances of securities or the incurrence of debt; and

•	general economic, political and market conditions.

In addition, the stock market in general, and the stock prices of bio-pharmaceutical and biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of common stock, regardless of actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources.

Kineta does not intend to pay cash dividends in the foreseeable future.

Kineta currently intends to retain any future earnings to fund the growth of its business. Any determination to pay dividends in the future will be at the discretion of the Board of Directors of Kineta (the “Board”) and will depend on Kineta’s financial condition, operating results, capital requirements, general business conditions and other factors that the Board may deem relevant. As a result, capital appreciation, if any, of Kineta’s common stock will be the sole source of gain for the foreseeable future.

Kineta’s amended and restated bylaws contain exclusive forum provisions, which may limit a stockholder’s ability to bring a claim in a judicial forum it finds favorable and may discourage lawsuits with respect to such claims.

Kineta’s fourth amended and restated bylaws provide that, unless Kineta consents in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law (1) any derivative action or proceeding brought on Kineta’s behalf; (2) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of Kineta’s current or former directors, officers or other employees to Kineta or its stockholders; (3) any action or proceeding asserting a claim against Kineta or any of its current or former directors, officers, employees arising out of or pursuant to any provision of the DGCL, Kineta’s amended and restated certificate of incorporation or Kineta’s amended and restated bylaws (each as may be amended from time to time); (4) any action or proceeding to interpret, apply, enforce or determine the validity of Kineta’s amended and restated certificate of incorporation or Kineta’s amended and restated bylaws (including any right, obligation, or remedy thereunder); (5) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (6) any action or proceeding asserting a claim against Kineta or any director, officer or other employee, governed by the internal affairs doctrine (the “Delaware Forum Provision”). The Delaware Forum Provision will not apply to any causes of action arising under the Securities Act, the Exchange Act or for which the federal courts have exclusive jurisdiction.

Kineta’s fourth amended and restated bylaws further provide that, unless Kineta consents in writing to an alternative forum, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (the “Federal Forum Provision”). In addition, Kineta’s fourth amended and restated bylaws provide that any person or entity holding, owning or otherwise acquiring any interest in shares of Kineta’s capital stock is deemed to have notice of and consented to the foregoing Delaware Forum Provision and the Federal Forum Provision.

The Delaware Forum Provision and the Federal Forum Provision may impose additional litigation costs on stockholders in pursuing the claims identified above, particularly if the stockholders do not reside in or near the State of Delaware. Additionally, the Delaware Forum Provision and the Federal Forum Provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Kineta or its directors, officers or other employees, which may discourage such lawsuits against Kineta and its directors, officers and other employees. Alternatively, if a court were to find the Delaware Forum Provision and the Federal Forum Provision to be inapplicable or unenforceable in an action, Kineta may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect Kineta’s business and financial condition. The Court of Chancery of the State of Delaware may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to Kineta than its stockholders.

Kineta may issue a substantial number of additional shares of common stock under an employee incentive plan. Any such issuances would dilute the interest of Kineta’s stockholders and likely present other risks.

Kineta may issue additional shares of common stock under an employee incentive plan. The issuance of additional common stock:

•	may significantly dilute the equity interests of Kineta’s investors;

•

could cause a change in control if a substantial number of shares of common stock are issued, which may affect, among other things, Kineta’s ability to use its NOL carry forwards, if any, and could result in the resignation or removal of Kineta’s present officers and directors; and

•	may adversely affect prevailing market prices for the common stock.

An active trading market for Kineta’s common stock may not be sustained.

Although Kineta’s common stock is listed on The Nasdaq Capital Market, an active trading market for Kineta’s shares may never be sustained. If an active market for Kineta’s common stock is not sustained, it may be difficult for you to sell shares you purchased without depressing the market price for the shares, or at all.

An inactive trading market may also impair Kineta’s ability to raise capital to continue to fund operations by selling additional shares and may impair Kineta’s ability to acquire other companies or technologies by using its shares as consideration.

Kineta’s failure to meet the continued listing requirements of Nasdaq could result in a delisting of its common stock.

If Kineta’s fail to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist its common stock. Such a delisting would likely have a negative effect on the price of Kineta’s common stock and would impair Kineta’s stockholders’ ability to sell or purchase its common stock when they wish to do so. Delisting of Kineta’s common stock could depress Kineta’s stock price, substantially limit liquidity of Kineta’s common stock and materially adversely affect Kineta’s ability to raise capital on terms acceptable to Kineta, or at all. Further, delisting of the common stock would likely result in the common stock becoming a “penny stock” under the Exchange Act. In the event of non-compliance with the continued listing requirements or the delisting of Kineta’s common stock, Kineta can provide no assurance that any action taken by Kineta to restore compliance with listing requirements would allow its common stock to become listed again, stabilize the market price or improve the liquidity of its common stock, prevent its common stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

Future sales of shares by existing stockholders and future exercise of registration rights may adversely affect the market price of Kineta’s common stock.

Sales of a substantial number of shares of Kineta’s common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of Kineta’s common stock and may make it more difficult for you to sell your shares of Kineta’s common stock at a time and price that you deem appropriate. Kineta is unable to predict what effect, if any, sales of its shares in the public market or the availability of shares for sale will have on the market price of its common stock. Moreover, as restrictions on resale end, the market price of Kineta’s shares of common stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

Kineta could be subject to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for Kineta because biotechnology and pharmaceutical companies have experienced significant stock price volatility in recent years. If Kineta faces such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm Kineta’s business.

If securities or industry analysts do not publish or cease publishing research or reports about Kineta, its business or its market, or if they change their recommendations regarding the common stock adversely, the price and trading volume of the common stock could decline.

The trading market for the common stock will be influenced by the research and reports that industry or securities analysts may publish about Kineta, its business, its market or its competitors. If any of the analysts who may cover Kineta change their recommendation regarding the common stock adversely, or provide more favorable relative recommendations about its competitors, the price of the common stock would likely decline. If any analyst who may cover Kineta were to cease their coverage or fail to regularly publish reports on Kineta, we could lose visibility in the financial markets, which could cause the stock price or trading volume of Kineta securities to decline.